SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant [X]

      Filed by a party other than the registrant [   ]

      Check the appropriate box:

      [X]  Preliminary special proxy statement

[]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [   ]  Definitive proxy statement

      [   ]  Definitive additional materials

      [   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

OMEGA HEALTHCARE INVESTORS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X]  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

OMEGA HEALTHCARE INVESTORS, INC.

900 Victors Way, Suite 350

Ann Arbor, Michigan 48108
(734) 887-0200

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
July 13, 2000

To Our Stockholders:

      The enclosed proxy material describes a transaction Omega has negotiated in response to the unprecedented financial difficulty that the long-term care industry has encountered and its impact on Omega. In this transaction, a private investment group has agreed to provide Omega with $100 million in immediate equity capital and up to $100 million in additional equity capital in the near future to fund growth and repay indebtedness. Your approval of our issuance of this capital is a condition to closing of this investment. This infusion of capital is vital to address Omega’s near term liquidity needs, including an aggregate of $130 million in debt maturing in July 2000 and February 2001, and is a condition to the completion of our new bank line of credit.

      I urge you to vote to approve the issuance of $100 million in new Series C Preferred Stock and up to an additional $100 million of Common Stock and additional Series C Preferred. The Board believes this transaction is the best alternative available to address Omega’s current capital needs while at the same time providing a mechanism by which existing stockholders and the new investor can provide growth capital for the future. We have received an opinion from J.P. Morgan, Omega’s financial advisor, confirming that the issuance of securities to the new investor is fair, from a financial point of view, to Omega.

      Omega’s current financial challenges are the byproduct of the unprecedented financial difficulties in the long-term care industry. As I have previously written, the introduction in 1999 of a new Medicare Prospective Payment System for the reimbursement of skilled nursing facilities was implemented with harsh and somewhat unexpected consequences for the long-term care industry. This treatment of the long-term care industry had the immediate effect of forcing many nursing homes in America into financial distress. Ultimately, many of them, including the very largest companies, were forced to seek bankruptcy protection so as to continue to deliver care to the nation’s elderly.

      The wave of bankruptcy filings by large nursing home operators, including our customers, Unison and Allegheny Health Systems in 1998, Sun Healthcare Group and Frontier Group, Inc. in 1999, and Integrated Health Services, RainTree Healthcare Corp. and Mariner Post-Acute Network, Inc. in the first quarter of 2000, have all combined to seriously disrupt the long-term care industry to which we provide capital. This situation has also had the secondary effect of freezing other capital sources, including our access to the bond market and the banks that provide our lines of credit. With debt maturities in July 2000 and February 2001 totaling $130 million and our line of credit maturing in September of this year representing another $127 million in borrowings, these near-term maturities represented significant challenges in the current, tight debt capital market. As a capital provider to the long-term care industry, our balance sheet has always been relatively conservative and our underwriting equally so; but the events of the last year, particularly those in the last three or four months, have been unprecedented and disrupted the orderly capital fundings that in calmer times would be readily available.

      In the face of these events, management initiated discussions with several capital sources to address our near-term liquidity challenges. To resolve this near-term need and position Omega on a sound, stable and positive basis, the Board of Directors on May 11 approved a transaction by which Explorer Holdings, L.P., will make a substantial investment in Omega Series C Preferred Stock. The process of identifying this investor and negotiating the terms of our agreement, as described in the accompanying Proxy Statement, was deliberative and thoughtful. Omega has engaged in extensive deliberations to structure a transaction that meets Omega’s near-term liquidity needs while affording our existing stockholders an opportunity to participate in Omega’s future on the same terms on which Explorer may invest to fund future growth.

      With the resolution of the near-term liquidity issues, we believe Omega will be positioned to withstand additional challenges and, at the same time, be in a position to take advantage of growth opportunities as a number of industry participants restructure. The Explorer investment contemplates that up to $100 million in additional capital will be available to fund potential new investments. As described in the accompanying Proxy Statement, existing stockholders will have the opportunity to subscribe on the same basis as Explorer to fund the growth capital needs of Omega. We also anticipate that, following approval of the proposed investment, our quarterly dividend on Omega Common Stock will recommence in the third quarter of 2000 at the rate of $0.25 per share.

      Details of the Explorer investment and other important information are in the accompanying Proxy Statement. Please read the accompanying Proxy Statement carefully. Your vote is important. The proxy card is enclosed for your use, whether or not you plan to attend the meeting. Please sign, date and mail the proxy card to us promptly in the enclosed envelope. It is important that you return the proxy card whether or not you plan to attend the meeting, so that your shares are properly voted.

      Thank you for your continuing support. I want to assure you that through these trying times, the industrious, intelligent, diligent work of the Omega directors, officers and employees has been devoted to the best interests of Omega and its stockholders.

Very truly,

ESSEL W. BAILEY, JR.
Chairman, President and CEO

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OMEGA HEALTHCARE INVESTORS, INC.

900 Victors Way, Suite 350
Ann Arbor, Michigan 48108
(734) 887-0200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
July 13, 2000

To Our Stockholders:

A Special Meeting of Stockholders of Omega Healthcare Investors, Inc. will be held at Sheraton Inn, 3230 Boardwalk, Petite Ballroom 1, Ann Arbor, Michigan 48103 on Thursday, July 13, 2000, at 10:00 a.m., for the following purposes:

1.	To approve the issuance of shares of Omega’s Series C Preferred and Common Stock pursuant to an investment agreement with Explorer Holdings, L.P.

2.	To approve the Omega Healthcare Investors 2000 Stock Incentive Plan.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Your Board of Directors has fixed the close of business on June 2, 2000 as the record date for the determination of stockholders who are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

We encourage you to attend the Special Meeting. Whether you are able to attend or not, we urge you to cast your vote on the enclosed proxy card FOR the issuance of Series C Preferred and Common Stock to Explorer and FOR the adoption of the Omega Healthcare Investors 2000 Stock Incentive Plan, all as set forth in the attached Proxy Statement. Please sign, date and return the enclosed proxy card promptly in the enclosed envelope. If you attend the Special Meeting, you may vote in person even if you previously have mailed a proxy card.

By order of the Board of Directors

SUSAN ALLENE KOVACH
Corporate Secretary

June   , 2000

Ann Arbor, Michigan

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OMEGA HEALTHCARE INVESTORS, INC.

900 Victors Way, Suite 350

Ann Arbor, Michigan 48108
(734) 887-0200

PROXY STATEMENT

FOR
SPECIAL MEETING OF STOCKHOLDERS
To be Held on July 13, 2000

      The accompanying proxy is solicited by the Board of Directors of Omega Healthcare Investors, Inc. to be voted at the Special Meeting of Stockholders to be held July 13, 2000, and any adjournments of the meeting. It is anticipated that this proxy material will be mailed on or about June   , 2000 to stockholders of record on June 2, 2000.

      A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of Omega (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.

VOTING SECURITIES

      Omega’s outstanding voting securities, as of the June 2, 2000 record date, consisted of 20,129,878 shares of common stock, par value $.10 per share (“Common Stock”). Each holder of record of Common Stock as of the close of business on June 2, 2000 is entitled to notice of and to vote at the Special Meeting or any adjournments thereof. Each holder of shares of Common Stock is entitled to one vote per share on all matters properly brought before the Special Meeting.

VOTING

      The presence at the Special Meeting of shares representing a majority of Omega’s issued and outstanding Common Stock will be necessary to establish a quorum for the conduct of business at the Special Meeting. Each of the proposals to be considered and acted upon at the Special Meeting must be approved by the affirmative vote of a majority of the shares of Common Stock that are cast at the Special Meeting. Brokers holding shares in “street name” may vote the shares only if the beneficial owner provides instructions on how to vote. Brokers will provide beneficial owners instructions on how to direct the brokers to vote the shares. Brokers holding shares for beneficial owners cannot vote on the actions proposed in this Proxy Statement without the beneficial owners’ specific instructions. A so-called “broker non-vote” occurs when a broker, holding Common Stock as nominee, does not receive voting instructions from the beneficial owner. With respect to all matters submitted to stockholders for their consideration, abstentions will be included as shares cast on such proposals, whereas broker non-votes will not be included as part of the total number of votes cast on such proposals since shares represented by broker non-votes are not legally eligible to vote on any matter to which the non-vote relates. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether the stockholders have approved any such proposal. There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

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PROPOSAL 1 — APPROVAL OF THE ISSUANCE OF

SERIES C PREFERRED AND COMMON STOCK
PURSUANT TO THE INVESTMENT AGREEMENT

Description of the Explorer Investment

      On May 11, 2000, Omega announced the execution of definitive documentation with Explorer Holdings, L.P., a private equity investor, pursuant to which Omega may issue and sell up to $200.0 million of its capital stock to Explorer. Initially, we will issue 1.0 million shares of a new series of convertible preferred stock (“Series C Preferred”) for an aggregate purchase price of $100.0 million. The shares of Series C Preferred are initially convertible into 16 million shares of Common Stock representing approximately 44% of all of our Common Stock. The proceeds of this equity investment will be used to address certain liquidity issues facing Omega including the maturity in July 2000 and February 2001 of approximately $130.0 million of indebtedness. The completion of a substantial capital investment in Omega is also a condition to the implementation of our new bank credit facility which will replace our existing bank credit facility that matures in September 2000. Following the equity investment, Explorer has agreed to make available through February 1, 2001, up to an additional $50.0 million in equity capital (the “Liquidity Commitment”) that we can use to address any remaining liquidity issues presented by the $130.0 million of upcoming debt maturities. Any portion of the Liquidity Commitment that we do not use will be available through July 1, 2001 to fund growth (the “Growth Equity Commitment”). Finally, following the investment of the Growth Equity Commitment, Explorer has the option to commit up to an additional $50.0 million in equity capital for a twelve-month period to fund Omega’s future growth (the “Increased Growth Equity Commitment”). Stockholders other than Explorer and its affiliates will be provided the opportunity under certain circumstances to invest on the same terms as Explorer in connection with the Growth Equity and the Increased Growth Equity Commitments in a rights offering to be consummated after the expiration or use of the applicable commitment.

Reasons for the Explorer Investment

      The long-term care industry has experienced unprecedented financial challenges in the recent past which has had an adverse impact on Omega. These challenges are due principally to the introduction in 1999 of the new Medicare Prospective Payment System for the reimbursement of skilled nursing facilities, implementing an acuity based reimbursement system in lieu of the cost based reimbursement system historically used. The immediate effect of PPS was to significantly reduce payments to operators which, in turn, has negatively affected the revenues of Omega’s nursing home facilities and the ability of Omega’s operators to service their capital costs to Omega. These current challenges have forced many nursing home operators in America into financial distress. Ultimately, many of them, including the very largest companies, many of whom are Omega’s customers, were forced to seek bankruptcy protection in order to continue to deliver care to the nation’s elderly.

      The wave of bankruptcy filings by large nursing home operators, including Omega’s customers, Unison and Allegheny Health Systems in 1998, Sun Healthcare Group and Frontier Group, Inc. in 1999, and Integrated Health Services, RainTree Healthcare Corp. and Mariner Post-Acute Network, Inc. in the first quarter of 2000, have all combined to seriously disrupt the long-term care industry to which Omega provides capital. These filings also interrupted the payment of mortgage interest by these operators. Another operator, Advocat, Inc., suspended the payment of rent to Omega during the first quarter of 2000 but has recently reinstated partial payments.

      This situation has also had the secondary effect of freezing other capital sources, including Omega’s access to the bond market and the banks that provide Omega’s lines of credit. The events of the last year, particularly those in the last five months, have been, in management’s opinion, unprecedented and have disrupted the availability of capital that has historically been readily available to Omega. With maturities in July 2000 and February 2001 totaling $130.0 million and Omega’s line of credit maturing in September of this year representing another $127.0 million in borrowings, these near-term maturities represented significant challenges; particularly in the current, tight debt capital market conditions.

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      In the face of these events, in early 2000 management initiated discussions with several capital sources in an attempt to fashion a solution to Omega’s near-term liquidity needs. Management believes that the proceeds of the Explorer investment, coupled with the proceeds from certain recently announced asset sales, will provide Omega with sufficient liquidity to meet the July 2000 and February 2001 debt maturities. In addition, management has recently concluded negotiations with Omega’s banks regarding a new $175.0 million secured bank credit facility, replacing our current $200.0 million unsecured facility that expires in September 2000. A condition to the closing of the new bank facility is that Omega must receive a substantial infusion of equity capital. This condition would be fulfilled by the consummation of the Explorer investment.

      With the resolution of the near-term liquidity issues, management believes that Omega will be positioned to withstand additional challenges and, at the same time, will be in a position to take advantage of growth opportunities as a number of industry participants restructure. To this end, management and your Board of Directors negotiated to obtain as part of the Explorer investment proposal, the Growth Equity and Increased Growth Equity Commitments, representing up to $100.0 million in additional capital to fund future investments. Although there can be no assurance that appropriate future investments will be identified or that any such investments will be available on terms that management deems to be acceptable, to the extent the Growth Equity and Increased Growth Equity Commitments are used, Omega’s then existing stockholders will be provided an opportunity to participate in Omega’s future growth by subscribing in the rights offerings to purchase Common Stock on the same basis as Explorer to fund Omega’s growth capital needs. The proceeds received from the rights offerings will be used to repurchase from Explorer Common Stock issued pursuant to the Growth Equity and Increased Growth Equity Commitments, thereby minimizing the potential dilutive impact of the Explorer investment.

      We also currently anticipate that, following approval of the proposed investment, we will resume quarterly dividend payments on our Common Stock in the third quarter at the rate of $0.25 per share. See “Dividends on Common Stock.”

Summary of Key Terms of Explorer Investment

      The following summary of the material terms of the Explorer investment is subject to, and qualified in its entirety by, the complete text of the Investment Agreement and the other material documents described below. A copy of the Investment Agreement and the other material agreements are attached as Appendix A to this Proxy Statement and are incorporated in this Proxy Statement by reference. You should read the full text of the Explorer agreements because those agreements, and not this Proxy Statement, are the legal documents that govern the investment by Explorer. In the event of any discrepancy between the terms of the Explorer agreements and the following summary, the Explorer agreements will control.

      Investment Agreement. The general terms of Explorer’s investment are set forth in the Investment Agreement. In addition to setting forth the terms on which Explorer will acquire initially the $100.0 million of Series C Preferred, the Investment Agreement also contains provisions pursuant to which Explorer will make available, upon satisfaction of certain conditions, up to $50.0 million to be used to address any liquidity issues Omega presented by the $130 million of debt maturities through February 1, 2001. Any amounts drawn under the Liquidity Commitment will be evidenced by the issuance of additional shares of Series C Preferred with a conversion price equal to the lower of $6.25 or the then fair market value of Omega’s Common Stock. To the extent Omega does not have sufficient funds available to address the February 2001 maturity of certain indebtedness, we are required to utilize the Liquidity Commitment to fund that obligation. See “Conditions.”

      Any amounts of the Liquidity Commitment not utilized by Omega are available to us through July 1, 2001, upon satisfaction of certain conditions, to fund growth. Draws under the Growth Equity Commitment will be evidenced by Common Stock issued at fair market value less a discount to be agreed to by Explorer and Omega that is customary for rights offerings to an issuer’s existing security holders. If we cannot agree on an appropriate discount, the amount of the discount will be 6%. Following the drawing in full of the Growth Equity Commitment or the expiration of that commitment, Explorer will have the option to provide up to an additional $50.0 million to fund growth for a twelve-month period. Draws under the Increased Growth Equity Commitment will be subject to the same conditions as applied to the Growth Equity Commitment and the

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Common Stock so issued will be priced in the same manner described above. We would not be required to draw any funds under the Growth Equity Commitment or Increased Equity Commitment except to the extent we pursue growth investment opportunities that cannot otherwise be funded through existing capital resources or asset sales.

      At July 1, 2001 or when we have used all of the money available under the Growth Equity Commitment, whichever occurs first, we will have the option to engage in a rights offering to all common stockholders other than Explorer and its affiliates. In the rights offering, stockholders will be entitled to acquire their proportionate share of the Common Stock issued in connection with the Growth Equity Commitment at the same price paid by Explorer. Proceeds received from the rights offering will be used to repurchase Common Stock issued to Explorer under the Growth Equity Commitment.

      Upon the first to occur of the drawing in full of the Increased Growth Equity Commitment or twelve months from the date Explorer agrees to fund the Increased Growth Equity Commitment, Omega will have the option to engage in a second rights offering. Stockholders (other than Explorer and its affiliates) will be entitled to acquire their proportionate share of the Common Stock issued in connection with the Increased Growth Equity Commitment at the same price paid by Explorer. Proceeds received in connection with the second rights offering will be used to repurchase Common Stock issued to Explorer under the Increased Growth Equity Commitment.

      If the issuance of stock to Explorer is approved by stockholders, Explorer will have the right to designate four of the nine members of Omega’s Board of Directors and one additional “independent” director acceptable to Omega and Explorer. Explorer has informed us that it intends to designate its director nominees immediately prior to the closing. Election of such individuals to the Omega Board is a condition to the closing. Prior to the closing, Omega will use its best efforts to cause the appropriate number of incumbent directors to resign effective as of the closing and to have the vacancies created by such resignations filled by the Explorer nominees and the new independent director designee. As of the date of this Proxy Statement, neither the Explorer designees nor the “independent” director candidate have been identified.

      The Investment Agreement contains representations, warranties and indemnification provisions customary for a transaction of this nature. The consummation of the contemplated transaction is subject to certain conditions including the completion of the new $175 million secured bank credit facility and employment arrangements with members of Omega’s senior management team, in each case on terms acceptable to Explorer, as well as other customary closing conditions. See “Conditions” and “Arrangements with Management.” We have completed our negotiations with our banks for the new secured credit facility which will replace the existing unsecured credit facility upon its maturity in September 2000 and Explorer has approved the terms of the new bank credit facility. The completion of a substantial capital investment is a condition to the implementation of the new bank credit facility. This condition would be satisfied by Explorer’s investment.

      We have agreed not to solicit or enter into discussions regarding an Alternative Proposal, provided that we may consider an unsolicited proposal that our Board of Directors determines in good faith is reasonably likely to result in a Superior Proposal. We have also agreed to pay Explorer $6.0 million if the transaction is terminated under certain circumstances, including termination in connection with the acceptance of a Superior Proposal. We will be required to pay Explorer the termination fee if an Alternative Proposal results in a transaction within 18 months following termination in several circumstances, including termination due to (1) the failure of stockholder approval or the material breach by Omega of a representation, warranty or covenant combined with the public announcement of an Alternative Proposal prior to the Special Meeting and (2) the failure of the condition to the closing relating to the amendment of Omega’s credit facilities or agreement as to management’s compensation arrangements. The termination fee will also be payable if (1) the Board of Directors approves or recommends an Alternative Proposal or fails to reaffirm its recommendation in favor of the Explorer investment after receiving an Alternative Proposal and a request by Explorer to reaffirm such recommendation, or (2) Omega enters into, or is authorized to enter into, an agreement relating to an Alternative Proposal, or (3) any person acquires beneficial ownership of 10% of Omega’s voting securities and Omega does not limit such ownership pursuant to its charter. Omega has also

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agreed to reimburse Explorer for up to $2.5 million in out-of-pocket expenses, up to $1.0 million of which may be reimbursed prior to closing.

      Stockholders Agreement. In connection with Explorer’s investment, Omega will enter into a Stockholders Agreement with Explorer pursuant to which Explorer will be entitled to designate up to four members of Omega’s Board of Directors depending on the percentage of total voting securities (consisting of Common Stock and Series C Preferred) acquired from time to time by Explorer pursuant to the Investment Agreement. Explorer will be entitled to designate at least one director to Omega’s Board as long as it owns at least 5% of the total voting power of Omega and to approve one “independent” director as long as it owns at least 25% of the shares it acquires at the initial closing (or the Common Stock issued upon conversion thereof). The director designation rights will terminate upon the tenth anniversary of the Stockholders Agreement.

      In addition, Explorer will agree not to transfer any shares of Series C Preferred (or the Common Stock issuable upon conversion of the Series C Preferred) until the first anniversary of Explorer’s initial investment. After July 1, 2001, Explorer will be permitted to transfer its Series C Preferred to certain large institutional investors if either (i) the total amount of voting securities represented by such Series C Preferred does not exceed 9.9% of the total voting power of Omega’s voting securities or (ii) such investor becomes a party to the standstill agreement contained in the Stockholders Agreement. Commencing on the first anniversary of the closing, Explorer will have the right (up to five times) to request Omega to register its shares for resale, subject to customary conditions and limitations on such registration requests. Any transfer of voting securities by Explorer or its affiliates (other than in connection with the exercise of registration rights) is subject to a right of first offer that can be exercised by Omega or any other purchaser that Omega may designate. These transfer restrictions will terminate on the fifth anniversary of Explorer’s initial investment in Omega.

      Pursuant to the standstill provisions in the Stockholders Agreement, Explorer has agreed that until the fifth anniversary of the consummation of Explorer’s initial investment, it will not acquire, without the prior approval of Omega’s Board of Directors, beneficial ownership of any voting securities (other than pursuant to the Liquidity Commitment, the Growth Equity Commitment and the Increased Growth Equity Commitment and additional acquisitions of not more than 5% of Omega’s voting securities). In addition, without the prior approval of Omega’s Board of Directors, Explorer is restricted from soliciting proxies from other Omega stockholders in opposition to a recommendation of the Board of Directors, joining a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to Omega’s securities, depositing Omega securities into a voting trust, or tendering Omega securities in a tender offer involving Omega. In the event that Explorer or its affiliates beneficially own voting securities representing more than 49.9% of Omega’s total voting power, the terms of the Series C Preferred provide that no holder of Series C Preferred shall be entitled to vote any shares of Series C Preferred that would result in such holder, together with its affiliates, voting in excess of 49.9% of the then outstanding voting power of Omega. In addition, shares of Series C Preferred cannot be converted to the extent that such conversion would cause the converting stockholder to beneficially own in excess of 49.9% of the then outstanding voting power of Omega.

      Omega has amended its Stockholders’ Rights Plan to exempt Explorer and any of its transferees that become parties to the standstill as “Acquiring Persons” under such plan. Subsequent acquisitions of voting securities by a transferee of more than 9.9% of voting securities from Explorer are limited to not more than 2% of the total amount of outstanding voting securities in any 12 month period.

      Advisory Agreement.  We have agreed to pay an advisory fee to Explorer if it assists us in connection with the development of our strategic plan, including acquisitions, divestitures and financing matters. The precise nature of the services and the amount of the advisory fee will be mutually agreed upon by Explorer and the independent members of our Board of Directors. Pursuant to the Advisory Agreement, we will also pay directly or reimburse Explorer for its out-of-pocket expenses and will indemnify Explorer and its affiliates from certain losses relating to the advisory services. The Advisory Agreement will terminate upon the mutual consent of the parties or, on or after July 1, 2001, by either party on 60 days prior notice to the other party.

      Miscellaneous.  We have agreed to indemnify Explorer and its affiliates against any losses and expenses that may be incurred as a result of the assertion of claims against Explorer or its affiliates, provided that the conduct of the indemnified parties meets certain required standards. We have also agreed to indemnify the

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individuals that will serve as Omega directors against any losses and expenses that may be incurred as a result of the assertion of claims against such individuals related to the fact that the individual is or was a director, officer, employee or agent of Omega, provided that indemnification is permitted under Maryland law.

Summary of Terms of Series C Preferred

      The terms of the Series C Preferred are set forth in the Articles Supplementary for Series C Convertible Preferred Stock, a copy of which is Exhibit A to the Investment Agreement attached as Appendix A to this Proxy Statement. The following description does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary. You should read the full text of the Articles Supplementary because that document, and not this Proxy Statement, is the legal document that contains the specific rights and preferences of the Series C Preferred to be sold to Explorer. In the event of any discrepancy between the terms of the Articles Supplementary and the following summary, the Articles Supplementary will control.

      Designation and Rank.  The Articles Supplementary authorizes Omega to issue up to 2,000,000 shares of the Series C Preferred, at an original issuance price of $100 per share. However, the number of authorized shares of Series C Preferred may increase automatically in the event Omega pays any dividend in shares of Series C Preferred in accordance with the terms of the Articles Supplementary. See, “— Dividends.” The Series C Preferred will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Omega, rank senior to the Common Stock and to all other equity securities that by their terms rank junior to the Series C Preferred with respect to dividend rights or rights upon liquidation, dissolution or winding up of Omega. However, the Series C Preferred will rank on a parity with Omega’s outstanding Series A and Series B Preferred Stock and any other equity securities that may be issued by Omega that have terms which specifically provide that such equity securities will rank on a parity with the Series C Preferred. The Series C Preferred will rank junior to all existing and future indebtedness of Omega. Any convertible debt securities of Omega will rank senior to the Series C Preferred prior to conversion.

      Dividends.  Holders of shares of the Series C Preferred are entitled to receive dividends at the greater of (i) 10% per annum of the liquidation preference (as discussed below) per share (which is equivalent to a fixed annual amount of $10.00 per share) and (ii) the amount per share paid by Omega on its Common Stock based on the number of shares of Common Stock into which the shares of Series C Preferred are then convertible. Assuming that quarterly dividends on Omega’s Common Stock are recommenced at the rate of $0.25 per share, each share of Series C Preferred would receive a quarterly dividend of $4.00 or an annual dividend of $16.00. See, “Dividends on Common Stock.” Dividends on each share of the Series C Preferred shall be cumulative commencing from the date of issuance. Dividends are payable in arrears for each dividend period ended July 31, October 31, January 31 and April 30 on or before the relevant dividend payment date, which will be the 15th day of August, November, February and May of each year. The first dividend will be paid on November 15, 2000, with respect to the period commencing on the date of first issuance of Series C Preferred and ending on October 31, 2000. Any dividend payable on shares of the Series C Preferred for any partial period will be prorated for the partial period based on the actual number of days elapsed (commencing with and including the date of issuance of such shares through the end of the dividend period).

      For any dividend period ending prior to February 1, 2001, dividends will be payable, at the election of the Board of Directors, (i) by the issuance as of the relevant dividend payment date of additional shares of Series C Preferred having an aggregate liquidation preference equal to the amount of such accrued dividends or (ii) in cash. In the event that dividends are paid in additional shares of Series C Preferred, the number of authorized shares of Series C Preferred will be deemed, without further action, to be increased by the number of shares so issued. For any dividend period ending after February 1, 2001, dividends will be payable in cash.

      Dividends on shares of Series C Preferred will not be declared by the Board of Directors if the terms of any agreement to which Omega is a party, including any agreement relating to our indebtedness, prohibits the declaration or payment of dividends on the Series C Preferred. However, in that case dividends on the Series C Preferred will accrue and dividends on the Series C Preferred will also accrue whether or not Omega has earnings or other funds legally available for the payment of such dividends. Accrued but unpaid dividends on the Series C Preferred will not bear interest. Except as set forth in the next sentence, no dividends will be

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declared or paid or set apart for payment on any Omega capital stock or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series C Preferred (other than a dividend in shares of Omega’s Common Stock or in shares of any other class of stock ranking junior to the Series C Preferred as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred for all past dividend periods and the then current dividend period. When dividends are not paid in full upon the Series C Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series C Preferred, all dividends declared upon the Series C Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series C Preferred shall be declared pro rata.

      Unless full cumulative dividends on the Series C Preferred have been or contemporaneously are declared in full, no dividends (other than certain dividends payable in Omega’s capital stock) may be declared or paid upon the Common Stock, except for certain limited exceptions such as dividends paid for the purpose of preserving Omega’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Any dividend payment made on shares of the Series C Preferred will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

      Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Omega, the holders of shares of Series C Preferred are entitled to be paid the liquidation preference out of the assets of Omega legally available for distribution to its stockholders before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of Omega that ranks junior to the Series C Preferred as to liquidation rights. Omega must provide the holders of Series C Preferred written notice of any event triggering the right to receive the liquidation preference. After payment of the full amount of the liquidation preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series C Preferred will have no right or claim to any of the remaining assets of Omega. The consolidation or merger of Omega with or into any other corporation, trust or entity or of any other corporation with or into Omega in a manner that constitutes a change in control, or the sale, lease or conveyance of all or substantially all of the property or business of Omega, shall be deemed to constitute a liquidation, dissolution or winding up of Omega. “Liquidation preference” measured per share of Series C Preferred, means an amount equal to the original issue price (expected to be $100 per share), plus any accrued but unpaid dividends.

      Redemption.  The Series C Preferred is not redeemable subject, however, to certain provisions of the Articles Supplementary.

      Voting Rights.  Each holder of shares of Series C Preferred will be entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Series C Preferred held by such holder could then be converted. The holders of Series C Preferred will vote together as a single class with holders of Common Stock, except as expressly required by law. The holders of Series C Preferred will have no separate class or series vote on any matter except as expressly required by law or as otherwise set forth in the Articles Supplementary.

      Whenever dividends on any shares of Series C Preferred are in arrears for four or more dividend periods, the number of directors then constituting the Board of Directors will be increased, if necessary, by such number that would, if such number were added to the number of directors already designated by the holders of the Series C Preferred (whether pursuant to the Stockholders Agreement or otherwise), constitute a majority of the Board of Directors. The holders of such shares of Series C Preferred (voting separately as a class with all other series of preferred stock ranking on a parity with the Series C Preferred as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable) will be entitled to vote separately as a class to elect the additional preferred stock directors until such time as all dividends accumulated on such shares of Series C Preferred and any preferred stock that ranks on a parity with the Series C Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid at which time the additional preferred stock directors are required to resign. In any election of additional preferred stock directors, each holder of shares of Series C Preferred or shares of preferred stock that ranks on a parity with the Series C Preferred will be entitled to one vote for each $1.00 amount of liquidation preference attributable to the shares of preferred stock held.

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      So long as any shares of Series C Preferred remain outstanding, Omega will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred outstanding at the time, voting separately as a class together with any other classes of preferred stock adversely affected in the same manner, amend, alter or repeal the provisions of Omega’s charter or the Articles Supplementary, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred, including the creation of any series of preferred stock ranking senior to the Series C Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, but not including the creation or issuance of preferred stock ranking on a parity with the Series C Preferred.

      The Articles Supplementary also provide that no holder of Series C Preferred shall be entitled to vote any shares of Series C Preferred that would result in such holder and any of its affiliates or any group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of which any of them is a member voting in excess of 49.9% of Omega’s then-outstanding voting stock. This provision does not apply to situations when the Series C Preferred is entitled to vote separately as a class. “Voting stock” means any shares of Omega’s capital stock that have the power to vote for the election of directors.

      Conversion.  The holders of Series C Preferred have the following conversion rights:

Optional Conversion. Subject to certain limitations on conversion set forth in the Articles Supplementary, each share of Series C Preferred (including all accrued and unpaid dividends thereon) may be converted at any time into Common Stock.

Conversion Price. Subject to certain limitations on conversion set forth in the Articles Supplementary, each share of Series C Preferred may be converted into the number of shares of Common Stock as is equal to the quotient obtained by dividing the original issue price for such share by the conversion price (as discussed below) in effect at the time of conversion. The conversion price initially will be equal to the $6.25 per share of Common Stock, subject to adjustment from time to time as provided in the Articles Supplementary. The Articles Supplementary provide that the conversion price will be adjusted to reflect the economic impact of a stock split, stock combination, certain dividends paid in Common Stock, the issuance of additional common stock at a price less than the then fair market value and similar events.

Dividends on Common Stock

      Omega expects to recommence in the third quarter of 2000 the payment of a quarterly dividend on its Common Stock at the rate of $0.25 per share although there can be no assurance in that regard as the payment of dividends is dependent upon a variety of factors such as the payment by our customers of mortgage interest and other obligations to Omega.

Vote Required for Approval of the Explorer Investment

      The proposed Explorer investment must be approved by the affirmative vote of a majority of all shares of Common Stock present and cast at the Special Meeting.

Reason for Seeking Stockholder Approval

      Omega’s Common Stock trades on the New York Stock Exchange. The rules of the NYSE require that a company whose securities are listed on the NYSE receive stockholder approval before selling or issuing common stock or stock convertible into common stock, such as the Series C Preferred, that represents 20% or more of Omega’s outstanding common stock. Because the maximum number of shares of Series C Preferred which may be issued pursuant to the Investment Agreement is convertible into more than 20% of Omega’s outstanding Common Stock, Omega must obtain stockholder approval to complete the proposed investment by Explorer. In addition, stockholder approval is being sought to enable Omega to issue and sell to Explorer the shares of Series C Preferred that may be issued in connection with the Liquidity Commitment as well as the shares of Common Stock that may be issued and sold to Explorer in connection with the Growth Equity and the Increased Growth Equity Commitments.

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Capitalization

      The table below shows the pro forma impact of the issuance of $100.0 million Series C Preferred as a result of the Explorer investment as well as the issuance of an additional $50.0 million of Common Stock pursuant to the Growth Equity Commitment. The pro forma adjustments assume no additional shares of Series C Preferred will be issued pursuant to the Liquidity Commitment because management believes that proceeds from asset sales together with lines of credit availability and amounts available from the initial issuance of Series C Preferred will be sufficient to pay the full amount of the February 2001 debt maturity. The pro forma impact of the issuance of Common Stock pursuant to the $50 million Increased Growth Equity Commitment is not reflected in the table because the funding is at the option of Explorer.

	March 31, 2000

	Historical	Proforma(1)		Proforma(2)

	(Unaudited)

	(In thousands, except per share amounts)

Debt:

Acquisition lines of credit	$177,000	$179,286	(a)(b)(c)	$219,286

Unsecured borrowings:

6.95% Notes Due June 2002	125,000	125,000		125,000

6.95% Notes Due August 2007	100,000	100,000		100,000

Unsecured Notes due July 2000	81,381	—	(a)	—

Subordinated Convertible Debentures due February 2001	48,405	—	(c)	—

Other unsecured borrowings	4,615	4,615		4,615

Secured borrowings	15,878	15,878		15,878

Total Debt	552,279	424,779		464,779

Shareholders’ Equity:

Preferred Stock $1.00 par value:
Authorized — 12,000 Shares

Issued and Outstanding — 2,300 shares Series A with an aggregate liquidation preference of $57,500	57,500	57,500		57,500

Issued and Outstanding — 2,000 shares Series B with an aggregate liquidation preference of $50,000	50,000	50,000		50,000

Issued and Outstanding — 1,000 shares Series C with an aggregate liquidation preference of $100,000		100,000	(a)	100,000

Common Stock $.10 par value:
Authorized — 100,000 shares

Issued and outstanding — 20,130 shares	2,013	2,013

Issued and outstanding — 31,183 shares				3,118

Additional paid-in capital	448,926	440,926	(a)	489,821

Cumulative net earnings	235,123	235,123		235,123

Cumulative dividends paid	(343,749)	(343,749)		(343,749)

Stock option loans	(2,427)	(2,427)		(2,427)

Unamortized restricted stock awards	(1,592)	(1,592)		(1,592)

Accumulated other comprehensive income	2,224	2,224		2,224

Total Shareholders’ Equity	448,018	540,018		590,018

Total Capitalization	$1,000,297	$964,797		$1,054,797

Common and Common Equivalent Shares Outstanding	20,130	36,130		47,183

Book Value Per Common Share and Common Equivalent Share	$16.92	$11.97		$10.23

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(1)	Reflects the issuance of 1,000,000 shares of Series C Preferred in exchange for cash of $100.0 million, less estimated issue costs of $8 million. (See Summary of Key Terms of Explorer Investment)

(a)	Net proceeds are first used to pay the unsecured notes due July 2000, with the balance of $10,619,000 to pay amounts outstanding on line of credit borrowings.

(b)	Assumes $35.5 million of asset sale proceeds, of which $33.9 million had closed as of the date of this Proxy Statement, are used to repay February 2001 maturity. In addition to assets actually sold, the Company has $37.5 million of assets held for sale as of the date of this Proxy Statement.

(c)	Assumes $12.9 million line of credit borrowings to pay subordinated convertible debentures due February 2001.

The book value per common share and common equivalent share after giving effect to the above would be $11.97 as compared with $16.92 as of March 31, 2000.

Upon completion of the issuance of $100.0 million of Series C Preferred to Explorer and repayment of July 2000 and February 2001 debt maturities, Omega would have approximately $44 million available under its lines of credit.

(2)	Assumes $50.0 million drawn under the Growth Equity Commitment (assuming a fair market value of the Company’s stock of $4.8125 per share less a 6% discount, for a net price of $4.52 per share) based on the closing price of common stock as of May 31, 2000. Additional shares assumed to be issued total 11,053,000. Additionally, $40.0 is assumed to be drawn under the line of credit to fund a $90 million growth transaction. Fundings under the Growth Equity Commitment will be evidenced by Common Stock issued at the then fair market values less an agreed upon discount, and if not agreed, 6%.The book value per common share and common equivalent share after giving effect to the above would be $10.23.

Draws under the Increased Growth Equity Commitment are subject to the same conditions as the Growth Equity Commitment and the Common Stock so issued will be priced in the same manner as described above. The Increased Growth Equity Commitment has not been reflected in the table above as the funding of that commitment is at Explorer’s option.

Conditions

      The consummation of the Explorer investment is subject to (i) the completion of definitive documentation relating to Omega’s new $175.0 million secured bank line of credit on terms satisfactory to Explorer and (ii) the negotiation of compensation and incentive arrangements with Omega’s management on terms satisfactory to Explorer. On June   , 2000, Explorer approved the terms of the definitive documentation relating to Omega’s new bank line of credit. In addition, Explorer has approved the general compensation and incentive arrangements that are expected to be made available to management following the completion of the Explorer investment. See “Arrangements with Management.” The Explorer investment is also subject to other conditions to closing listed below that management believes are customary for transactions of this nature, including, among others, the following:

•	the approval of Omega stockholders;

•	the absence of any order, law or other legal restraint preventing the consummation of the transactions contemplated by the Investment Agreement;

•	the accuracy in all material respects of all representations and warranties of all parties contained in the Investment Agreement; and

•	the appointment to Omega’s Board of Directors of four members designated by Explorer and one new independent director approved by Explorer and Omega.

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      Explorer’s obligation to fund the Liquidity Commitment and the Growth Equity and Increased Growth Equity Commitments is subject to various conditions, including, among others, the following:

•	Omega is not in default under any indebtedness or material contract, other than any default that would be cured by the application of the proceeds received from the purchase of such additional equity to cure such default;

•	Explorer shall have determined in good faith that Omega has adequate resources to finance all indebtedness coming due on or before December 31, 2001, and in the case of a funding to pay indebtedness, to pay its quarterly dividend of $0.25 per share and otherwise carry on its business consistent with past practice; and

•	if the proceeds are to be used to fund an acquisition, such acquisition has been approved by our Board of Directors (with Explorer’s designeees not precluded from voting).

Opinion of J.P. Morgan

      At a meeting of Omega’s Board of Directors on May 9, 2000, J.P. Morgan rendered its oral opinion to the Board of Directors that, as of such date, the consideration to be paid to Omega in connection with the Explorer investment was fair from a financial point of view to Omega. J.P. Morgan has confirmed its May 9, 2000 oral opinion by delivering its written opinion to Omega’s Board of Directors, dated May 10, 2000, that, as of such date, the consideration to be paid to Omega in connection with the Explorer investment was fair from a financial point of view to Omega. No limitations were imposed by Omega’s Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

      The full text of the written opinion of J.P. Morgan dated May 10, 2000, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion, addressed to the Omega Board of Directors, is directed only to the consideration to be received in connection with the Explorer investment and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting. The summary of the opinion of J.P. Morgan set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

      For the delivery of its opinion and related advisory work, J.P. Morgan will receive a total fee of up to $8.0 million from Omega based on the total amount of funds actually invested by Explorer. In addition, Omega will reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including the fees and disbursements of its counsel, and has agreed to indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws.

Arrangements with Management

      Omega, Explorer and certain members of Omega’s management have engaged in discussions regarding the management compensation arrangements that will be implemented following the completion of the Explorer investment. The arrangements described below are subject to final documentation as well as the approval of Explorer and the Compensation Committee of Omega’s Board of Directors. Although Explorer has not approved these arrangements as satisfying its condition to the completion of its investment, management believes that these arrangements will provide the basis upon which final agreement will be reached that will be acceptable to Explorer and Omega’s Compensation Committee.

      It is contemplated that Omega will enter into individual compensation and/or employment agreements with substantially all members of senior management that presently have a Change of Control Agreement with Omega. The effectiveness of each of agreement will be contingent on the closing of the Explorer investment. Under the contemplated agreements, the senior executives will receive a bonus upon completion of the Explorer investment to reward them for their role in such transaction and in consideration of the officer’s agreement to terminate his or her Change of Control Agreement in amounts equal to approximately      % of their present annual salary. The agreements will establish each officer’s annual salary (which is

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expected to be consistent with existing salaries with an average increase of approximately      %) and annual bonus opportunity which is anticipated to be up to 100% of annual salary, with 50% based on individual performance and 50% based on performance goals related to growth in stockholder value.

      Subject to approval by the Compensation Committee or the Board of Directors generally and stockholder approval of the 2000 Stock Incentive Plan (see “Proposal 2”), it is also expected that each officer will receive a nonqualified stock option to purchase Common Stock in amounts determined appropriate by the Compensation Committee. It is presently contemplated that an aggregate of            shares will be granted to such executive officers and such awards will be subject to 30% vesting as of December 31, 2001 and one-sixtieth (1/60th) per month of service thereafter. The exercise price of each stock option is expected to be $6.25 per share. Subject also to stockholder approval of the 2000 Stock Incentive Plan and approval by the Compensation Committee or the Omega Board of Directors, the senior executives will receive dividend equivalent rights, payable in cash, with respect to an equivalent number shares of Common Stock as are covered by their respective awards of non-qualified stock options, subject to the same vesting schedule as applies to their stock options. It is anticipated that any dividend equivalent rights will accrue only in years in which Omega’s cash flow return on book value of Common Stock equals or exceeds 7%, [subject to stockholder approval of that performance goal].

      Generally speaking, each employment agreement is expected to provide for severance benefits payable upon termination without “cause” by Omega or if the employee quits with “good reason” in an amount equal to  times the executive’s highest annual salary during the three years preceding termination and the continuation of medical and other benefits for                years following termination, as well as a gross up payment in the event the employee incurs an excise tax on any payment made upon his or her termination, in each case substantially similar to the provisions contained in the current Change of Control Agreements, as well as acceleration of any then unvested stock grants, stock option and deferred compensation units, if any.

Recommendation of Board

      The Board of Directors unanimously recommends a vote FOR the approval of the issuance of the Series C Preferred as consideration for the Explorer investment as well as the possible future issuance of additional shares of Series C Preferred in connection with the Liquidity Commitment and shares of Common Stock pursuant to the Growth Equity Commitment and the Increased Growth Equity Commitment.

PROPOSAL 2 — APPROVAL OF THE
OMEGA HEALTHCARE INVESTORS, INC.
2000 STOCK INCENTIVE PLAN

      The Board of Directors approved the Omega Healthcare Investors, Inc. 2000 Stock Incentive Plan (the “Stock Incentive Plan”), the full text of which is set forth as Appendix C and is made a part hereof.

      The Stock Incentive Plan provides Omega with increased flexibility to grant equity-based compensation to certain employees for the purpose of giving them a proprietary interest in Omega and providing Omega with a means to attract and retain key personnel. The Board of Directors has approved and seeks stockholder approval of the Stock Incentive Plan. The Board of Directors has reserved 3,500,000 shares of Common Stock for issuance pursuant to awards that may be made under the Stock Incentive Plan, subject to adjustment as provided therein.

      The Board of Directors has provided that upon the approval of the Stock Incentive Plan by the Omega stockholders, the 1993 Stock Option & Restricted Stock Plan (as amended and restated in 1997) will be terminated and the shares currently available under that plan will no longer be available thereunder. Because the Stock Incentive Plan permits the granting of more equity-based incentives than the 1993 plan, Omega will have greater flexibility to use different types of stock incentives to react to changes in market compensation practices.

      The following description of the Stock Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document. Excerpts from Omega’s Proxy Statement for the 2000 Annual

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Meeting of Stockholders containing information regarding executive compensation are attached as Appendix D and is incorporated by reference herein.

Administration

      Awards under the Stock Incentive Plan will be determined by a committee of the Board of Directors, the members of which are selected by the Board of Directors.

Awards

      The Stock Incentive Plan permits the Committee to make awards of shares of Common Stock and awards of derivative securities related to the value of the Common Stock. These discretionary awards may be made on an individual basis, or pursuant to a program approved by the Committee for the benefit of a group of eligible persons.

      The Stock Incentive Plan permits the Committee to make awards of a variety of stock incentives, including equity-based incentives, including stock awards, options to purchase shares of Common Stock, stock appreciation rights, phantom shares, dividend equivalent rights and similar rights.

      The Stock Incentive Plan provides that each non-employee director will receive an initial grant of an option to purchase 10,000 shares. Annually thereafter on the anniversary of the initial grant, each non-employee director will receive an additional grant of an option to purchase 1,000 shares. Each option granted to a non-employee director will vest on a three-year graded vesting schedule.

      The number of shares of Common Stock as to which a stock incentive is granted and to whom any stock incentive is granted shall be determined by the Committee, subject to the provisions of the Stock Incentive Plan. Stock incentives issuable may be made exercisable or settled at such prices and may be made terminable under such terms as are established by the Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan. The Corporate Committee may make the vesting or payment of stock incentives subject to the performance goals. Performance goals may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, affiliate, department or function within Omega or an affiliate. The performance goals established by the Committee for any performance period under the Plan will consist of one or more of the following:

(i)	earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(ii)	operating cash flow and/or growth in operating cash flow in relation to target objectives;

(iii)	cash available in relation to target objectives;

(iv)	net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(v)	revenue and/or growth in revenue in relation to target objectives;

(vi)	total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;

(vii)	return on invested capital in relation to target objectives;

(viii)	return on shareholder equity in relation to target objectives;

(ix)	return on assets in relation to target objectives; and

(x)	return on common book equity in relation to target objectives

      The maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted during any fiscal year as to any eligible recipient shall not exceed 1,100,000 shares, to the extent required by Section 162(m) of the Internal Revenue Code for the grant to qualify as qualified performance-based compensation.

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      Stock incentives generally shall not be transferable or assignable during a holder’s lifetime.

Options

      Options may be made exercisable at a price equal to, less than or more than the fair market value of the Common Stock on the date that the option is awarded, based upon an average fair market value of the Common Stock at the time the option is awarded or at the time the option is exercised, or based upon any other reasonable measure of fair market value. The Committee shall determine the fair market value of Common Stock until such time as the Common Stock is publicly traded.

      The Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of Common Stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld. The Stock Incentive Plan permits the grant of both incentive and non-qualified stock options.

Stock Appreciation Rights

      Stock appreciation rights may be granted separately or in connection with another stock incentive, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee with respect to any particular award.

Stock Awards

      The Committee may grant shares of Common Stock to a participant, subject to such restrictions and conditions, if any, as the Committee shall determine.

Other Stock Incentives

      Dividend equivalent rights, performance units and phantom shares may be granted in such numbers or units and may be subject to such conditions or restrictions as the Committee shall determine and shall be payable in cash or shares of Common Stock, as the Committee may determine.

      The terms of particular stock incentives may provide that they terminate, among other reasons, upon the holder’s termination of employment or other status with respect to Omega, upon a specified date, upon the holder’s death or disability, or upon the occurrence of a change in control of Omega. Stock incentives may also include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. At the Committee’s discretion, stock incentives that are held by an employee who suffers a termination of employment may be cancelled, accelerated, paid or continued, subject to the terms of the applicable stock incentive agreement and to the provisions of the Stock Incentive Plan.

Recapitalizations and Reorganizations

      The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of stock incentives or to which a stock incentive is subject, as the case may be, and the exercise price of each option are subject to adjustment in the event of any recapitalization of Omega or similar event effected without receipt of consideration by Omega.

      In the event of certain corporate reorganizations, stock incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the Stock Incentive Plan or the applicable stock incentive agreement.

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Amendment or Termination

      Although the Stock Incentive Plan may be amended by Omega’s Board of Directors without stockholder approval, the Board of Directors also may condition any such amendment upon stockholder approval if stockholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws.

Tax Consequences

      The following discussion outlines generally the federal income tax consequences of participation in the Stock Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Incentive Plan.

Non-Qualified Options

      A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and Omega will then be entitled to a corresponding deduction.

      Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options

      A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the Common Stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and Omega will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and Omega will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

      Exercise of an incentive option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Other Stock Incentives

      A participant will not recognize income upon the grant of certain equity incentives such as a stock appreciation right, dividend equivalent right, performance unit award or phantom share. Generally, at the time a participant receives payment under any equity incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Common Stock received, and Omega will then be entitled to a corresponding deduction.

      A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize

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compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and Omega will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and Omega also will be entitled to a corresponding deduction at that time.

      The Stock Incentive Plan is not qualified under Section 401(a) of the Code.

Voting Required for Approval

      The affirmative vote of a majority of the outstanding shares of the Common Stock represented at a meeting at which a quorum is present is required for approval of the Stock Incentive Plan. The Board of Directors has approved the Stock Incentive Plan and believes it is advisable and in the best interest of Omega. Accordingly, the Board of Directors unanimously recommends that the stockholders vote FOR the Stock Incentive Plan.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      Ernst & Young LLP audited Omega’s financial statements for each of the years ended December 31, 1997, 1998 and 1999. Representatives of Ernst & Young LLP are expected to be present at the Special Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Special Meeting.

STOCKHOLDERS PROPOSALS

                     , 2001, is the date by which proposals of stockholders intended to be presented at the Annual Meeting of Stockholders, held on or about                , 2001, must be received by Omega for inclusion in Omega’s Proxy Statement and form of proxy relating to that meeting.

EXPENSES OF SOLICITATION

      The total cost of this solicitation will be borne by Omega. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of Omega personally and by telephone, telex or facsimile. Omega may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. Omega has also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $7,500 plus out-of-pocket expenses.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Omega is subject to the informational requirements of the Securities Exchange Act of 1934. Pursuant to the requirements of the Exchange Act, Omega files annual, quarterly and special reports with the Securities and Exchange Commission. The following documents or portions of documents filed by Omega with the SEC are incorporated herein by reference.

(i)	Omega’s Annual Report on Form 10-K for fiscal year ended December 31, 1999;

(ii)	Omega’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

(iii)	All other reports filed by Omega pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting.

      All documents subsequently filed by Omega pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date on which the Special Meeting is held shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents.

19

      Any statement contained in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

      Copies of all documents are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in this Proxy Statement) and will be provided without charge to each person to whom this Proxy Statement is delivered, upon written or oral request. Copies of this Proxy Statement as amended or supplemented from time to time, or any other documents (or parts of documents) that constitute part of this Proxy Statement will be provided without charge to each such person, upon written or oral request. Requests should be directed to Omega Healthcare Investors, Inc., Attn: Investor Relations, 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108, (734) 887-0200. These documents are also filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, and may be accessed at the SEC’s internet website, which is located at http://www.sec.gov. You may read and copy any reports, statements or other information that Omega files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, Washington, D.C. 20549, or at the public reference rooms in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

OTHER MATTERS

      The Board of Directors knows of no other business to be presented at the Special Meeting, but if other matters do properly come before the Special Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

ESSEL W. BAILEY, JR.
Chairman, President and Chief Executive Officer

June   , 2000
Ann Arbor, Michigan

20

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
VOTING SECURITIES
VOTING
PROPOSAL 2 -- APPROVAL OF THE OMEGA HEALTHCARE INVESTORS, INC. 2000 STOCK INCENTIVE PLAN
RELATIONSHIP WITH INDEPENDENT AUDITORS
STOCKHOLDERS PROPOSALS
EXPENSES OF SOLICITATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
OTHER MATTERS
INVESTMENT AGREEMENT
I. SHARE PURCHASE
II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
III. REPRESENTATIONS AND WARRANTIES OF PURCHASER
IV. COVENANTS
V. CONDITIONS TO CLOSING
VI. INDEMNIFICATION
VII. TERMINATION AND WAIVER
VIII. GENERAL PROVISIONS
FORM OF ARTICLES SUPPLEMENTARY FOR SERIES C CONVERTIBLE PREFERRED STOCK
ADDITIONAL EQUITY FINANCING
FORM OF STOCKHOLDERS AGREEMENT
I. DEFINITIONS
II. STANDSTILL
III. BOARD REPRESENTATION; CONSULTATION
IV. TRANSFER OF SECURITIES
V. REGISTRATION RIGHTS
VI. TERMINATION
VII. MISCELLANEOUS
[Signature page follows]
EXHIBIT A Form of Assumption Agreement
OMEGA HEALTHCARE INVESTORS, INC. 2000 STOCK INCENTIVE PLAN SECTION I. DEFINITIONS
SECTION 2 THE STOCK INCENTIVE PLAN
SECTION 3 TERMS OF STOCK INCENTIVES
SECTION 4 RESTRICTIONS ON STOCK
SECTION 5 GENERAL PROVISIONS
EXCERPTS FROM THE PROXY STATEMENT FOR THE 2000 ANNUAL MEETING REGARDING EXECUTIVE COMPENSATION
COMPARISON OF CUMULATIVE TOTAL RETURN*

Appendix A

INVESTMENT AGREEMENT

      INVESTMENT AGREEMENT (this “Agreement”), dated as of May 11, 2000, by and among Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), and Explorer Holdings, L.P., a Delaware limited partnership (“Purchaser”).

I.  SHARE PURCHASE

      1.1  Share Purchase.  (a) The Board of Directors of the Company has authorized the issuance and sale to Purchaser hereunder of 1,000,000 newly issued shares of Series C Preferred Stock of the Company, par value $1.00 per share (the “Series C Preferred Stock” and such shares, the “Shares”), having the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions thereof, set forth in the Articles Supplementary attached hereto as Exhibit A (the “Series C Articles Supplementary”).

      (b)  On the terms and subject to the conditions hereinafter set forth, at the Closing, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, for an aggregate price equal to $100.0 million (the “ Purchase Price”), the Shares.

      (c)  As an inducement for the Company and the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser will under certain circumstances make available to the Company, and the Company will under certain circumstances issue and sell to Purchaser, up to $50.0 million (which may be increased by $50.0 million by Purchaser under certain circumstances) in Common Stock or newly issued shares of Series C Preferred Stock (provided, however, if at the time of such issuance, the Fair Market Value (as defined in the Series C Articles Supplementary) of one share of Common Stock is less than $6.25 (as adjusted to the same extent the Conversion Price for the Series C Preferred issued on the Closing Date has been previously adjusted pursuant to Section 8.4 of the Series C Articles Supplementary) such additional shares of Series C Preferred Stock shall be issued as a sub-series of Series C Preferred Stock with a Conversion Price (as defined in the Series C Articles Supplementary) equal to the Fair Market Value of one share of Common Stock calculated as of the date of issuance of such Series C Preferred), in each such case such issuance to be on the terms and subject to the conditions and use of proceeds limitations set forth on Exhibit B (the “ Additional Equity Financing”). Notwithstanding any other provision hereof, the parties acknowledge that (i) until the entire amount of Additional Equity Financing otherwise available under this Section 1.1(c) shall have been invested or, if applicable, the period therefor shall have expired, the Company shall not arrange any alternative source or form of equity financing for any Acquisition (defined in Exhibit B) if Purchaser would be required to purchase Common Stock in respect of such Acquisition pursuant to the Initial Growth Equity Commitment or the Increased Additional Growth Equity Commitment, if any and (ii) the Company shall use the proceeds of any Additional Equity Financing solely for Acquisitions in accordance with the limitations in Exhibit B and will not, directly or indirectly, use such proceeds for, without limitation, paying or refinancing any indebtedness (other than indebtedness of the acquired entity) or for working capital purposes, except solely on the terms and subject to the conditions of Section 2 of Exhibit B.

      1.2  Purchase Price.  The Purchase Price will be payable on the terms and subject to the conditions hereof in cash by bank wire transfer of immediate available funds to an account of the Company designated by the Company by written notice to Purchaser at least two Business Days prior to the Closing Date.

      1.3  Closing.  The closing (the “Closing ”) of the purchase and sale of the Shares will take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York at 10:00 a.m. local time on the second Business Day after satisfaction or waiver of the conditions (other than the conditions to be satisfied concurrently with the Closing) set forth in Article V (or such other date, time and place to which the parties may agree). The date on which the Closing occurs is the “Closing Date .”

      1.4  Closing Deliveries.  (a) At or prior to the Closing, Purchaser will deliver to the Company:

(i) the Purchase Price, in accordance with Section 1.2;

(ii) a certificate executed by the general partner of Purchaser certifying that the conditions set forth in Section 5.2(a) have been satisfied;

(iii) a Stockholders Agreement in the form attached hereto as Exhibit C (the “Stockholders Agreement ”), duly executed by Purchaser;

(iv) a Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), duly executed by Purchaser; and

(v) an Advisory Agreement in the form attached hereto as Exhibit E (the “Advisory Agreement ”), duly executed by an Affiliate of Purchaser.

      (b)  At or prior to the Closing, the Company will deliver to Purchaser:

(i) such number of validly issued stock certificates evidencing the Shares as Purchaser requests at least two Business Days before the Closing Date;

(ii) a certificate executed by each of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the conditions set forth in Section 5.3(a) have been satisfied;

(iii) the Stockholders Agreement duly executed by the Company;

(iv) the Registration Rights Agreement duly executed by the Company;

(v) the Advisory Agreement, duly executed by the Company;

(vi) an Indemnification Agreement in the form attached hereto as Exhibit F, duly executed by the Company;

(vii) Director Indemnification Agreements in the form attached hereto as Exhibit G for each director designee of the Purchaser, duly executed by the Company; and

(viii) the legal opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, addressed to Purchaser and dated as of the Closing Date, generally as to the matters set forth in Sections 2.1 (as to the Company only), 2.2, 2.3(a), 2.4 and 2.7(a)(i) and (ii).

      (c)  At or prior to the Closing, the Company and Purchaser will deliver to each other such other supporting documents and certificates as the other party may reasonably request.

      1.5  Use of Proceeds.  The Company shall use the proceeds from the issuance and sale of the Series C Preferred sold at the Closing (i) first, to pay all amounts outstanding under the Senior Unsecured Notes and (ii) second, for general working capital purposes.

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Purchaser, except as set forth in the letter, dated the date hereof, from the Company to Purchaser specifically referencing this Agreement and delivered prior to the execution of this Agreement and initialed by the parties hereto (the “Company Disclosure Letter ”), as follows:

      2.1  Existence; Good Standing; Corporate Authority.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The copies of the Company’s articles of incorporation and bylaws previously made available to Purchaser are true, correct and complete. As used in this Agreement, the term “Company Material Adverse Effect ” means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) prevent or materially delay the Company’s ability to consummate the transactions contemplated hereby; provided, however, that without waiving any representation, warranty or covenant in no event will any of the following constitute a Company Material Adverse Effect: (a) a change in the trading prices of any of the Company’s securities, in and of itself; (b) effects, changes, events, circumstances or conditions generally affecting the long-term care or real estate finance industries or arising from changes in general business or economic conditions, provided that the effect thereof is not materially disproportionate on the Company and its Subsidiaries than the effect on similarly situated companies; (c) effects, changes, events, circumstances or conditions directly attributable to out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by the Transaction Documents; (d) any effects, changes, events, circumstances or conditions resulting from the announcement or pendency of any of the transactions provided for in the Transaction Documents; (e) any effects, changes, events, circumstances or conditions resulting from compliance by Purchaser or the Company with the terms of, or the taking of any actions specifically required to be taken in, the Transaction Documents; (f) the effect of the financial condition of any operator of any of the Company Properties described in Section 2.1 of the Company Disclosure Letter; (g) the effect of any operator of any of the Company Properties in bankruptcy proceedings as of the date hereof rejecting leases to Company Properties or Material Contacts; and (h) the effect of any matters specifically disclosed in the Company Disclosure Letter except with respect to items 1 and 9 of Section 2.10 of the Company Disclosure Letter to the extent the ultimate liability associated therewith shall exceed $15.0 million in the aggregate after application of any available insurance proceeds and reimbursement available to the Company as a result of rights of contribution, subrogation and other similar sources of reimbursement for such liabilities and provided, however, that any change, effect, event or condition arising after the date hereof in any of the matters specifically disclosed in the Company Disclosure Letter shall not be excluded from the definition of Company Material Adverse Effect for purposes of Section 5.3. As used in this Agreement, the term “Subsidiary” (i) when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions and (ii) when used with respect to the Company, shall also include each of the following entities: (1) Bayside Street II, Inc., a Delaware corporation, (2) Bayside Alabama Healthcare Second, Inc., an Alabama corporation, (3) Bayside Arizona Healthcare Second, Inc., an Arizona corporation, and (4) Bayside Colorado Healthcare Second, Inc., a Colorado corporation.

      2.2  Authorization, Validity and Effect of Agreement.  The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and the Stockholders Agreement, the Registration Rights Agreement, the Indemnification Agreement, the Director Indemnification Agreement and the Advisory Agreement (together with this Agreement, referred to collectively as the “ Transaction Documents”) contemplated hereby to be executed and delivered by the Company (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors’ rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

      2.3  Capitalization; Rights Agreement.  (a)  The authorized capital stock of the Company consists of 100,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”),

2,300,000 shares of 9.25% Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock ”), 2,000,000 shares of 8.625% Series B Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), and 100,000 shares of Series A Junior Participating Preferred Stock, par value $1.00 per share. As of the close of business on the last Business Day immediately preceding the date hereof (the “Measurement Date ”), (i) 20,129,626 shares of Common Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, (ii) 1,100,000 shares of Common Stock were reserved for issuance under the stock option plans listed in Section 2.3 of the Company Disclosure Letter (the “ Stock Option Plans”), (iii) options to purchase not more than 349,000 shares of Common Stock in the aggregate were outstanding under the Stock Option Plans as more particularly described in Section 2.3 of the Company Disclosure Letter (including the holders thereof, the expiration date, the exercise prices thereof and the dates of grant), (iv) an aggregate of not more than 42,600 Deferred Compensation Units are issued and outstanding pursuant to the Company’s 1993 Deferred Compensation Plan, (v) 2,300,000 shares of Series A Preferred Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, (vi) 2,000,000 shares of Series B Preferred Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, and (vii) $48,405,000 principal amount of the Company’s 8.5% Convertible Debentures due January 24, 2001 (the “ Company Convertible Debentures”), were issued and outstanding. Since the Measurement Date, no additional shares of capital stock of the Company have been issued and no other options, warrants or other rights to acquire shares of the Company’s capital stock (collectively, the “Rights To Acquire”) have been granted. Except as described in the second preceding sentence, the Company has no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote or which are or were convertible into or exercisable for, voting securities, capital stock or other equity ownership interests in the Company. Except as set forth in Section 2.3 of the Company Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other Rights To Acquire which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries other than shares of Common Stock issuable under the Stock Option Plans or awards granted pursuant thereto. There are no outstanding contractual or legal obligations of the Company or any of its Subsidiaries (x) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, or (y) to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. Except as contemplated by this Agreement or the transactions contemplated hereby, after the purchase of the Shares by Purchaser, none of the Company or any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of the capital stock or other securities of the Company.

      (b)  The Company has taken all necessary action so that neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby shall (i) cause Purchaser or any of its Affiliates to become an “Acquiring Person” or (ii) result in the occurrence of a “Triggering Event” or “Distribution Date” (as such terms are defined in the Company Rights Agreement, dated as of May 12, 1999 (the “Company Rights Agreement”), between the Company and First Chicago Trust Company, as rights agent). The board of directors of the Company (the “Company Board”) has approved, and the Company and First Chicago Trust Company have entered into, an amendment to the Company Rights Agreement having such effect, a copy of which has been delivered to Purchaser (the “Rights Amendment”). Pursuant to the Rights Amendment, among other things, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (x) result in the distribution of separate certificates representing Rights, (y) cause the Rights to become exercisable, or (z) result in the occurrence of a “Triggering Event” or a “Distribution Date” (as such terms are defined the Company Rights Agreement).

      2.4  Validity of Shares, Etc.  Each of the Shares have been duly authorized for issuance and, when issued to Purchaser for the consideration set forth herein and as otherwise provided herein, will be duly and validity issued, fully paid, non-assessable and free of preemptive rights. Upon conversion of the Shares from time to time, Purchaser will acquire good and valid title to such shares of Common Stock, free and clear of any and all liens, claims, security interests, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests (collectively, “Liens”), except as may be created by Purchaser, the Transaction Documents or by applicable securities Laws.

      2.5  Subsidiaries.  Section 2.5 of the Company Disclosure Letter lists all of the Subsidiaries of the Company. Each of the Company’s Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or similar power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The Company owns, directly or indirectly, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company’s Subsidiaries, free and clear of all Liens, except as set forth in Section 2.5 of the Company Disclosure Letter. Each of the outstanding shares of capital stock (or such other ownership interests) of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Section 2.5 of the Company Disclosure Letter sets forth the following information for each Subsidiary of the Company: (i) its jurisdiction of incorporation or organization, (ii) its authorized capital stock or share capital, and (iii) the number and holder of record of all issued and outstanding shares of capital stock, share capital or other equity interests.

      2.6  Other Interests.  Except for interests in the Company’s Subsidiaries and as set forth in Section 2.5 of the Company Disclosure Letter, neither the Company nor any of the Company’s Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any domestic or foreign corporation, company, partnership, joint venture, business, trust or entity, other than investments of less than $2.0 million in the aggregate.

      2.7  No Conflict; Required Filings and Consents.  (a)  Except as set forth in Section 2.7 of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) subject to the Company making any filings, notifications or registrations and obtaining any approvals identified in Section 2.7(b), conflict with or violate any domestic or foreign statute, rule, regulation or other legal requirement (“Law”) or order, judgment, injunction or decree (“Order”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect, or (iv) result in the loss of the Company’s status as a real estate investment trust (“ REIT”) under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”).

      (b)  The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, including without limitation any quasi-governmental, supranational, statutory, environmental entity and any stock exchange, court or arbitral body (each a “Governmental Entity”), except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”), (B) the applicable notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, and the rules and regulations thereunder (the “HSR

Act”), and (C) the consents, approvals and authorizations set forth in Section 2.7 of the Company Disclosure Letter, and (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not, individually or in the aggregate, have a Company Material Adverse Effect.

      2.8  Compliance with Laws.  Except as set forth in Section 2.8 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (a) any Law or Order applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (provided that no representation or warranty is made in this Section 2.8 with respect to Environmental Laws) or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is under review or investigation with respect to or has been threatened to be charged with or given notice of any violation of any Law or Order, except in each case for such conflicts, defaults, violations, reviews or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries hold all licenses, permits orders, registrations and other authorizations (“ Permits”) and have taken all actions required by applicable Law or regulations of any Governmental Entity in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action would not, individually or in the aggregate, have a Company Material Adverse Effect.

      2.9  SEC Documents.  (a) The Company has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 1997 (collectively, the “Company Reports”). As of their respective dates, the Company Reports and any such reports, forms and other documents filed by the Company with the SEC after the date of this Agreement and until the Closing Date (i) complied, or will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the rules and regulations thereunder and (ii) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement. No Subsidiary of the Company is required to file any periodic reports with the SEC under the Exchange Act.

      (b)  Each of the financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) (the “Company Financial Statements”) presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and, to the extent applicable, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments, none of which will be material in kind or amount), in each case in accordance with United States generally accepted accounting principles consistently applied (“GAAP”) during the periods involved, except as may be noted therein.

      2.10  No Undisclosed Material Liabilities.  There are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would result in such a liability, other than (a) liabilities or obligations disclosed in the Company Financial Statements or in Section 2.10 of the Company Disclosure Letter and (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since January 1, 2000 that would not have, individually or in the aggregate, a Company Material Adverse Effect.

      2.11  Litigation.  Except as disclosed in Section 2.11 of the Company Disclosure Letter or such of the following as would not have a Company Material Adverse Effect, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and its Subsidiaries which are covered by adequate insurance, as of the date of this Agreement, there are no actions, suits or proceedings pending, publicly announced or, to the Knowledge of the Company, threatened against or affecting the

Company or any of its Subsidiaries and there are no Orders of any Governmental Entity outstanding against the Company or any of its Subsidiaries.

      2.12  Absence of Certain Changes.  From April 1, 2000 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been (a) any Company Material Adverse Effect or (b) any action that if taken after the date hereof would be a violation of Section 4.1.

      2.13  Taxes.  (a) Each of the Company and its Subsidiaries and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any Subsidiary of the Company is or has been a member has timely filed all Tax Returns required to be filed by it (after giving effect to any extension properly granted by a Tax Authority having authority to do so) and has timely paid (or the Company has timely paid on its behalf) all material Taxes required to be paid by it (whether or not shown on such Tax Returns), except Taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable Subsidiary of the Company shall have set aside on its books adequate reserves. Each such Tax Return is complete and accurate in all material respects. The most recent audited financial statements contained in the Company Reports reflect an adequate reserve for all material Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. The Company has incurred no material liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax on net income from foreclosure property described in Section 857(b)(4) of the Code or arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which would present a risk that any material Tax described in the preceding sentence will be imposed upon the Company or any Subsidiary of the Company. No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any Subsidiary of the Company, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect and no Tax Returns of the Company or any of its Subsidiaries are currently being audited by any applicable Tax Authority or are threatened with any such audit. All material Taxes required to be withheld, collected and paid over to any Tax Authority by the Company and any Subsidiary of the Company have been timely withheld, collected and paid over to the proper Tax Authority. No Tax Authority has imposed a Lien against the Company or any of its Subsidiaries or any Company Property for any Taxes payable pending actions or proceedings by any Tax Authority for assessment or collection of any Tax. Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by the Company and each Subsidiary of the Company for all taxable years beginning on or after January 1, 1996, all extensions filed with any Tax Authority that are currently in effect and all written communications with a Tax Authority relating thereto have been made available to Purchaser and its representatives. No written claim has been made by a Tax Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that it is or may be subject to taxation by the jurisdiction. Neither the Company nor any Subsidiary of the Company holds any material asset (A) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service Notice 88-19 or (B) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. The Company has no C corporation earnings and profits and did not have any C corporation earnings and profits at the end of any REIT tax year. Neither the Company nor any Subsidiary of the Company is obligated to make after the Closing any payment that would not be deductible under Section 162(m) of the Code. Neither the Company nor any Subsidiary of the Company is party to, nor has any liability under (including liability with respect to any predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes.

      (b)  The Company (i) for all taxable years commencing with its initial taxable year through December 31, 1999, has been properly subject to taxation as a REIT within the meaning of Section 856 of the Code and has qualified as a REIT for such years, (ii) has operated since December 31, 1999, and will continue to operate to the Closing, in such a manner as to qualify as a REIT (determined without regard to the dividends paid deduction requirements for the current year) for the taxable year beginning January 1, 2000 determined as if the taxable year of the REIT ended as of the Closing, and (iii) has not taken or omitted to take any action that would result in loss of or a challenge to its status as a REIT, and no such challenge is pending or, to the Company’s Knowledge, threatened. Each Subsidiary of the Company that is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation. Neither the Company, any Subsidiary of the Company that is a partnership, joint venture or limited liability company, nor any Subsidiary that is a qualified REIT subsidiary has owned any assets (including, without limitation, securities) that could cause the Company to violate Section 856(c)(4) of the Code. The Company has complied, and reasonably expects to continue complying, with the income qualification tests set out in Section 856(c)(2) and (3) of the Code. Neither the Company nor any Subsidiary has received, or reasonably expects to receive, any material rent that does not qualify as “rents from real property” within the meaning of Section 856(d) of the Code, including rent attributable to personal property under Section 856(d)(1)(C), any contingent rent under Section 856(d)(2)(A) of the Code, or any rent from a related-party tenant under Section 856(d)(2)(B) of the Code. Neither the Company nor any Subsidiary has received, or reasonably expects to receive, any contingent interest that does not qualify as “interest” under Section 856(f) of the Code or any income from a shared appreciation provision, as described under Section 856(j) of the Code, that is subject to the prohibited transaction tax under Section 857(b)(6). The fair market value of the real property securing each mortgage loan held by the Company or any Subsidiary at the time the loan was entered into has exceeded the highest outstanding principal balance of the loans at any time. The Company has not elected to pay Tax on any capital gain recognized on or after January 1, 2000. Each Subsidiary of the Company that is a corporation and of which the Company owns more than 9.9% of the capital stock has been since it became a Subsidiary a qualified REIT subsidiary under Section 856(i) of the Code.

      (c)  For purposes of this Agreement, (i) “Taxes ” means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments), (ii) “Tax Return” means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes, and (iii) “Tax Authority” shall mean the Internal Revenue Service and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

      2.14  Properties.  (a) Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries owns marketable fee simple or leasehold title to, or a valid first priority mortgage Lien on, the real properties identified in Section 2.14 of the Company Disclosure Letter (collectively with all buildings, structures and other improvements thereon, the “Company Properties” and each, collectively with all buildings, structures and other improvements thereon, a “Company Property”), which are all of the real properties that are owned or leased by the Company and its Subsidiaries, or on which the Company holds a mortgage Lien, in either case as of the date hereof. The Company Properties are not subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy or reservations of an interest in title (collectively, “Property Restrictions”) or Liens (including Liens for Taxes), mortgages or deeds of trust, claims against title, charges which are Liens, security interests or other encumbrances on title (the “Encumbrances ”), except for (i) Property Restrictions and Encumbrances set forth in Section 2.14 of the Company Disclosure Letter, (ii) Property Restrictions imposed or promulgated by Law or any Governmental Entity with respect to real property, including zoning regulations, which do not adversely affect in any material respect the current use of the applicable property, (iii) Encumbrances and other Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been delivered or made available to Purchaser), (iv) mechanics’, carriers’, workmen’s, repairmen’s Liens and other Encumbrances and Property Restrictions, if any, which, individually and in the aggregate, are not substantial in amount, do not materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Company and its Subsidiaries, and (v) such other Property Restrictions and Encumbrances that, together with all Property Restrictions and Encumbrances described in clauses (i) through (iv) in this Section 2.14(a), would not have a Company Material Adverse Effect.

      (b)  Except for such exceptions as would not have a Company Material Adverse Effect, the Company has obtained title insurance insuring the Company’s or the applicable Company Subsidiary’s fee simple title to each of the Company Properties owned by it and leasehold title to each of the Company’s Properties leased by it, in each case, subject only to the matters disclosed in such policies, in clause (a) above and in Section 2.14 of the Company Disclosure Letter, the Company has not received any written notice that any such policy is not in full force and effect. Except as set forth in Section 2.14(b) of the Company Disclosure Letter, no claim has been made against any such policy in excess of $100,000.

      (c)  Each material certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties and each agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is material to the operation of the property have been obtained and are in full force and effect, except to the extent that the failure to obtain or maintain any such certificate, permit, license, agreement, easement or other right would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any violation of any Law with respect to any of the Company Properties which, individually or in the aggregate, would have a Company Material Adverse Effect. To the Knowledge of the Company, no Governmental Entity having jurisdiction over any Company Properties under development has denied or rejected any applications by the Company for a certificate, permit or license with respect to such Company Property, except to the extent that the denial or rejection of such application would not have a Company Material Adverse Effect.

      (d)  Neither the Company nor any of its Subsidiaries has received any written notice with respect to any Company Property to the effect that any condemnation or rezoning proceedings are pending or threatened, except as set forth in Section 2.14 of the Company Disclosure Letter.

      2.15  Contracts; Debt Instruments.  (a) There have been made available to Purchaser true, correct and complete copies of all of the following contracts to which Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, the “Material Contracts”): (i) the agreements pursuant to which the Company or its Subsidiaries holds or grants a leasehold interest in or otherwise has an economic interest in any real property; (ii) contracts with any current or former officer or director of the Company or any of its Subsidiaries; (iii) contracts (A) for the sale of any of the material assets of the Company or any of its Subsidiaries or the acquisition of any material amount of assets by the Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business, or (B) for the grant to any person of any rights to purchase any of its material assets; (iv) contracts which restrict the Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area in any material manner or which restrict any other person from competing with the Company or any of its Subsidiaries in any line of business or in any geographical area in any material manner; (v) loan commitments, indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes, letters of credit, hedging obligations, capitalized lease obligations, take or pay contracts and other contracts relating to Indebtedness (whether owed by or held by the Company or any Subsidiary) in an amount in excess of $1,000,000 (each note and mortgage of such type, a “ Mortgage”); (vi) all joint venture agreements; and (vii) any material contract not made in the ordinary course of business. For purposes of this Section 2.15, “ Indebtedness” means (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), and (v) guarantees of any such indebtedness of any other Person (including any Subsidiary).

      (b)  All of the Material Contracts are in full force and effect and are the legal, valid and binding obligations of the Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in Section 2.15 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach or default under any Material Contract nor, to the Knowledge of the Company, is any other party to any Material Contract in breach or default thereunder, in either case except for such breaches and defaults of any Material Contract, either individually or in the aggregate, that would not have a Company Material Adverse Effect.

      (c)  Each Mortgage (or equivalent document) related to Indebtedness held by the Company or any Subsidiary creates in such entity a valid security interest in the property described therein. Except as would not have a Company Material Adverse Effect, valid policies of title insurance have been issued insuring the first priority mortgage of the Company or a wholly owned Subsidiary of the Company in each Mortgage and equivalent documents relating to a Mortgage. To the Knowledge of the Company, the borrower under each Mortgage has no valid defense that prevents the holder thereof or its assigns from enforcing the payment provisions thereof, or from foreclosing against the property subject to such Mortgage. To the Knowledge of the Company, such Mortgage is not subject to any valid right of rescission, setoff, abatement, diminution, counterclaim or defense that prevents the holder thereof or its assigns from enforcing the payment provisions of the Mortgage, if any, or from foreclosing against the mortgaged property subject to such Mortgage, and no such claims have been asserted. Except as set forth on Schedule 2.15 of the Company Disclosure Letter, the Company or the Subsidiary is the sole owner of and holds legal title to each Mortgage, and no Mortgage has been assigned or pledged and each Mortgage is owned by the Company or the Subsidiary free and clear of any right, interest or claim of any third party.

      2.16  Environmental Matters.  (a) Except as disclosed in Section 2.16 of the Company Disclosure Letter and for such exceptions to any of the following that, individually or in the aggregate, would not have a Company Material Adverse Effect, (A) none of the Company nor any of its Subsidiaries nor any other Person has caused or permitted (i) the presence of any Hazardous Substances on any of the Company’s Properties, (ii) any spills, releases, discharges or disposal of Hazardous Substances to have occurred or be presently occurring on or from the Company Properties as a result of any construction on or operation and use of the Company Properties, (B) (i) the Company and its Subsidiaries have complied with all applicable local, state and federal Environmental Laws, including all regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances, (ii) the Company and its Subsidiaries have obtained, currently maintain and, as currently operating are in compliance with, all Permits necessary under any Environmental Law (“Environmental Permits”) for the conduct of the business and operations of the Company and its Subsidiaries in the manner now conducted, and, to the knowledge of the Company, there are no actions or proceedings pending or threatened to revoke or materially modify such Permits; (iii) no Hazardous Substances have been used, stored, manufactured, treated, processed or transported to or from any such Company Property by the Company and its Subsidiaries or any other Person, except as necessary to the customary conduct of business and in compliance with Law and in a manner that does not result in liability under applicable Environmental Laws; (iv) the Company and its Subsidiaries have not received any written notice of potential responsibility, letter of inquiry or written notice of alleged liability from any Person regarding such Company Property or the business conducted thereon; (v) no investigation, action or review is pending or, to the Knowledge of the Company, threatened by any Governmental Entity or other Person under any Environmental Law, and (vi) all underground storage tanks located on any Company Property have been removed or closed to the extent required under any applicable Environmental Law. For the purposes of this Section 2.16 only, “Company Properties ” shall be deemed to include all property formerly owned, operated or leased by the Company or its current or former Subsidiaries, solely, however, as to the period of time when such property was so owned, operated or leased by the Company or its current or former Subsidiaries. Except as described in Section 2.16 of the Company Disclosure Letter, the Company has previously made available to Purchaser complete copies of all final versions of environmental investigations and testing or analysis (other than those which have been superseded by more recent investigations, testing or analyses) that are in the possession, custody or control of any of the Company or any of its Subsidiaries with respect to the environmental condition of the Company Properties.

      (b)  For purposes of this Agreement, the term (i) “ Environmental Laws” means any national, federal, state or local Law (including, without limitation, common law), Order, Permit or any agreement with any Governmental Entity or other third party (whether domestic or foreign) relating to: (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, processing, distribution, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution of the environment, and (ii) “Hazardous Substances ” means: (A) those materials, pollutants and/or substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act of 1980, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas and any mixtures thereof; (D) radon; (E) asbestos; (F) any other contaminant; and (G) any materials, pollutants and/or substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation.

      2.17  Company Benefit Plans; ERISA Compliance.  (a)  Except as disclosed in Section 2.17(a) of the Company Disclosure Letter, there are no compensation, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option or other stock related rights, fringe benefit, retirement, vacation, disability, death benefit, supplemental unemployment benefits, hospitalization, medical, dental, life, severance, post-employment benefits or other plan, agreement, arrangement, policies or understanding, or employment severance, retention, consulting, change of control or similar agreement whether formal or informal, oral or written, providing benefits to any current or former employee, officer, director or shareholder of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is or was obligated to contribute (collectively, the “Company Benefit Plans ,” which will include each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, but shall not include any Multiemployer Plan (as defined below)). Section 2.17(a) of the Company Disclosure Letter contains a true and complete list of all agreements or plans providing for termination or severance pay to any officer, director or employee of the Company.

      (b)  Each Company Benefit Plan has been administered in accordance with its terms, all applicable Laws, including ERISA and the Code, except to the extent that the failure to so administer the applicable plan would not have a Company Material Adverse Effect. Each Company Benefit Plan is in compliance with all applicable Laws, including the applicable provisions of ERISA, and the Code. Each Company Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt. No fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Company Benefit Plan or the exempt status of any such trust, except for any occurrence that would not, individually or in the aggregate, have a Company Material Adverse Effect. All contributions to, and payments from, each Company Benefit Plan and Multiemployer Plan that are required to be made in accordance with such Plans and applicable Laws (including ERISA and the Code) have been timely made.

      (c)  No Company Benefit Plan is or at any time was (i) subject to Title IV of ERISA or (ii) subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code. Except as set forth in Section 2.17(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries contributes to any “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 3(40) of ERISA (each a “Multiemployer Plan”).

      (d)  No Company Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees, officers or directors after retirement or other termination of service.

      (e)  Except as set forth on Section 2.17(e) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation, equity rights or benefits due any such employee, officer or director.

      (f)  With respect to each Company Benefit Plan, the Company has delivered or made available to Purchaser a true and complete copy of: (A) each writing constituting a part of such Company Benefit Plan, including without limitation all Company Benefit Plan documents and trust agreements; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the IRS, if any.

      (g)  With respect to each Company Benefit Plan, there have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that would result in any liability or excise tax under ERISA or the Code.

      (h)  There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan which would increase materially the expense of maintaining such Company Benefit Plan above the level of the expense incurred in respect thereof for the 12 months ended on the date of the most recent balance sheet for the Company and its Subsidiaries.

      (i)  All contributions and payments due under each Company Benefit Plan have either been discharged and paid or are adequately reflected as a liability on the most recent balance sheet for the Company and its Subsidiaries in accordance with GAAP.

      (j)  Except as set forth on Section 2.17(j) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is a party to or subject to any union contract or collective bargaining agreement, (ii) the Company and its Subsidiaries are in compliance in all material respects with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice that would affect the Company in any material respect, and (iii) there is no unfair labor practice complaint pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board that would affect the Company in any material respect.

      (k)  The execution, delivery or performance of the transactions contemplated by the Transaction Documents does not constitute (i) a “Change in Control” as defined in the Company’s Change in Control Agreements, dated as of March 22, 2000, with any of Essel W. Bailey, David A. Stover, F. Scott Kellman, Laurence D. Rich or Susan Allene Kovach (collectively, the “Senior Executive Officers” and such agreements, the “Company Change in Control Agreements”) or (ii) “Change of Control” as defined in any of the Stock Option Plans, in each case as in effect on the date of this Agreement.

      2.18  Related Party Transactions.  Except for such of the following as were filed as Exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 (the “1999 Company 10-K ”), set forth in Section 2.18 of the Company Disclosure Letter is a list of all written arrangements, agreements and contracts entered into by the Company or any of its Subsidiaries with any Person who is an officer, director or Affiliate of the Company, or any lineal descendent of any of the foregoing, or any entity in which any of the foregoing has an economic interest (excluding ownership of stock of publicly owned companies), except those of a type described in Section 2.17.

      2.19  No Brokers.  The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or Purchaser to pay any investment banker’s or finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained J.P. Morgan & Co., Incorporated as its financial advisor, the arrangements with which have been disclosed to Purchaser prior to the date hereof. The Company will pay all amounts owed pursuant to the foregoing arrangements.

      2.20  Proxy Statement.  The proxy statement to be mailed to the stockholders of the Company (the “ Company Stockholders”) in connection with the meeting of the Stockholders to approve the issuance of the Shares to Purchaser on the Closing Date and the shares of Common Stock and Series C Preferred Stock pursuant to the Additional Equity Financing, to elect the Purchaser Designees and the Independent Director to the Company Board pursuant to Section 4.10, and to authorize the Additional Option Shares (the “Company Stockholders Meeting”, and such proxy statement, as amended or supplemented, the “Proxy Statement”), at the date mailed to the Company Stockholders and at the time of the Company Stockholders Meeting (i) will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      2.21  Voting Requirements.  The affirmative vote of no more than the holders of a majority of the issued and outstanding shares of Common Stock, voting as a single class, at the Company Stockholders Meeting to approve the issuance of the Shares to Purchaser on the Closing Date and shares of Common Stock and Series C Preferred Stock to Purchaser pursuant to the Additional Equity Financing, to elect the Purchaser Designees and the Independent Director to the Company Board pursuant to Section 4.10, and to authorize the Additional Option Shares (the “Company Stockholder Approval”), is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve the transactions contemplated hereby.

      2.22  State Takeover Statues.  The limitations on “business combinations” (as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (“MGCL ”)) and the limitations on voting rights of shares of stock acquired in a “control share acquisition” (as defined in Subtitle 7 of Title 3 of the MGCL) are not applicable to the transactions contemplated hereby. There is no other provision of the MGCL or the Company’s bylaws or charter under which special voting or waiting period requirements would become applicable, or Purchaser would not have rights possessed by other stockholders, had the Company issued to Purchaser all Company securities contemplated herein prior to the date hereof.

      2.23  Statements True and Correct.  The representations made by the Company pursuant to this Agreement, the certificate provided for in Section 1.4(b)(ii) and the Company Disclosure Letter do not or will not contain as of the date made any untrue statement of material fact or do not omit or will not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

III.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to the Company as follows:

      3.1  Existence; Good Standing; Corporate Authority.  Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly licensed or qualified to do business as a limited partnership and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Purchaser Material Adverse Effect. A “Purchaser Material Adverse Effect” means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, results of operations or financial condition of Purchaser and its Subsidiaries, taken as a whole, provided, however, that no event referred to in clauses (b), (c), (d) or (e) of the proviso to the definition of Company Material Adverse Effect will, as applied to Purchaser, constitute a Purchaser Material Adverse Effect, or (ii) prevent or materially delay Purchaser’s ability to consummate the transactions contemplated hereby. Purchaser has all requisite limited partnership power and authority to own, operate and lease its properties and carry on its business as now conducted.

      3.2  Authorization, Validity and Effect of Agreement.  Purchaser has all requisite limited partnership power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby to be executed respectively by it. This Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by the general partner of Purchaser and the applicable governing body of Purchaser’s general partner, and no other action on the part of Purchaser or Purchaser’s general partner is necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement constitutes, and all Transaction Documents contemplated hereby to be executed and delivered by Purchaser (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors’ rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

      3.3  No Conflict; Required Filings and Consents.  (a)  The execution and delivery of this Agreement by Purchaser do not, and the consummation by Purchaser of the transactions contemplated hereby will not, (i) conflict with or violate the articles of incorporation, bylaws or other similar constituent documents of Purchaser or any of its Subsidiaries, (ii) subject Purchaser to making any filings, notifications or registrations and obtaining any approvals, consents or authorizations identified in Section 3.3(b), conflict with or violate any Law or Order applicable to Purchaser or any of its Subsidiaries or by which any property or asset of Purchaser or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of Purchaser or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries or any property or asset of Purchaser or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

      (b)  The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, and (B) the applicable notification requirements of the HSR Act, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

      3.4  No Brokers.  Purchaser has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or any Subsidiary of the Company to pay any investment banker’s or finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, any such amounts to be the sole liability of Purchaser.

      3.5  Proxy Statement.  None of the information provided by Purchaser or its officers, directors, representatives, agents or employees specifically for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.6  Sufficient Funds.  After giving effect to the payment by Purchaser of the Purchase Price which will be funded pursuant to valid, binding and enforceable commitments in effect on the date hereof, Purchaser will have sufficient funds available to (a) pay all amounts required to be paid pursuant to this Agreement when due and (b) pay all nonreimbursable fees, costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated herein.

      3.7  Investment Intent.  Purchaser is purchasing the Shares to be purchased by it for its own account and for investment purposes, and does not intend to redistribute the Shares (except in a transaction or transactions exempt from registration under the federal and state securities laws or pursuant to an effective registration statement under such laws). Purchaser acknowledges that the Shares have not been registered under the Securities Act or any state blue sky or securities Laws and that the transfer of the Shares may be subject to compliance with such Laws (in addition to the restrictions set forth in the Stockholders Agreement).

      3.8  Investor Sophistication; Etc.  Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act and has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of an investment in the Shares. Purchaser is not an “investment company within the meaning of the Investment Company Act of 1940, as amended.

IV.  COVENANTS

      4.1  Conduct of Business by the Company.  During the period from the date of this Agreement to the Closing Date, the Company will, and will cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all commercially reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with all key customers, suppliers and other Persons having business dealings with them to the end that their goodwill and ongoing businesses will not be materially impaired at the Closing Date. The Company will confer on a regular basis with one or more representatives of Purchaser to report operational matters of materiality and any proposals to engage in material transactions. Without limiting the generality or effect of the foregoing, except as specifically described in Section 4.1 of the Company Disclosure Letter or as expressly provided by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Purchaser:

      (a)  other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent and quarterly distributions with respect to the Series A Preferred Stock or Series B Preferred Stock in the amounts provided for in the Articles Supplementary in respect of such Series A Preferred Stock or Series B Preferred Stock, as the case may be, and consistent with past practice and regular quarterly dividends not in excess of $0.25 per share of Common Stock which shall commence no earlier than the regular dividend pay date in the third quarter of 2000, (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; provided, however, that the foregoing restrictions shall not apply to the extent a distribution by the Company is necessary for the Company to maintain REIT status or to prevent the Company from having to pay federal income or excise tax;

      (b)  except for the issuance of securities pursuant to the exercise of options that are outstanding on the Measurement Date and are listed in Section 2.3 of the Company Disclosure Letter, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

      (c)  except for filing the Series C Articles Supplementary with the Maryland Secretary of State, amend its articles of incorporation or bylaws;

      (d)  acquire by merging or consolidating with, or by purchasing all or substantially all of the assets of, or in any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof in a transaction or series of related transactions involving a total purchase price (determined in accordance with GAAP) in excess of $1,000,000;

      (e)  sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than sales of assets which do not individually or in the aggregate exceed $1,000,000;

      (f)  incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than in any such case pursuant to the Company’s existing contractual obligations or in accordance with the Company’s 2000 operating plan previously provided to Purchaser;

      (g)  make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any wholly owned Subsidiary of the Company or to officers and employees of the Company or any of its Subsidiaries for travel, business or relocation expenses in the ordinary course of business;

      (h)  except in accordance with the Company’s 2000 operating plan previously provided to Purchaser, make any capital expenditures, unless required in order to cause any Company Property to comply with applicable Law or to maintain Medicare or Medicaid certification.

      (i)  make any change to its accounting methods, principles or practices, except as may be required by GAAP, or make or change any Tax election or settle or compromise any material Tax liability or refund;

      (j)  except as required by Law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any Company Benefit Plan or any other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their directors, officers or employees;

      (k)  hire or terminate the employment of any executive officer or key employee or increase the compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person;

      (l)  increase the compensation of any employee other than in the ordinary course of business;

      (m)  pay, discharge or settle any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business consistent with past practice and not in an amount in excess of the amount reserved for in the Company Financial Statements;

      (n)  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries;

      (o)  amend the terms of, relinquish any material right under or terminate any Material Contract, other than in the ordinary course of business;

      (p)  enter into any material agreement not in the ordinary course of business;

      (q)  make, rescind or revoke any material express or deemed election relative to Taxes (unless required by law or necessary to preserve the Company’s status as a REIT or the status of any Subsidiary of the Company as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be); or

      (r)  authorize, or commit or agree to take, any of the foregoing actions or take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue in any material respect as of the date when made or as of a future date.

      4.2  No Solicitation.  (a)  Prior to the earlier of (i) the Closing and (ii) the termination of this Agreement in accordance with its terms, the Company, its Affiliates and their respective officers, directors, employees, representatives and agents will immediately cease any existing discussions or negotiations, if any, with any parties with respect to any Alternative Proposal, take the necessary steps to inform such parties of the obligations undertaken in this Section 4.2, and request that such parties promptly return all documents (and all copies thereof) furnished to them by the Company or its representatives in connection with such discussions and negotiations or certify that any such materials have been rendered unusable. The Company will not, nor will it permit any of its Subsidiaries, nor any of their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives, directly or indirectly to, (i) solicit, initiate, encourage (including without limitation by way of furnishing information or providing access to the books, records, properties or assets of the Company or any of its Subsidiaries), or knowingly facilitate the making of any proposal which constitutes an Alternative Proposal, (ii) participate in any discussions or negotiations regarding any Alternative Proposal, or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; provided, however, that if, at any time prior to the Closing Date, the Company Board determines in good faith that it has received an Alternative Proposal that the Company Board determines is reasonably likely to result in a Superior Proposal, the Company may, (A) furnish information with respect to the Company and any of its Subsidiaries to such Person following compliance with its obligations under this Section 4.2(b) pursuant to a customary confidentiality agreement and (B) participate in discussions and negotiations with such Person regarding such Alternative Proposal. For purposes of this Agreement, “ Alternative Proposal” means (1) any proposal or offer from any Person relating to any direct or indirect acquisition or purchase of assets or equity or debt securities (or rights to purchase such securities), of the Company and its Subsidiaries for aggregate gross proceeds in excess of $35 million individually or when aggregated with other proposals, offers or transactions, any tender offer or exchange offer for any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, the incurrence of more than $25 million in principal amount of indebtedness (other than indebtedness incurred in connection with the permitted acquisition of assets that is secured only by the assets acquired and other than any transaction described in Schedule 4.2) and (2) any other transaction that is conditioned upon the termination of this Agreement or that would be reasonably expected, if consummated, to frustrate the completion of the transactions contemplated hereby, other than any such transactions described on Schedule 4.2. “ Superior Proposal” means any bona fide, unsolicited written Alternative Proposal that did not result from a breach of this Section 4.2 and that involves payment of consideration to all of the Company’s stockholders in respect of the Common Stock and other terms and conditions that, taken as a whole, the Company Board determines in good faith, after consulting with a financial advisor of nationally recognized reputation, and taking into account all the terms and conditions of the Alternative Proposal, including the nature and amount of any consideration, interest rates, break-up fees, expense reimbursement provisions, the conditions to consummation and the likelihood of completion, are more favorable and provide greater value to the Company’s stockholders than as provided hereunder and for which financing, to the extent required, is then fully committed or available. The Company shall notify Purchaser promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Alternative Proposal or any request for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, an Alternative Proposal. The Company shall provide such notice orally and in writing and shall identify in reasonable detail the Person making, and the material terms and conditions of, any such Alternative Proposal, indication or request. The Company shall keep Purchaser fully informed, on a current basis, of the status and material details of any such Alternative Proposal, indication or request. Prior to furnishing confidential information to, or entering into discussions or negotiations with, any other Persons with respect to an Alternative Proposal, the Company must obtain from such other Persons an executed confidentiality agreement with terms no more favorable to such Person than those contained in the confidentiality agreement between the Company and Affiliates of Purchaser, but which confidentiality agreement may not include any provision calling for an exclusive right to negotiate with such Persons, and the Company must advise

Purchaser of the nature of such confidential information delivered to such other Person reasonably promptly following its delivery to the requesting party.

      (b)  Except as expressly permitted by this Section 4.2(b), neither the Company Board nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by the Company Board or such committee of this Agreement or the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle or other agreement related to any Alternative Proposal (each, a “Company Agreement”). Notwithstanding the foregoing, in the event that prior to the Closing Date, the Company has received a Superior Proposal, the Company Board may, subject to Section 7.5(b), withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby, approve or recommend a Superior Proposal or terminate this Agreement pursuant to Section 7.3(c), provided, however, that not fewer than five Business Days prior to such termination, the Company will (i) notify Purchaser of its intention to take such action, (ii) provide Purchaser with a reasonable opportunity to respond to any such Alternative Proposal, and (iii) negotiate in good faith with Purchaser with respect to any modification to the terms of this Agreement.

      (c)  Nothing contained in this Section 4.2 will prohibit the Company, following its receipt of a Superior Proposal, from taking and disclosing to its Stockholders a position required by law, including pursuant to Rule 14e-2(a) promulgated under the Exchange Act.

      4.3  Filings, Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation (i) obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making of all necessary registrations and filings (including filings with Governmental Entities) and taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining, in writing, of all necessary consents, approvals or waivers from third parties in form reasonably satisfactory to Purchaser, (iii) performing its obligations under the Amended Fleet Facility and (iv) execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

      4.4  Inspection of Records. From the date hereof to the Closing Date, the Company will (i) allow all designated officers, attorneys, accountants and other representatives of Purchaser reasonable access at all reasonable times to the officers, key employees, accountants and other representatives of the Company and its Subsidiaries and the books and records of the Company and its Subsidiaries, (ii) furnish to Purchaser and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, and (iii) allow a representative of Purchaser to attend each meeting of the Company Board, provided that such representative shall not be allowed to attend at any time in which the Company Board is discussing matters relating to Purchaser, the Transaction Documents, or an Alternative Proposal.

      4.5  Publicity. The initial press release relating to this Agreement will be in the form of a joint press release previously agreed between Purchaser and the Company and thereafter the Company and Purchaser will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

      4.6  Proxy Statement; NYSE Listing. (a) The Company will promptly prepare the Proxy Statement and file it with the SEC as soon as practicable after the date hereof and will use its commercially reasonable best efforts to have the Proxy Statement cleared by the SEC on or prior to June 14, 2000 and promptly thereafter and after Purchaser has waived the conditions set forth in Sections 5.3(g) and 5.3(h) will mail the Proxy Statement to the Company Stockholders in order for the Company Stockholders Meeting to occur on or prior to July 14, 2000. Purchaser will use its commercially reasonable best efforts to cooperate with the Company in the preparation and finalization of the Proxy Statement. Any Proxy Statement will disclose the recommendation of the Company Board as of the date hereof that the Company Stockholders approve the transactions contemplated hereby, including the issuance and sale of the Shares to Purchaser on the Closing Date and the possible subsequent shares of Common Stock and Series C Preferred Stock to the Purchaser pursuant to the Additional Equity Financing (subject to the conditions set forth in Exhibit B), the election of the Purchaser Designees and the Independent Director to the Company Board in accordance with Section 4.10 and an increase in the number of shares of Common Stock reserved for issuance under the Stock Option Plans (the “Additional Option Shares”). The Company agrees not to mail the Proxy Statement to the Stockholders until Purchaser confirms that the information provided by Purchaser continues to be accurate. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its Subsidiaries or Affiliates, or its or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to any Proxy Statement, the Company will inform Purchaser, supplement such Proxy Statement and mail such supplement to the Company Stockholders. The Company will promptly advise the Purchaser of any oral or written comments to the Proxy Statement from the SEC or the issuance of any stop order with respect to the Proxy Statement. The Company will provide the Purchaser and its counsel with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing such with the SEC, and will provide the Purchaser with a copy of all such filings made with the SEC.

      (b)  The Company will use its best efforts to cause the shares of the Common Stock to be issued upon the conversion of the Series C Preferred Stock to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

      4.7  Company Stockholders Meeting. The Company will take all action necessary in accordance with applicable Law and its articles of incorporation and bylaws to duly call, give notice of, after the Purchaser has waived the conditions set forth in Sections 5.3(g) and 5.3(h), convene and hold a special meeting of the Company Stockholders as promptly as practicable (but in no event later than July 14, 2000) and to include for consideration and vote at the Company Stockholders Meeting the approval of the issuance of the Shares to Purchaser on the Closing Date, the reservation of the Additional Option Shares for issuance under the Stock Option Plans, the possible subsequent issuance of the Common Stock and the Series C Preferred Stock pursuant to the Additional Equity Financing (subject to the conditions set forth in Exhibit B), and the election of the Purchaser Designees and the Independent Director to the Company Board pursuant to Section 4.10. Subject to Section 4.2, the Company Board will recommend such approval and adoption and the Company will take all lawful action to solicit such approval, including without limitation timely mailing of the Proxy Statement.

      4.8  Reserved.

      4.9  REIT-Related Matters. (a) The Company will take such further actions and engage in such further transactions as Purchaser reasonably requests to preserve the Company’s status as a REIT under the Code (including with respect to the period following the Closing Date) and to avoid the payment of any Taxes under Sections 857(b), 859(f), 860(c) or 4981 of the Code. The Company will not make or rescind any express or deemed election relative to Taxes (unless required by Law or necessary to preserve the Company’s status as a REIT or the status of any Subsidiary as a partnership for federal income Tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be).

      (b)  The Company Board will take no action that would render Section 4 of Article V of the Company’s articles of incorporation applicable to, and will not exercise any right provided under such section with respect to, Purchaser or to the transactions contemplated by this Agreement.

      4.10  Company Board. (a) The Company shall take all necessary action so that, as of the Closing, the Company Board shall be constituted as follows: (i) Essel Bailey, (ii) three individuals who are directors of the Company on the date of this Agreement and who are acceptable to Purchaser, (iii) four individuals designated by Purchaser (the “Purchaser Designees”), and (iv) one additional person acceptable to Purchaser and the existing Board who shall satisfy the qualification requirements as an “independent” director and as a member of the audit committee of both the Company and Purchaser under the rules and regulations of the New York Stock Exchange (assuming for such purpose that Purchaser was a NYSE-listed company) (the “Independent Director”). In the event the Independent Director or any of the Purchaser Designees shall be unable to serve as a director as of the Closing, a replacement for such director shall be designated by the same party which designated such individual and in the same manner as set forth in this Section 4.10.

      (b)  Effective as of the Closing, the Company will amend its bylaws to provide that (i) each committee of the Company Board will be comprised of that number of Purchaser Designees equal to the product (rounded to the nearest whole number in accordance with established mathematical convention) of the number of directors on such committee multiplied by a fraction, the numerator of which is the number of Purchaser Designees and the denominator of which is the number of directors on the entire Company Board; provided, however, that the number of Purchaser Designees shall not constitute a majority of the members of any committee unless the Purchaser Designees also constitute a majority of the members of the Company Board, and (ii) the total number of directors will not exceed nine. Such amendment may not be further amended by the Company Board without the approval of a majority of the Purchaser Designees.

      (c)  On the Closing Date, in the event any of the Purchaser Designees or the Independent Director shall not have been elected to the Company Board at the Company Stockholders Meeting, the Company shall use its best efforts to cause the directors of the Company or any Subsidiaries of the Company to submit their resignations from such positions as may be necessary to appoint the Purchaser Designees and the Independent Director to the Company Board in accordance with Section 4.10, effective as of the Closing Date.

      4.11  Additional Rights.  From and after the date hereof, neither the Company nor the Company Board will declare or distribute any additional Rights or take any other action that would adversely discriminate against Purchaser based on its ownership of shares of capital stock of the Company.

      4.12  Further Action.  Each of the parties hereto will use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby and thereby.

      4.13  Amended Fleet Facility; Management Compensation Arrangements; Provident Waiver.  The Company will use commercially reasonable efforts to enter into the Amended Fleet Facility, the Management Compensation Arrangements and the Provident Waiver within ten Business Days after the date of this Agreement and, in any event, prior to mailing the Proxy Statement to the Company Stockholders.

V.  CONDITIONS TO CLOSING

      5.1  Conditions to Each Party’s Obligations.  The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a)  The Company Stockholder Approval shall have been obtained; and

      (b)  No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

      5.2  Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of each of the following conditions:

      (a)  Representations, Warranties and Covenants.  The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than those qualified by materiality or Purchaser Material Adverse Effect, which shall be true and correct in all respects) as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (which shall be so true and correct as of such other date) (provided that the foregoing condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect), and the covenants and agreements contained in this Agreement to be complied with by Purchaser as of or before the Closing Date shall have been complied with in all material respects.

      (b)  Deliveries.  All items set forth in Section 1.4(a) hereof shall have been delivered to the Company.

      5.3  Conditions to Obligations of Purchaser.  The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of each of the following conditions:

      (a)  Representations, Warranties and Covenants.  The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than those qualified by materiality or Company Material Adverse Effect, which shall be true and correct in all respects) as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (which shall be so true and correct as of such other date) (provided that the foregoing condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect), and the covenants and agreements contained in this Agreement to be complied with by the Company as of or before the Closing Date shall have been complied with in all material respects.

      (b)  Litigation.  No action, suit or proceeding shall have been commenced or threatened in writing by or before any court or other Governmental Entity against Purchaser, the Company or any of their respective Affiliates, seeking to restrain or materially and adversely alter the transactions contemplated hereby or by the other documents contemplated hereby, which (i) is reasonably likely to render it impossible or unlawful to consummate the transactions contemplated hereby or thereby, (ii) in the good faith judgment of Purchaser could reasonably be expected to have a Company Material Adverse Effect or materially limit or restrict the rights of the Purchaser under the Transaction Documents, or (iii) seeks material damages.

      (c)  Consents and Approvals.  Purchaser and the Company shall have received, each in form and substance satisfactory to Purchaser in its reasonable good faith determination, all authorizations, consents, orders, permits, licenses and approvals of all Governmental Entities and all third party consents and waivers set forth on Schedule 5.3(c) , including a permanent waiver from The Provident Bank (the “Provident Waiver”) of the requirement that the Company apply any proceeds from the sale of any company securities (including, without limitation, securities sold to Purchaser pursuant to this Agreement) to the repayment of any indebtedness of the Company or to apply such proceeds other than as set forth in Section 1.5.

      (d)  No Material Adverse Effect.  Except as specifically disclosed in the Company Reports filed prior to the date hereof, since January 1, 2000, no event or events shall have occurred with respect to the Company or any Subsidiary, or be reasonably likely to occur with respect to any thereof, which could reasonably be expected to have a Company Material Adverse Effect.

      (e)  Deliveries.  All items set forth in Section 1.4(b) hereof shall have been delivered to Purchaser.

      (f)  Rights Amendment.  The Rights Amendment shall continue to be in effect and no “Triggering Event,” “Distribution Date” or “Stock Acquisition Date” shall have occurred pursuant to and as defined in the Company Rights Agreement.

      (g)  Amended Fleet Facility.  The Company and Fleet Bank, N.A. (“Fleet”) shall have entered into agreements contemplated by the commitment letter of Fleet, dated May 5, 2000, attached hereto as Exhibit H (the “Amended Fleet Facility”) containing, without limitation, terms previously disclosed in writing to the Company by Purchaser, all the terms of the Amended Fleet Facility to be acceptable to Purchaser in

Purchaser’s sole discretion; provided that if Purchaser has not delivered to the Company a written waiver, on or before 5:30 p.m. (New York City time) on the third Business Day after receipt by Purchaser of a written request by the Company to waive in writing the condition set forth in this Section 5.3(g) as it applies to the final and definitive documentation for the Amended Fleet Facility received by the Company, (i) the restrictions set forth in Section 4.2 of this Agreement and (ii) the Purchaser’s right to terminate this Agreement pursuant to Section 7.4(c) shall be rendered inapplicable and of no force and effect until a written waiver from the Purchaser with respect to this Section 5.3(g) has been delivered to the Company which written waiver may be given at any time within or after such three-day period, in which event the foregoing Sections will, without further action, be reinstated.

      (h)  Management Compensation Arrangements.  The Company and each of the Senior Executive Officers shall have entered into salary, bonus, severance and incentive compensation arrangements approved by the Compensation Committee of the Company Board and the full Company Board and on terms acceptable to Purchaser in Purchaser’s sole discretion (the “ Management Compensation Arrangements”); provided that if Purchaser has not delivered to the Company a written waiver, on or before 5:30 p.m. (New York City time) on the third Business Day after receipt by Purchaser of a written request by the Company to waive in writing the condition set forth in this Section 5.3(h) as it applies to the final and definitive agreements evidencing the Management Compensation Arrangements, (i) the restrictions set forth in Section 4.2 of this Agreement and (ii) the Purchaser’s right to terminate this Agreement pursuant to Section 7.4(c) shall be rendered inapplicable and of no force and effect until a written waiver from the Purchaser with respect to this Section 5.3(h) has been delivered to the Company which written waiver may be given at any time within or after such three-day period, in which event the foregoing Sections will, without further action, be reinstated.

      (i)  REIT Matters.  (i)  There shall have not been a “change of law” such that the Company would not qualify (prior to or after the Closing Date) as a REIT. For this purpose, the term “change of law” will mean any amendment to or change (including any announced prospective change having a proposed effective date at or prior to the Closing Date) in the federal tax laws of the United States, including any statute, regulation or proposed regulation or any official administrative pronouncement (consisting of the issuance or revocation of any revenue ruling, revenue procedure, notice, private letter ruling or technical advice memorandum) or any judicial decision interpreting such federal tax laws (whether or not such pronouncement or decision is issued to, or in connection with, a proceeding involving the Company or a Subsidiary of the Company or is subject to review or appeal) and (ii) Purchaser shall have received an opinion of Argue, Pearson, Harbison & Myers, LLP Purchaser, dated as of the Closing Date, in the form attached hereto as Exhibit I , to the effect that (A) commencing with its taxable year ended the end of the Company’s first REIT tax year, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (B) the transactions contemplated by this Agreement will not prevent the Company from continuing to operate in conformity with the requirements for qualification as a REIT under the Code.

      (j)  NYSE Listing.  The NYSE shall have approved for listing the Common Stock issuable upon conversation of the Series C Preferred Stock, subject to official notice of issuance.

      (k)  Company Board.  The Company Board shall have been reconstituted in the manner described in Section 4.10 and the Purchaser Designees and the Independent Director shall have been elected to the Company Board at the Company Stockholders Meeting or shall have been appointed to the Company Board in accordance with Section 4.10, and such election shall have been approved by at least two-thirds of the Incumbent Directors (as defined in the Company Change in Control Agreements).

      (l)  Fleet Loan Closing.  The transactions contemplated under the Amended Fleet Facility shall have closed prior to, or simultaneously on, the Closing Date.

      (m)  Series C Articles Supplementary.  The Series C Articles Supplementary shall have been filed and accepted for record by the appropriate Maryland governmental authority, and shall have become effective in accordance with the laws of the State of Maryland.

VI.  INDEMNIFICATION

      6.1  Indemnification of Purchaser.  (a)  Right of Indemnification.  Subject to the terms of this Article VI, the Company covenants and agrees to indemnify and hold harmless each of Purchaser and its Affiliates and their respective partners, members, officers, directors, employees, attorneys, advisors and agents controlling, and any person or entity controlling, controlled by or under common control with, any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, including without limitation [Hampstead] and its Affiliates (collectively, the “Indemnified Parties ”), from and against all losses, claims, liabilities, damages, costs (including without limitation costs of preparation and reasonable attorneys’ fees and charges) and reasonable expenses (including without limitation expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Party is a party) or actions in respect thereof (each such individual occurrence is hereinafter referred to as a “Loss ” and collectively, as “Losses”) suffered by any Indemnified Party, directly or indirectly, arising out of (i) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any other document contemplated hereby or (ii) any actual or threatened claim against such Indemnified Party by a person or entity related to or arising out of or in connection with this Agreement, the Registration Rights Agreement, the Advisory Agreement, the Stockholders Agreement or any other transaction document or any actions taken by any Indemnified Party pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (whether or not the transactions contemplated hereby or thereby are consummated) (collectively, “Transactional Losses ”).

      (b)  Transactional Losses.  The Company will not be liable to any Indemnified Party for any Transactional Losses to the extent, but only to the extent, that it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Transactional Losses resulted primarily from (i) such Indemnified Party’s breach of this Agreement or (ii) a misstatement or omission contained in a report filed by such Indemnified Party pursuant to the Exchange Act, the Securities Act or any other Law unless such misstatement or omission relates to information furnished or confirmed by or on behalf of the Company. The indemnification provisions of this Section 6.1 are expressly intended to cover Transactional Losses relating to an Indemnified Party’s own negligence. The Company will promptly reimburse each Indemnified Party for all such Transactional Losses as they are incurred. If the foregoing indemnity is unavailable to any Indemnified Party or insufficient to hold any Indemnified Party harmless, then the Company will contribute to the amount paid or payable by such Indemnified Party as a result of such Transactional Loss in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and any Indemnified Party, on the other, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, the Company or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Transactional Losses will be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any action, suit or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by prorata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (c)  Threshold.  No Indemnified Party will be entitled to indemnification pursuant to this Section 6.1 with respect to any Losses in respect of breaches of representations and warranties until the aggregate amount of all such Losses suffered by Indemnified Parties in the aggregate exceeds $500,000 (the “Threshold”), whereupon Indemnified Parties will be entitled to indemnification pursuant to this Section 6.1 from the Company for the full amount of all such Losses suffered by Indemnified Parties (regardless of the Threshold) up to an aggregate total amount of the Purchase Price and any amounts paid by Purchaser pursuant to the

Additional Equity Financing (the “Cap”). The foregoing provision of this Section 6.1(c) notwithstanding, the Threshold and the Cap will not apply with respect to any Loss or Losses relating directly or indirectly to claims of any nature whatsoever (i) relating to, resulting from or arising out of any breach of any covenant or agreement made by the Company in this Agreement or in any Transaction Documents or (ii) against any Indemnified Party or Parties made by or on behalf of any director or officer of the Company or any of its Subsidiaries.

      (d)  Survival.  No Indemnified Party will be entitled to give a Notice of Claim with respect to any actual or alleged breach of any representation or warranty herein after the third anniversary of the date of the Closing.

      6.2  Procedure for Claims.  (a)  Notice of Claim.  After obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification under this Article VI (referred to herein as an “Indemnification Claim”), an Indemnified Party will be required to give written notice to the Company of such Indemnification Claim (“Notice of Claim ”). A Notice of Claim will be given with respect to all Indemnification Claims, whether or not the Threshold has been reached; provided, however, that the failure to give Notice of Claim to the Company will not relieve the Company from any liability that it may have to an Indemnified Party hereunder to the extent that the Company is not prejudiced by such failure. The Notice of Claim will be required to set forth the amount (or a reasonable estimate) of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim, whether or not the Threshold has been reached, and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party will furnish to the Company such information (in reasonable detail) it may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

      (b)  Third Party Claim.  (i)  If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a “Third Party Claim ”), the Company will have 15 calendar days after the date of receipt by the Company of the Notice of Claim (the “ Notice Date”) to notify the Indemnified Parties in writing of the election by the Company to defend the Third Party Claim on behalf of the Indemnified Parties, provided, however, that the Company will be entitled to assume the defense of any such Third Party Claim only if it unconditionally and irrevocably undertakes to indemnify all Indemnified Parties in respect thereof (subject to any applicable limitations set forth in Section 6.1).

      (ii)  If the Company elects to defend a Third Party Claim on behalf of the Indemnified Parties, the Indemnified Parties will make available to the Company and their agents and representatives all records and other materials in their possession which are reasonably required in the defense of the Third Party Claim, and the Company will pay all expenses payable in connection with the defense of the Third Party Claim as they are incurred (subject to any applicable limitations set forth in Section 6.1).

      (iii)  In no event may the Company settle or compromise any Third Party Claim without the Indemnified Parties’ consent, which may not be unreasonably withheld, provided, however, that if a settlement is presented by the Company to the Indemnified Parties for approval and the Indemnified Parties withhold their consent thereto, then any amount by which the final Losses (including reasonable attorneys’ fees and charges) resulting from the resolution of the matter exceeds the sum of the rejected settlement amount plus attorneys’ fees incurred to such date will be excluded from the amount covered by the indemnification provided for in this Agreement and shall be borne by the Indemnified Parties.

      (iv)  If the Company elects to defend a Third Party Claim, the Indemnified Parties will have the right to participate in the defense of the Third Party Claim, at the Indemnified Parties’ expense (and without the right to indemnification for such expense under this Agreement), provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Parties will be at the expense of the Company if (A) the use of the counsel chosen by the Company to represent the Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Indemnified Parties and the Company and there may be legal defenses available to Indemnified Parties which are different from or additional to those available by the Company; (C) within 10 calendar days after being advised by the Company of the identity of counsel to be retained to represent Indemnified Parties, they shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to the Company), and the Company shall not have retained different counsel satisfactory to the Indemnified Parties; or (D) the Company shall have authorized the Indemnified Parties to retain a single separate counsel at the expense of the Company, such authorization to be made by the directors who are not designees of Purchaser or its Affiliates.

      (v)  If the Company does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Parties will have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Company, to defend such Third Party Claim.

      (c)  Cooperation in Defense.  The Indemnified Parties will cooperate with the Company in the defense of a Third Party Claim and make reasonably available the facts relating to the Third Party Claim. Subject to the foregoing, (i) no Indemnified Party will have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) no Indemnified Parties’ defense of, or their participation in, the defense of any Third Party Claim will in any way diminish or lessen their right to indemnification as provided in this Agreement.

      6.3  Indemnification of the Company.  Purchaser will indemnify and hold harmless the Company and its current and future officers, directors, employees and agents from and against all Losses suffered by any of them as a result of any inaccuracy in or breach of any of the representations, warranties or covenants made by Purchaser hereunder. The procedures for and limits on indemnification in respect of the obligations of Purchaser under this Section 6.3 will be the same as those set forth in Section 6.1 and 6.2.

      6.4  Non-Exclusivity of Indemnification.  The rights of any Indemnified Party hereunder will not be exclusive of the rights of any Indemnified Party under any other agreement or instrument to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting an Indemnified Party’s rights hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the Indemnified Party’s rights under any such other agreement or instrument; provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Losses. The indemnity, contribution and expense reimbursement obligation of the Company in this Agreement will be in addition to any liability the Company may otherwise have. The obligations of the Company to each Indemnified Party will be separate obligations, and the liability of the Company to any Indemnified Party will not be extinguished solely because any other Indemnified Party is not entitled to indemnity or contribution hereunder.

      6.5  Survival of Indemnification.  The provisions of this Article VI will survive notwithstanding any termination hereof or the Closing of any of the transactions contemplated hereby.

VII.  TERMINATION AND WAIVER

      7.1  Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing Date, whether or not the Company Stockholder Approval has been obtained, by the mutual consent of Purchaser and the Company.

      7.2  Termination by Either Purchaser or Company.  This Agreement may be terminated by action of the Board of Directors (or similar governing body) of either Purchaser or the Company, whether or not the Company Stockholder Approval has been obtained, if:

      (a)  the Closing shall not have occurred on or before August 31, 2000 (the “Outside Date”); provided, however, that no party may terminate this Agreement pursuant to this Section 7.2(a) if such party’s failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date; or

      (b)  the Company Stockholder Approval shall not have been obtained upon the taking of such vote at the Company Stockholder Meeting or at any adjournment thereof; or

      (c)  any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of this Agreement or any of the other transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable.

      7.3  Termination by Company.  This Agreement may be terminated at any time prior to the Closing Date by action of the Company Board, if:

      (a)  Purchaser shall have materially breached any provision of this Agreement and as a result thereof the conditions to the Company’s obligations set forth in Section 5.2(a) shall not be capable of being fulfilled; provided that any breach(s) of any representation or warranty that individually or in the aggregate shall give rise to a Purchaser Material Adverse Effect and providing the basis for such termination is not curable or, if curable, is not cured within ten calendar days after written notice of such breach is given by the Company to Purchaser; or

      (b)  there has been a material breach or failure to perform of any of the covenants set forth in this Agreement on the part of Purchaser, which breach is not curable or, if curable, is not cured within ten calendar days after written notice of such breach is given by the Company to Purchaser; or

      (c)  (i)  the Company Board shall have authorized the Company, subject to complying with the terms of this Agreement, to enter into a Company Agreement with respect to a Superior Proposal and the Company shall have complied with its obligations under Section 4.2(b), (ii) Purchaser shall not have made, within five Business Days of receipt of the Company’s written notification of its intention to enter into a Company Agreement with respect to a Superior Proposal, an offer that the Company Board determines in good faith, after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Stockholders as such Superior Proposal, and (iii) the Company prior to such termination pursuant to this clause (c) shall have paid to Purchaser in immediately available funds the fees required to be paid pursuant to Section 7.5; or

      (d)  The Company shall have complied with its obligations under Sections 5.3(g), 5.3(h) and 4.13, and Purchaser shall not have waived the conditions set forth in Sections 5.3(g) and 5.3(h) within ten Business Days after written request to do so by the Company.

      7.4  Termination by Purchaser.  This Agreement may be terminated at any time prior to the Closing Date by action of Purchaser, if:

      (a)  the Company shall have materially breached any provision of this Agreement and as a result thereof the conditions to Purchaser’s obligations set forth in Section 5.3(a) shall not be capable of being fulfilled; provided that any breach(s) of any representation or warranty that individually or in the aggregate shall give rise to a Company Material Adverse Effect and providing the basis for such termination is not curable or, if curable, is not cured within ten calendar days after written notice of such breach is given by Purchaser to the Company; or

      (b)  there has been a material breach or failure to perform of any of the covenants set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within ten calendar days after written notice of such breach is given by Purchaser to the Company; or

      (c)  (i)  the Company Board or any committee thereof shall have (A) following receipt of an Alternative Proposal, failed to reconfirm within ten Business Days of a written request by Purchaser to do so, or at any time withdrawn or modified in a manner adverse to Purchaser, its approval or recommendation of this Agreement and the transactions contemplated hereby or (B) approved or recommended, or proposed publicly to approve or recommend, any Alternative Proposal or shall have resolved to do any of the foregoing, or (ii) the Company shall have entered into a Company Agreement or the Company Board shall have authorized the Company to do so; or

      (d)  (i)  any person, entity or group (as defined in Section 13(d)(3) of the Exchange Act) shall have acquired beneficial ownership of more than 10% of the voting securities of the Company through the acquisition of voting securities, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 10% of the voting securities of the Company and (ii) the Company Board shall not have exercised its rights under Section 4 of Article V of the Company’s articles of incorporation to limit such ownership within five Business Days after notice of such acquisition; or

      (e)  the indebtedness under the Senior Unsecured Notes shall have matured and become due prior to the Closing Date or there shall have been a default or event of default as to more than $1.0 million of the Company’s indebtedness, including without limitation the indebtedness under the Fleet Loan Documents, which is not then subject to a valid and binding agreement of the lenders thereof waiving such default or event of default.

      7.5  Effect of Termination and Abandonment; Termination Fee.  (a)  In the event of termination of this Agreement pursuant to this Article VII, all obligations of the parties hereto will terminate, except the obligations of the parties pursuant to this Section 7.5, Section 4.5, Article VI and Article VIII.

      (b)  The Company will pay to Purchaser an amount equal to $6.0 million (the “Company Termination Fee ”) plus the Purchaser Expenses if:

(i) this Agreement is terminated pursuant to Section 7.3(c), Section 7.4(c), or Section 7.4(d); or

(ii) this Agreement is terminated pursuant to Section 7.2(b), Section 7.4(a) or Section 7.4(b) and each of the following shall have occurred:

(A) at any time after the date of this Agreement and at or before the date of the Company Stockholder Meeting, an Alternative Proposal shall have been publicly announced or publicly communicated (a “Prior Alternative Proposal ”); and

(B) within 18 months of the date of the termination of this Agreement, the Company enters into a definitive agreement with respect to (1) such Prior Alternative Proposal or any other Alternative Proposal with any party or Affiliate of any party who made a Prior Alternative Proposal or (2) any Alternative Proposal with any other Person; or

(iii) (A) this Agreement is terminated pursuant to Section 7.3(d) and (B) within 18 months of the date of the termination of this Agreement, the Company enters into a definitive agreement with respect to an Alternative Proposal.

      (c)  The Company acknowledges that the agreements contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.5, and, in order to obtain such payment, Purchaser commences a suit which results in a judgment against the Company for any amounts set forth in this Section 7.5, the Company will pay to Purchaser its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made plus two percent. This Section 7.5 will survive any termination of this Agreement.

      (d)  As used in this Agreement, “Purchaser Expenses ” shall be an amount equal to all out-of-pocket costs and expenses of Purchaser and Purchaser’s partners incurred in connection with this Agreement and the transactions contemplated hereby and any litigation associated therewith (including, without limitation, all fees and expenses payable to accountants, counsel, consultants and due diligence expenses, but expressly excluding the costs of Purchaser’s employees and Purchaser’s overhead), not to exceed $2.5 million in the aggregate. “Purchaser Expenses” shall not include any out-of-pocket costs and expenses of Purchaser for which Purchaser would be entitled to indemnification pursuant to Article VI.

VIII. GENERAL PROVISIONS

      8.1  Notices.  Any notice or other communication required to be given hereunder shall be in writing, and sent by reputable courier service (with proof of service), by hand delivery or by facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

      If to Purchaser:

Explorer Holdings, L.P.
4200 Texas Commerce Tower West
2200 Ross Avenue
Dallas, Texas 75201
Attn: William T. Cavanaugh, Jr.
Fax No.: (214) 220-4949

      With copies to:

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, New York 10022
Attn: Thomas W. Bark
Fax No.: (212) 755-7306

      If to the Company:

Omega Healthcare Investors, Inc.
900 Victors Way, Suite 350
Ann Arbor, Michigan 48108
Attn: Susan Allene Kovach
Fax No.: (734) 887-0322

      With copies to:

Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E.
Suite 1600
Atlanta, Georgia 30303
Attn: Rick Miller or Eliot Robinson
Fax No.: (404) 572-6999

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or personally delivered.

      8.2  Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, except that Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Purchaser or to the partners of Purchaser any and all rights and obligations of Purchaser under this Agreement, provided, that any such assignment will not relieve Purchaser from any of its obligations hereunder. Any assignment not granted in accordance with the foregoing shall be null and void. Subject to the first sentence of this Section 8.2, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article VI, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      8.3  Entire Agreement.  This Agreement, the Company Disclosure Letter and any documents delivered by the parties in connection herewith or therewith, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, including, without limitation, any draft letter of intent with respect to the transactions contemplated herein.

      8.4  Amendment.  This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, or other equivalent governing bodies, at any time before or after approval of matters presented to the Company Stockholders, but after any such Company Stockholder approval, no amendment will be made which by Law requires the further approval of the Company Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.5  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

      8.6  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page shall be deemed to be an original signature page.

      8.7  Headings.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

      8.8  Certain Definitions/ Interpretations.  (a)  For purposes of this Agreement:

(i) An “Affiliate” of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

(ii) “Business Day” means any day other than a Saturday, Sunday or day on which banks in New York, New York are authorized or required by Law to close;

(iii) “Fleet Loan Documents” means the “Loan Documents” (as defined in the Second Amended and Restated Loan Agreement among the Company, the Banks signatory thereto and Fleet, as agent for such Banks, as amended).

(iv) “key employee” means any employee whose current base salary exceeds $100,000 per annum;

(v) “Knowledge” of any Person which is not an individual means the actual knowledge of any of such Person’s officers after reasonable inquiry;

(vi) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

(vii) “Senior Unsecured Notes” means the Company’s 7.4% and 10% senior unsecured notes due July 15, 2000.

      (b)  When a reference is made in this Agreement to an Article, Section, Exhibit or Annex, such reference will be to an Article or Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

      8.9  Waivers.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      8.10  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

      8.11  Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      8.12  Expenses.  Without limiting the generality or effect of any other provision hereof, including without limitation Section 6.1 or any agreement or instrument contemplated hereby, whether or not the Closing occurs, the Company will from time to time upon request by Purchaser promptly reimburse Purchaser for all Purchaser Expenses, such reimbursement not to exceed $1.0 million prior to the earlier of the Closing or the termination of this Agreement.

      8.13  Jurisdiction; Consent to Service of Process.  (a)  Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware (a “Delaware Court”), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

      (b)  It will be a condition precedent to each party’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

      (c)  No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

      (d)  Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

      8.14  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      8.15  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of page intentionally blank]

      IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

OMEGA HEALTHCARE INVESTORS, INC.

By:

Essel Bailey
Chief Executive Officer

EXPLORER HOLDINGS, L.P.

By:	Explorer Holdings GenPar, LLC,

its General Partner

By:

William T. Cavanaugh
Vice President

EXHIBIT A

OMEGA HEALTHCARE INVESTORS, INC.

FORM OF ARTICLES SUPPLEMENTARY
FOR SERIES C CONVERTIBLE PREFERRED STOCK

      OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:  Pursuant to authority contained in the charter of the Company (the “Charter”), 2,000,000 shares of authorized but unissued shares of the Company’s Preferred Stock have been duly classified by the Board of Directors of the Company (the “Board”) as authorized but unissued shares of the Company’s Series C Preferred Stock.

      SECOND:  A description of the Series C Preferred Stock is as follows:

      1.  Designation and Number.  A series of Preferred Stock, designated the “Series C Convertible Preferred Stock” (the “Series C Preferred Stock ”), is hereby established. The number of shares of the Series C Preferred Stock shall be 2,000,000 subject to automatic increase in the event the Company pays any dividend in shares of Series C Preferred Stock in accordance with Section 4.

      2.  Maturity.  The Series C Preferred Stock has no stated maturity.

      3.  Rank.  The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company, (ii) on a parity with the Series A Preferred Stock, Series B Preferred Stock and all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company, and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series C Preferred Stock prior to conversion.

      4.  Dividends.  (a) Except as set forth in Section 4(b), holders of shares of the Series C Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, preferential cumulative dividends at the greater of (i) 10% per annum of the Liquidation Preference per share (equivalent to a fixed annual amount of $10.00 per share) and (ii) the amount per share declared or paid or set aside for payment based on the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible in accordance with Section 8 (disregarding Section 8.17 for such purpose). Dividends on each share of the Series C Preferred Stock shall be cumulative commencing from the date of issuance of such share of Series C Preferred Stock and shall be payable in arrears for each period ended July 31, October 31, January 31 and April 30 (each a “Dividend Period”) on or before the 15th day of August, November, February and May of each year, or, if not a Business Day, the next succeeding Business Day (each, a “Dividend Payment Date”). The first dividend will be paid on November 15, 2000, with respect to the period commencing on the date of first issuance of Series C Preferred Stock (the “Issue Date”) and ending on October 31, 2000. Any dividend payable on shares of the Series C Preferred Stock for any partial period will be computed based on the actual number of days elapsed (commencing with and including the date of issuance of such shares) and on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the last day of the preceding calendar month prior to the applicable Dividend Payment Date or on such other date designated by the Board that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

      (b)  For any Dividend Period ending prior to February 1, 2001, dividends will be payable, at the election of the Board, (i) by the issuance as of the relevant Dividend Payment Date of additional shares of fully paid, nonassessable Series C Preferred Stock having an aggregate liquidation preference equal to the amount of such accrued dividends or (ii) in cash. In the event that dividends are declared and paid pursuant to clause (i), (A) such dividends will be deemed paid in full and will not accumulate and (B) the number of authorized shares of Series C Preferred Stock will be deemed, without further action, to be increased by the number of shares so issued. The Company will deliver certificates representing shares of Series C Preferred issued pursuant to this Section 4(b) promptly after the relevant Dividend Payment Date. For any Dividend Period ending after February 1, 2001, dividends will be payable in cash.

      (c)  No dividends on shares of Series C Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      (d)  Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series C Preferred Stock will not bear interest and holders of the Series C Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series C Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

      (e)  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series C Preferred Stock as to dividends and upon liquidation or redemption or for the purpose of preserving the Company’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended). Holders of shares of the Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series C Preferred Stock as provided above. Any dividend payment made on shares of the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

      5.  Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series C Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders the Liquidation Preference (as defined in Section 10) before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series C Preferred Stock as to liquidation rights. The Company will promptly provide to the holders of Series C Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company in a manner that constitutes a Change in Control (as defined in Section 10), or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall be deemed to constitute a liquidation, dissolution or winding up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the Maryland General Corporation Law (the “ MGCL”), no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Company whose preferential rights upon distribution are superior to those receiving the distribution.

      6.  Redemption.  The Series C Preferred Stock is not redeemable subject, however, to the provisions in paragraph (9) of these Articles Supplementary.

      7.  Voting Rights.  (a)  Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below. Notwithstanding the provisions of this Section 7, no holder of Series C Preferred Stock shall be entitled to vote any shares of Series C Preferred Stock that would result in such holder and any of its affiliates controlled by it or any group (as such term is used in Section 13(d)(3) of the Exchange Act) of which any of them is a member voting in excess of 49.9% of the then-outstanding Voting Stock, except in any separate class vote consisting solely of any one or more classes of preferred stock.

      (b)  Each holder of shares of Series C Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the bylaws of the Company (the “Bylaws ”), shall be entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Series C Preferred Stock held by such holder could then be converted pursuant to Section 8 (giving effect to the limitations on conversion in Section 8.17), shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall vote together as a single class with holders of Common Stock, except as expressly required by law. Fractional votes shall not be permitted, and any fractional voting rights resulting from the right of any holder of Series C Preferred Stock to vote on an as converted basis (after aggregating the shares into which all shares of Series C Preferred Stock held such holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The holders of Series C Preferred Stock shall have no separate class or series vote on any matter except as expressly required by law or as otherwise set forth in these Articles Supplementary.

      (c)  Whenever dividends on any shares of Series C Preferred Stock shall be in arrears for four or more Dividend Periods (a “Preferred Dividend Default”), the number of directors then constituting the Board shall be increased, if necessary, by such number that would, if such number were added to the number of directors already designated by the holders of the Series C Preferred Stock (whether pursuant to the Stockholders Agreement or otherwise), constitute a majority of the Board (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as hereinafter defined)). The holders of such shares of Series C Preferred Stock (voting separately as a class with all other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends or upon liquidation (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote separately as a class, in order to fill the vacancies thereby created, for the election of such additional number directors of the Company determined pursuant to the first sentence of this Section 7(c) (the “Additional Preferred Stock Directors”) at

a special meeting called by the holders of record of at least 20% of the Series C Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside. In any such election for additional directors, each holder of shares of Series C Preferred Stock or share of Parity Preferred will be entitled to one vote for each $1.00 amount of Liquidation Preference attributable to the aggregate number of such shares held by such holder. In the event the directors of the Company are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to insure that the number of directors in each of the classes of directors, are as equal as possible. Each Additional Preferred Stock Director, as a qualification for election as such (and regardless of how elected) shall submit to the Board a duly executed, valid, binding and enforceable letter of resignation from the Board, to be effective upon the date upon which all dividends accumulated on such shares of Series C Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the terms of office of all persons elected as Additional Preferred Stock Directors by the holders of the Series C Preferred Stock and any Parity Preferred shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board shall be reduced accordingly. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series C Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. Such Additional Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series C Preferred Stock and such Parity Preferred present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series C Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof in full shall have been set aside the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or sufficient funds shall have been set aside, on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Additional Preferred Stock Director so elected shall terminate. Any Additional Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series C Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of an Additional Preferred Stock Director may be filled by written consent of the Additional Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Additional Preferred Stock Directors shall each be entitled to one vote per director on any matter.

      (d)  So long as any shares of Series C Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class together with any other classes of preferred stock adversely affected in the same manner), amend, alter or repeal the provisions of the Charter or the Articles Supplementary, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof, including without limitation, the creation of any series of Preferred Stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, but not including the creation or issuance of Parity Preferred.

      (e)  Except as expressly stated in these Articles Supplementary, the Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series C Preferred Stock.

      8.  Conversion.  The holders of Series C Preferred Stock shall have the following conversion rights with respect to such shares:

8.1 Optional Conversion. Subject to the limitations on conversion in Section 8.17, each share of Series C Preferred Stock (including all accrued and unpaid dividends thereon, to the extent declared) may be converted, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock (and any other securities or property expressly provided in this Section 8) as set forth in this Section 8.

8.2 Conversion Price. Subject to the limitations on conversion in Section 8.17, each share of Series C Preferred Stock may be converted into such number of shares of Common Stock as is equal to the quotient obtained by dividing the Original Issue Price for such share by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price initially shall be equal to the $6.25 per share of Common Stock, subject to adjustment from time to time as provided below (the “Conversion Price ”).

8.3 Mechanics of Conversion. A holder of Series C Preferred Stock who desires to convert the same into Common Stock shall surrender the certificate or certificates representing such shares, duly endorsed, at the office of the Company or at the office of any transfer agent for the Series C Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein both the number of shares of Series C Preferred Stock being converted and the name or names in which the holder wishes the certificate or certificates for Common Stock to be issued. The Company shall, as soon as practicable after such surrender, issue and deliver at such office to such holder a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled and a new certificate or certificates representing the number of shares of Series C Preferred Stock represented by the certificate or certificates surrendered by the holder minus the number of Series C Preferred Stock so converted by the holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Series C Preferred Stock to be converted, and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. Any Series C Preferred Stock converted into Common Stock shall be retired and may not be reissued by the Company.

8.4 Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Issue Date combines the outstanding Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 8.4 shall become effective at the close of business on the date such subdivision or combination becomes effective.

8.5 Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of

Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 8.5 as of the time of actual payment of such dividends or distributions.

8.6 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Stock or other assets or property of the Company (other than ordinary cash dividends and any special dividends necessary to preserve the Company’s qualification as a REIT), then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company or other assets or property of the Company which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other assets or property of the Company receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 8 with respect to the rights of the holders of the Series C Preferred Stock.

8.7 Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Issue Date, the Common Stock or other securities as provided herein issuable upon the conversion of the Series C Preferred Stock are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 8), then and in any such event each holder of Series C Preferred Stock shall have the right thereafter to convert such Series C Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of Common Stock or other securities as provided herein into which such shares of Series C Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

8.8 Reorganizations, Mergers, Consolidations or Transfers of Assets. If at any time or from time to time after the Issue Date there is a capital reorganization of the Common Stock or other securities issuable upon conversion of Series C Preferred Stock as provided herein (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 8) or a merger or consolidation or statutory binding share exchange of the Company with or into another Person, or the transfer of all or substantially all of the Company’s properties and assets to any other person and such capital reorganization, merger, consolidation or transfer does not constitute a Change in Control, then, as a part of such capital reorganization, merger, consolidation, exchange or transfer (subject to the provisions of Section 9), provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of Series C Preferred Stock the number of shares of stock or other securities, cash or property to which a holder of the number of Common Stock or other securities deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, exchange or transfer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of the Series C Preferred Stock after the capital reorganization, merger, consolidation, exchange or transfer to the end that the provisions of this Section 8 (including adjustment of the Conversion Price then in effect and the number of shares receivable upon conversion of the Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

8.9 Sale of Shares Below Fair Market Value. (a) If at any time or from time to time after the Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Common Stock (as defined below), other than as a dividend or other distribution on any class of stock as provided in Section 8.5 above and other than upon a subdivision or combination of Common Stock as provided in Section 8.4 above, for an Effective Price (as defined below) less than the Fair Market Value, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock issued and outstanding at the close of business on the Business Day immediately preceding the date of such issue or sale, (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof is deemed to have been received) by the Company for the total number of shares of Additional Common Stock so issued or sold would purchase at such Fair Market Value, (C) the number of shares of Common Stock into which all outstanding Series C Preferred Stock are convertible at the close of business on the Business Day immediately preceding the date of such issuance or sale, and (D) the number of shares of Common Stock underlying all Convertible Securities (as defined below) at the close of business on the Business Day immediately preceding the date of such issue or sale, and (ii) the denominator of which shall be equal to the sum of (A) the number of shares of Common Stock issued and outstanding at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional Common Stock, (B) the number of shares of Common Stock into which all outstanding Series C Preferred Stock are convertible at the close of business on the Business Day immediately preceding the date of such issuance or sale, and (C) the number of shares of Common Stock underlying all Convertible Securities at the close of business on the Business Day immediately preceding the date of such issuance or sale.

(b) For the purpose of making any adjustment required under this Section 8.9, the consideration for any issue or sale of securities shall be deemed to be (A) to the extent it consists of cash, equal to the gross amount paid in such issuance or sale, (B) to the extent it consists of property other than cash, equal to the Fair Market Value of that property, and (C) if Additional Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Common Stock or Convertible Securities are issued or sold together with other stock, securities or assets of the Company for a consideration which covers both, that portion of the consideration so received that is determined in good faith by the Board to be allocable to such Additional Common Stock, Convertible Securities or rights or options.

(c) For the purpose of the adjustment required under this Section 8.9, if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable or exercisable for, Additional Common Stock (such convertible or exchangeable or exercisable stock or securities being hereinafter referred to as “ Convertible Securities”) and if the Effective Price of such Additional Common Stock is less than the Fair Market Value, then in each case the Company shall be deemed to have (i) issued at the time of the issuance of such rights or options or Convertible Securities the number of shares of Additional Common Stock issuable upon exercise, conversion or exchange thereof irrespective of whether the holders thereof have the fully vested legal right to exercise, convert or exchange the Convertible Securities for Additional Common Stock and (ii) received as consideration for the issuance of such Additional Common Stock an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the exercise, conversion or exchange thereof. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Additional Common Stock so issued were the shares of Additional Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such shares of Additional Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of the rights or options whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

(d) “Additional Common Stock” shall mean all Common Stock issued or issuable by the Company after the Issue Date, whether or not subsequently reacquired or retired by the Company, other than (i) Common Stock issued or issuable upon conversion of, or as a dividend on, any sub-series of Series C Preferred Stock, (ii) Common Stock issued or issuable pursuant to any employee benefit plan or similar plan or arrangement intended to provide compensation and other benefits to officers, directors, employees and consultants of the Company provided that such plans and any grants or awards thereunder have been approved by the Board or a committee thereof, (iii) securities issued by the Company in payment of a purchase price to the seller or any Person who beneficially owns equity securities of such seller for any acquisition of assets or a business, which acquisition is approved by the Board, or pursuant to the Additional Equity Financing (as defined in the Investment Agreement dated as of May 11, 2000 (the “ Investment Agreement”), by and between Explorer Holdings, L.P. and the Company), and (iv) securities issued pursuant to the Rights Offering (as defined in Exhibit B to the Investment Agreement). The “Effective Price” of Additional Common Stock shall mean the quotient determined by dividing the total number of shares of Additional Common Stock issued or sold, or deemed to have been issued or sold by the Company, by the aggregate consideration received, or deemed to have been received, by the Company for such Additional Common Stock. The share numbers in this Section 8.9(d) shall be appropriately adjusted for any stock dividends, combinations, splits, reverse splits, recapitalizations and similar events affecting the securities of the Company.

8.10 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series C Preferred Stock, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price in effect immediately prior to the occurrence of the event giving rise to such adjustment, (3) the number of shares of Additional Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series C Preferred Stock.

8.11 Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other entity, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series C Preferred Stock at least ten days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

8.12 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the date of conversion.

8.13 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of its Common Stock and other securities, if any, issuable upon conversion thereof as expressly provided in Section 8 as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock.

8.14 Notices. Any notice required or permitted by this Section 8 to be given to a holder of Series C Preferred Stock or to the Company shall be in writing and be deemed given upon the earlier of actual receipt or five days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Company, or (ii) to the Company at its registered office, or (iii) to the Company or any holder, at any other address specified in a written notice given to the other for the giving of notice.

8.15 Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue and delivery of Common Stock upon conversion of Series C Preferred Stock, including without limitation any tax or other charge imposed in connection with the issue and delivery of Common Stock or other securities, if any, issuable upon conversion thereof as expressly provided in Section 8 in a name other than that in which the Series C Preferred Stock so converted were registered.

8.16 Cancellation of Shares. Any shares of Series C Preferred Stock which are converted in accordance with Section 8 or which are redeemed, repurchased or otherwise acquired by the Company, shall be canceled and added to the authorized but undesignated Preferred Stock of the Company but shall not be reissued as Series C Preferred Stock.

8.17 Limitations on Conversions. Notwithstanding the provisions of this Section 8, no holder of Series C Preferred Stock shall be permitted to convert a number of its shares of Series C Preferred Stock which would result in such holder and its Affiliates or any group (as such term is used in Section 13(d)(3) of the Exchange Act) of which any of them is a member having beneficial ownership, after giving effect to such conversion, of more than 49.9% of the then-outstanding Voting Stock.

      9.  Restrictions on Ownership and Transfer. Once there is a completed public offering of the Series C Preferred Stock, if the Board shall, at any time and in good faith, be of the opinion that actual or constructive ownership of at least 9.9% or more of the value of the outstanding capital stock of the Company has or may become concentrated in the hands of one owner, the Board shall have the power (i) by means deemed equitable by the Board, and pursuant to written notice, to call for the purchase from any shareholder of the corporation a number of shares of Series C Preferred Stock sufficient, in the opinion of the Board, to maintain or bring the direct or indirect ownership of such beneficial owner to no more than 9.9% of the value of the outstanding capital stock of the corporation, and (ii) to refuse to transfer or issue shares of Series C Preferred Stock to any person whose acquisition of such Series C Preferred Stock would, in the opinion of the Board, result in the direct or indirect ownership by that person of more than 9.9% of the value of the outstanding capital stock of the Company. The purchase price for any shares of Series C Preferred Stock shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or if the shares are not then listed on a national securities exchange, the purchase price shall be equal to the redemption price of such shares of Series C Preferred Stock. Payment of the purchase price shall be made within thirty days following the date set forth in the notice of call for purchase, and shall be made in such manner as may be determined by the Board. From and after the date fixed for purchase by the Board, as set forth in the notice, the holder of any shares so called for purchase shall cease to be entitled to distributions and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of Series C Preferred Shares that would create an actual or constructive owner of more than 9.9% of the value of the outstanding shares of capital stock of this Company shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Series C Preferred Shares shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such shares and to hold such shares on behalf of the Company.

Notwithstanding anything herein to the contrary, the Company and its transfer agent may refuse to transfer any shares of Series C Preferred Stock, passing either by voluntary transfer, by operation of law, or under the last will and testament of any shareholder if such transfer would or might, in the opinion of the Board or counsel to the Company, disqualify the Company as a Real Estate Investment Trust under the Internal Revenue Code. Nothing herein contained shall limit the ability of the Company to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to preserve the Company’s tax status as a qualified Real Estate Investment Trust. Nothing herein contained shall preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange.

      10.  Certain Defined Terms. In addition to the terms defined elsewhere in these Articles Supplementary or the Charter, the following terms will have the following meanings when used herein with initial capital letters:

      (a)  “Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in New York City, or any day on which banks in New York City are authorized by law to close).

      (b)  “Change in Control” means the acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or other business combination transaction), unless the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the Company’s acquisition or otherwise), hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

      (c)  “Fair Market Value” of any security or other asset means:

(i) in the case of any security:

(A) if the security is traded on a securities exchange, the weighted average trading volume of the per share closing prices of the security on such exchange over the five trading day period ending three trading days prior to the date on which such value is measured;

(B) if the security is traded over-the-counter, the weighted average trading volume of the per share closing bid prices of the security over the five trading day period ending three trading days prior to the date on which such value is measured; or

(C) if there is no public market for such security that meets the criteria set forth in (A) or (B) above, the Fair Market Value shall be the per share fair market value of such security as of the date on which such value is measured, as determined in good faith by the Board.

(ii) In the case of assets other than securities, the Fair Market Value shall be the fair market value of such assets, as determined in good faith by the Board.

      (d)  “Liquidation Preference”  measured per share of Series C Preferred Stock as of any date in question (the “Relevant Date”), means an amount equal to the Original Issue Price of such share plus any declared but unpaid dividends, but without interest, at the rate set forth in Section 4 hereof, if any, for such share of Series C Preferred Stock. In connection with the determination of the Liquidation Preference of a share of Series C Preferred Stock upon liquidation, dissolution or winding up of the Company, the Relevant Date shall be the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

      (e)  “Original Issue Price”  means $100 per share of Series C Preferred Stock, subject to appropriate adjustment to reflect any stock dividends, combinations, splits, reverse splits, recapitalizations or similar events affecting the Series C Preferred Stock after the Issue Date.

      (f)  “Person”  means any individual, firm, corporation, partnership, limited liability company, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

      (g)  “Stockholders Agreement”  means the Stockholders Agreement by and between Explorer Holdings, L.P. and the Company, dated the Issue Date.

      (h)  “Voting Stock”  means, with respect to the Company, the shares of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of the Company. For avoidance of doubt, (i) Common Stock and Series C Preferred Stock both constitute Voting Stock of the Company and (ii) no class of Preferred Stock shall be deemed to be Voting Stock by virtue of the rights of such holder upon any Preferred Dividend Default.

      11.  Effect of Mergers, Consolidations and Other Business Combination Transactions.  In the event of any merger, consolidation or other business combination transaction, the limitations on conversion in Section 8.17 and the limitations on voting in Section 7(a) shall not impair, reduce or otherwise modify the rights of any holder of Series C Preferred in such merger, consolidation or business combination transaction, such holder being entitled to receive upon consummation of such merger, consolidation or other transaction in respect of all shares of Series C Preferred then held the consideration that is receivable with respect to each share of Series C Preferred without regard to any limitation otherwise imposed by Section 7(a) or 8.17.

      THIRD:  The classification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Company or the aggregate par value thereof.

      FOURTH:  These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

      FIFTH:  The undersigned Vice President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Vice President of the Company acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and attested to by its Secretary on this      day of           , 2000.

ATTEST By: Secretary	OMEGA HEALTHCARE INVESTORS, INC. By: Vice President

EXHIBIT B

ADDITIONAL EQUITY FINANCING

      1.  Equity Capital for Acquisitions. If the Company desires to acquire additional skilled nursing, assisted living or healthcare assets or securities, whether by purchase, merger or otherwise (collectively, an “Acquisition”), but excluding any Acquisition in which the Company shall pay consideration consisting entirely of the Company’s capital stock, and the Company does not have cash from operations and asset sales sufficient to fund the cash equity capital required to effect such Acquisition and is unable to borrow such cash under credit facilities then available to the Company on terms deemed acceptable by the Board of Directors, then the Company will sell to Purchaser, and Purchaser will purchase from the Company, Common Stock (“Additional Stock”) in an amount not to exceed $50.0 million, less any amount previously drawn pursuant to the Liquidity Commitment (as defined below), to fund the portion of such cash equity capital requirement that the Company is not otherwise so able to fund (the “Initial Growth Equity Commitment”, together with the Liquidity Commitment, the “Additional Equity Commitment”). Purchaser’s obligation to purchase Additional Stock pursuant to the Initial Growth Equity Commitment is subject to satisfaction of the following conditions:

(i) the issuance of such Additional Stock must occur on or before July 1, 2001;

(ii) the proceeds from such sale of Additional Stock must be escrowed or otherwise set aside and directly applied to fund the cash equity capital required to effect such Acquisition and, without limiting the generality or effect of any other provision hereof or of the Investment Agreement, may not be used to refinance or repay any indebtedness or to fund working capital requirements;

(iii) the Acquisition must have been approved by the Board of Directors of the Company and the Company expressly acknowledges that applicable law does not preclude all Purchaser Designees from voting on such Acquisition and no Purchaser Designees shall have been precluded from voting on such Acquisition (unless the Purchaser Designees shall have themselves determined not to vote or that they are not so eligible to vote in which event this condition shall not apply);

(iv) the Company shall not be in default under any Indebtedness or Material Contract and no event of default, circumstance, act or omission by the Company shall have occurred that, with the passing of time or the giving of notice or both would become a default or event of default under any such Indebtedness or Material Contract, including this Agreement, unless such default, event of default, circumstance, act or omission (or the effect thereof) would not have a Company Material Adverse Effect or would be cured in all material respects as a result of the application of the proceeds received from Purchaser’s purchase of such Additional Stock (if such proceeds may be used for this purpose or the permitted application thereof would otherwise have such effect); and

(v) Purchaser shall have made a good faith determination that the Company has available adequate sources to repay or refinance all Indebtedness coming due on or before December 31, 2001, which funding sources may include unused portions of the Liquidity Commitment.

All Additional Stock issued and sold by the Company to Purchaser pursuant to the Initial Growth Equity Commitment and the Increased Additional Growth Equity Commitment (as defined below) will be issued and sold to Purchaser at a per share price equal to the Fair Market Value (as defined in the Series C Articles Supplementary) of the Common Stock, determined immediately prior to the date of first public announcement or the date of consummation of the subject Acquisition for which such Additional Stock is issued and sold, whichever is lower, less (i) a discount that is mutually determined by Purchaser and the Company to be consistent with the discount from Fair Market Value that typically applies to a rights offering by a company to its shareholders to subscribe for shares of its capital stock to its stockholders or (ii) if the parties are unable to agree on such amount, 6%. The Company will provide Purchaser written notice of its intent to draw on the Initial Growth Equity Commitment at least 30 calendar days prior to the closing date of the Acquisition (a “Capital Call Notice ”). The closing of the issuance and sale of the subject Additional Stock shall occur no later than 60 calendar days following the date of the Capital Call Notice. In the event the closing of the

Acquisition does not occur within such 60 calendar day period, Purchaser will be entitled to return to its investors the amount of capital called in the Capital Call Notice (“ Returned Capital”). If Purchaser is unable to re-draw any Returned Capital, the Initial Growth Equity Commitment shall be reduced by such amount of Returned Capital.

      2.  Capital for Certain Refinancings.  Notwithstanding any other provision hereof or of the Investment Agreement, if the Company is unable to fund any portion of the Company’s Convertible Debentures due January 2001 (the “Convertible Debentures”) or the Company’s Senior Unsecured Notes due July 2000 (the “Senior Unsecured Notes”) at the maturity thereof in accordance with the terms thereof, then the Company must request Purchaser to purchase, and Purchaser must purchase, such amount of a sub-series of Series C Preferred Stock as is required to provide sufficient funds to discharge the Company’s obligations arising pursuant to the Convertible Debentures or the Senior Unsecured Notes, not to exceed $50.0 million, less the sum of any amounts previously drawn under the Initial Growth Equity Commitment or by which the Initial Growth Equity Commitment has been reduced under Section 1 (the “ Liquidity Commitment”), provided the following conditions have been satisfied:

(i) the issuance of such Series C Preferred Stock must occur on or before February 1, 2001;

(ii) the proceeds from such sale of Series C Preferred Stock must be escrowed or otherwise set aside and directly applied to fund the discharge of the Company’s obligations arising pursuant to the Convertible Debentures or the Senior Unsecured Notes;

(iii) the Company shall not be in default under any Indebtedness or Material Contract and no event of default, circumstance, act or omission by the Company shall have occurred that, with the passing of time or the giving of notice or both would become a default or event of default under any such Indebtedness or Material Contract, including this Agreement, unless such default, event of default, circumstance, act or omission (or the effect thereof) would not have a Company Material Adverse Effect or would be cured in all material respects as a result of the application of the proceeds received from Purchaser’s purchase of such Series C Preferred Stock (if such proceeds may be used for this purpose or the permitted application thereof would otherwise have such effect);

(iv) Purchaser shall have made a good faith determination that the Company has adequate available sources to repay or refinance all Indebtedness coming due on or before December 31, 2001 (other than any Indebtedness being repaid as a result of the application of the proceeds received from Purchaser’s purchase of such Series C Preferred Stock), the Purchaser expressly acknowledging that such funding sources may include unused portions of the Liquidity Commitment; and

(v) Purchaser shall have made a good faith determination that the Company has liquidity and current assets adequate to enable the Company to carry on its business in a manner consistent with past practice (including the payment of a quarterly dividend of $0.25 per share of Common Stock).

The closing of the issuance and sale of the subject sub-series of Series C Preferred Stock shall occur no sooner than 30 calendar days, and not more than 60 calendar days, after delivery by the Company to Purchaser of written notice stating the Company’s intent to draw on the Liquidity Commitment upon the issuance of such Series C Preferred in the name of Purchaser or any Affiliate designated by Purchaser against payment by Purchaser of the required amount by wire transfer to an account designated by the Company. All such shares of Series C Preferred Stock shall be issued with a Conversion Price that is the lower of (i) the Fair Market Value of the Common Stock determined immediately prior to the date of the issuance of such Series C Preferred Stock and (ii) $6.25 (as adjusted to the same extent the Conversion Price for the Series C Preferred issued on the Closing Date has been previously adjusted pursuant to Section 8.4 of the Series C Articles Supplementary).

      3.  Purchaser Option.  Purchaser will have the right to increase the Additional Equity Commitment by up to an additional $50 million (such increased amount, the “ Increased Additional Equity Commitment”) on written notice to the Company given not later than 30 calendar days after the earlier of (i) the date on which the entire Additional Equity Commitment shall have been invested under Sections 1 or 2 of this Exhibit B and (ii) July 1, 2001 (the earlier such date, the “Extension Date”), in which event the Increased Additional

Equity Commitment will be available to fund Acquisitions on the terms and subject to the conditions of Section 1 of this Exhibit B (but not for uses contemplated by Section 2 of this Exhibit B), provided, however, that for all purposes thereof the July 1, 2001 date in Section 1 of this Exhibit B will be extended to a date that is 365 days after the Extension Date.

      4.  Rights Offerings.  (a)  If Purchaser exercises its option to provide the Increased Additional Equity Commitment during the 90 calendar day period commencing on the first to occur of 365 days after the Extension Date and the funding in full by Purchaser of the Initial Growth Equity Commitment (or such earlier time to which the parties agree that initiating a rights offering is appropriate given Purchaser’s additional investments in the Company), the Company shall be permitted, in the Company’s sole discretion, to initiate an offering of non-transferable rights (the “Initial Rights Offering”) pursuant to which the holders of shares of Common Stock (other than Purchaser and its Affiliates) will be entitled to purchase shares of Common Stock at a price per share equal to the per share price paid by Purchaser in connection with the issuance and sale of Common Stock pursuant to the Initial Growth Equity Commitment. In the event that Purchaser shall have funded multiple draws under the Initial Growth Equity Commitment, the per share price to be paid in the Initial Rights Offering shall equal the weighted average price per share paid by Purchaser in connection therewith. The number of shares available for purchase pursuant to the Initial Rights Offering shall equal the product obtained by multiplying the number of shares of Additional Stock acquired by Purchaser pursuant to the Initial Growth Equity Commitment by a fraction, the numerator of which will be the number of shares of Common Stock owned by all holders of Common Stock (other than Purchaser and its Affiliates) and the denominator of which shall be the total number of Voting Securities (as defined in the Stockholders Agreement) outstanding, in each case calculated as of the record date for the relevant Rights Offering. Each holder of Common Stock shall be entitled to purchase his or her pro rata share of the shares of Common Stock available for purchase in the Initial Rights Offering, excluding for purposes of such calculation shares of Common Stock owned by Purchaser and its Affiliates. The net proceeds received by the Company in the Initial Rights Offering shall be used to repurchase shares of Common Stock acquired by Purchaser pursuant to the Initial Growth Equity Commitment at a per share price equal to the price per share paid by Purchaser, or, in the event there shall have been multiple draws under the Initial Growth Equity Commitment, the weighted average price per share paid by Purchaser plus, in either case, interest on the amount paid in an amount equal to 10% per annum commencing on the date of Purchaser’s acquisition of such Common Stock to the date of repurchase by the Company (calculated on the basis of a 360 day calendar year and based on the actual number of days elapsed).

      (b)  If Purchaser exercises its option to provide the Incremental Additional Equity Commitment, then during the 90 calendar day period commencing on the first to occur of 365 days after the Extension Date or the funding in full by Purchaser of the Increased Additional Equity Commitment (or such earlier time to which the parties agree that initiating a rights offering is appropriate given Purchaser’s additional investments in the Company), the Company shall be permitted to initiate in the Company’s sole discretion, an offering of non-transferable rights (the “Second Rights Offering ”) pursuant to which the holders of shares of Common Stock (other than Purchaser and its Affiliates) will be entitled to purchase shares of Common Stock at a price per share equal to the per share price paid by Purchaser pursuant to the Increased Additional Equity Commitment or, in the case of multiple draws thereunder, the weighted average price per share paid by Purchaser. The Second Rights Offering shall be conducted in accordance with the procedures and methodology set forth above regarding the Initial Rights Offering.

      (c)  In the Initial or Second Rights Offering, the Company shall distribute to each record holder of shares of its outstanding Common Stock, as of the close of business on a record date determined by the Company (the “Record Date ”), at no cost to the record holder, a number of rights determined as provided hereinabove (the “Rights ”). The Rights shall be non-transferable and shall be evidenced by subscription certificates (the “Subscription Certificates”).

      (d)  No fractional Rights or cash in lieu of fractional Rights shall be issued or paid, and the number of Rights distributed to each record holder of Common Stock shall be rounded up to the nearest whole number. No Subscription Certificate may be divided in such a way as to permit the record holders of Common Stock to receive a greater number of Rights than the number to which such Subscription Certificate entitles its holder, except that a depositary, bank, trust company or securities broker or dealer holding Common Stock of record on the Record Date for more than one beneficial owner may, upon proper showing to the Company designated subscription agent (the “ Subscription Agent”), exchange its Subscription Certificate to obtain a Subscription Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a holder on the Record Date. The Company may refuse to issue any such Subscription Certificate, if such issuance would, in the Company’s sole and absolute discretion, be inconsistent with the principles underlying the Initial or Second Rights Offering.

      (e)  The Rights shall expire at 5:00 p.m., New York time, on a date determined by the Company (the “ Expiration Date”), which shall not be fewer than 30 days or more than 60 days after the Rights Offering commences. After the Expiration Date, all unexercised Rights shall be null and void. The Company shall not be obligated to honor any purported exercise of Rights received by the Subscription Agent after the Expiration Date, regardless of when the documents relating to such exercise were sent.

      (f)  The Subscription Price shall be payable in full by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent.

      (g)  Rights may be exercised by delivering to the Subscription Agent, on or prior to 5:00 p.m., New York time, on the Expiration Date, the properly completed and executed Subscription Certificate evidencing such Rights with any required signature guaranties, together with payment in full of the Subscription Price for the number of shares of Common Stock being acquired pursuant to the exercise of such Rights. The Subscription Price shall be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified checks or (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order.

      (h)  Subject to the terms hereof, the Rights Offering shall contain such other terms as the Company shall in good faith determine to be appropriate.

EXHIBIT C

FORM OF
STOCKHOLDERS AGREEMENT

      STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of                , 2000, between Explorer Holdings, L.P., a Delaware limited partnership (“Purchaser” and together with its Permitted Transferees, the “Investor”), and Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”).

      A.  The Company and Purchaser have entered into an Investment Agreement, dated as of May 11, 2000 (the “ Investment Agreement”), pursuant to which, among other things, on the terms and subject to the conditions thereof, Purchaser will acquire shares of Series C Preferred Stock, par value $1.00 per share, of the Company (the “ Series C Preferred”), and shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”).

      B.  The Company and Purchaser desire to make certain provisions in respect of their relationship.

      NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

I.  DEFINITIONS

      1.1  Definitions.  Capitalized terms used herein and not defined herein will have the meaning set forth in the Investment Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

      (a)  “Affiliate”  of any Person means any other Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

      (b)  “Assumption Agreement” means an agreement in writing in substantially the form of Exhibit A hereto pursuant to which the party thereto agrees to be bound by the terms and provisions of this Agreement.

      (c)  A Person will be deemed the “beneficial owner ” of, and will be deemed to “beneficially own ”, and will be deemed to have “beneficial ownership” of:

(i) any securities that such Person or any of such Person’s Affiliates is deemed to “beneficially own ” within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

(ii) any securities (the “underlying securities ”) that such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

      (d)  “Board”  means the Board of Directors of the Company.

      (e)  “Board Approval”  means the approval of a majority of the members of the Board who neither (i) have been designated for election to the Board by Purchaser pursuant to Article III hereof or the Articles Supplementary setting forth the terms of the Series C Preferred nor (ii) are Affiliates or associates of the Investors.

      (f)  “Closing Date”  means the date on which the first closing of the transactions contemplated by the Investment Agreement occurs.

      (g)  “Exchange Act”  means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      (h)  “Permitted Acquisition”  means (i)  any acquisition of Voting Securities pursuant to or as contemplated by the Investment Agreement, including without limitation upon the conversion of the Series C Preferred, (ii) any additional acquisition of up to 5% of the outstanding Voting Securities, and (iii) any other acquisition of Voting Securities after Purchaser has received prior Board Approval of such acquisition.

      (i)  “Permitted Transferees”  means any Person to whom Voting Securities are Transferred in a Transfer not in violation of this Agreement, which includes any Person to whom a Permitted Transferee of any Investor (or a Permitted Transferee of a Permitted Transferee) so further Transfers Voting Securities and who is required to, and does, become bound by the terms of this Agreement.

      (j)  “Person”  means an individual, a corporation, a partnership, a limited partnership, a limited liability company, an association, a trust or other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

      (k)  “Public Offering”  means the sale of shares of any class of Voting Securities to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

      (l)  “Registration Rights Agreement”  means the Registration Rights Agreement, dated as of the date hereof, between Purchaser and the Company and any other registration rights agreement entered into in accordance with Article V hereof.

      (m)  “Securities Act”  means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      (n)  “Standstill Period”  means the period commencing on the date of this Agreement and ending on the fifth anniversary thereof.

      (o)  “Transfer”  means a transfer, sale, assignment, pledge, hypothecation or disposition.

      (p)  “Voting Securities”  means the Common Stock, the Series C Preferred (on an as-converted basis), all other securities of the Company entitled to vote generally in the election of directors of the Company, and all other securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise).

II.  STANDSTILL

      2.1  Additional Ownership.  Except in connection with a Permitted Acquisition, during the Standstill Period, Purchaser will not purchase or otherwise acquire beneficial ownership of any Voting Security.

      2.2  Other Restrictions.  Without prior Board Approval, except as otherwise permitted hereunder, no Investor will do any of the following:

      (a)  solicit proxies from other stockholders of the Company in opposition to, or prior to the issuance of, a recommendation of the Board for any matter to be considered at any meeting of holders of securities of the Company, except matters on which a class vote of Series C Preferred is required;

      (b)  knowingly form, join or participate in or encourage the formation of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company, other than a group consisting solely of Affiliates of Purchaser;

      (c)  deposit any securities of the Company into a voting trust or subject any such securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Affiliates of an Investor; and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement; or

      (d)  tender any securities in any tender offer involving the Company unless such tender offer has received Board Approval.

      2.3  Voting Cap.  Without prior Board Approval, the Purchaser will not vote any Voting Securities, whether at a meeting of stockholders or pursuant to a written consent of stockholders, to the extent the aggregate amount of Voting Securities beneficially owned by Purchaser and its Affiliates exceeds 49.9% of the outstanding Voting Securities.

III.  BOARD REPRESENTATION; CONSULTATION

      3.1  Nomination and Voting for Purchaser Designees and Independent Director. (a) Effective as of the Closing Date, Purchaser will be entitled to designate from time to time such number of directors to the Board (the “Purchaser Designees”) based on the percentage of the Company’s total issued and outstanding Voting Securities beneficially owned by Purchaser that were acquired by Purchaser pursuant to the Investment Agreement, as set forth in the table below:

Percentage of Voting
Securities Beneficially
Owned by Purchaser	Number of Purchaser Designees

Less than 5.0%	0

5.00% – 16.67%	1

16.67% – 27.78%	2

27.78% – 38.89%	3

Greater than 38.89%	4

      For as long as Purchaser beneficially owns at least 25% of the Series C Preferred issued on the date hereof (or the Common Stock issued upon conversion of the Series C Preferred) the Company shall use its best efforts to cause an Independent Director selected in accordance with Section 4.10 of the Investment Agreement to serve on the Company Board. The Company, at each meeting of stockholders of the Company at which directors are elected or pursuant to which such action is to be taken by written consent, will nominate for election as directors of the Company the Purchaser Designees Purchaser is permitted to designate pursuant to this Section 3.1(a). Ninety calendar days prior to any such meeting or action by written consent, Purchaser will provide the Company with the information required pursuant to Regulation 14A under the Exchange Act with respect to each Purchaser Designee. The Company will solicit proxies from its stockholders for such nominees, vote all proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary, and otherwise use its best efforts to cause such nominees to be elected to the Board as herein contemplated.

      (b)  Notwithstanding anything in this Section 3.1 to the contrary, (i) for so long as the Purchaser and its Affiliates beneficially own at least 50% of the Series C Preferred issued on the date of this Agreement (or the Common Stock issued upon conversion of the Series C Preferred), the Purchaser shall be entitled to designate at least two Purchaser Designees and (ii) for so long as the Purchaser and its Affiliates beneficially own at least 25% of the Series C Preferred issued on the date of this Agreement (or the Common Stock issued upon conversion of the Series C Preferred), the Purchaser shall be entitled to designate at least one Purchaser Designee.

      (c)  The Company will take all actions as may be necessary to obtain the approval of at least two thirds of the Incumbent Directors (as defined in the Company Change of Control Agreements) to the election, reelection or nomination of any Purchaser Designee or the Independent Director to the Company Board.

      (d)  The Purchaser Designees will be apportioned among the three classes of directors as equal as possible; provided, however, that in the event that the number of Purchaser Designees determined pursuant to Section 3.1(a) is not evenly divisible by three, such additional Purchaser Designee or Designees shall be nominated to the class or classes of directors with the longest term of office. Each Purchaser Designee will serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

      (e)  If any Purchaser Designee ceases to be a director of the Company for any reason, the Company will promptly upon the request of Purchaser cause a person designated by Purchaser to replace such director if Purchaser is so entitled.

      (f)  Purchaser agrees to cause a Purchaser Designee to promptly resign in the event Purchaser’s beneficial ownership of Voting Securities declines such that Purchaser would no longer have the right to designate such person.

      (g)  The Company covenants that (i) the total number of seats on the Board (including any vacant seats) will in no event exceed nine and (ii) the directors that are not Purchaser Designees will be reasonably acceptable to both Purchaser and a majority of the current directors.

      (h)  At all times after the date hereof, the Company will take such action to ensure that the Purchaser Designees are represented on each committee of the Board in proportion to their representation on the entire Board and that each committee will consist of at least three members; provided, however, that for so long as the provisions of Article II are in effect, in no event shall the Purchaser Designees constitute a majority of any such committee.

      3.2  Voting for Company Nominees.  Each Investor shall vote all Voting Securities that it beneficially owns for the election of directors nominated by the Nominating Committee of the Board at each stockholder meeting at which directors are elected, or shall execute written consents for such purpose at the request of the Company; provided that no Investor shall be required to perform its obligations under this Section 3.2 during any period in which any of the Purchaser Designees or the Independent Director required to be nominated to the Board is not so elected to the Board.

      3.3  Other Voting Rights.  Purchaser and the Company agree that under applicable law, including without limitation Section 2-419 of the MGCL, and pursuant to the Company’s constituent documents, neither the Purchaser nor the Purchaser Designees would be precluded, and the Company agrees that it will not assert that the Purchaser or any of the Purchaser Designees is precluded, from voting with respect to any acquisition or investment by the Company by virtue of such acquisition or investment being funded in whole or in part with proceeds from the Additional Equity Financing or any other transaction contemplated by the Transaction Documents following appropriate disclosure to the then directors of any circumstances that could provide the basis for an assertion of a conflict of interest.

      3.4  Access.  The Company will, and will cause its subsidiaries and each of the Company’s and its subsidiaries’ officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser reasonable access, during normal business hours, to the offices, properties, other facilities, books and records of the Company and each subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each subsidiary who have any knowledge relating to the Company or any subsidiary and (b) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser, such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and its subsidiaries (or legible copies thereof) as Purchaser may from time to time reasonably request (other than information and material from the Company’s counsel which is subject to the attorney/client privilege, which information and material shall be made available to the Purchaser Designees in their capacity as members of the Board).

IV.  TRANSFER OF SECURITIES

      4.1  Transferability.  (a) Each Investor agrees that such Investor will not Transfer any Voting Securities beneficially owned by it, except in strict compliance with the terms of this Article IV.

      (b)  Any Investor may Transfer all or any part of the Voting Securities beneficially owned by it at any time, without compliance with Section 4.2, to any Affiliate of such Investor; provided that, prior to such Transfer, (i) notice of such Transfer is given to the Company and (ii) the Affiliate to whom such Voting Securities are to be Transferred enters into an Assumption Agreement.

      (c)  From and after the first anniversary of the Closing Date, any Investor may Transfer all or any part of the Voting Securities beneficially owned by it, without compliance with Section 4.2, pursuant to a Public Offering or in open-market sales in accordance with Rule 144 under the Securities Act.

      (d)  Subject to compliance with the requirements of Section 4.2 hereof, from and after July 1, 2001, any Investor may Transfer all or any part of the Voting Securities beneficially owned by it, following compliance with Section 4.2, to a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act); provided , that with respect to any such Transfer involving 9.9% or more of the outstanding Voting Securities, such Transfer shall be conditioned on the Transferee agreeing (i) to be bound by the provisions of Article II of this Agreement for a period ending on the fifth anniversary of the Closing Date and (ii) not to acquire more than 2% of the outstanding Voting Securities during any twelve-month period.

      (e)  In the event of any purported Transfer by any Investor of any Voting Security not made in compliance with this Section 4.1, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer. The Company shall be entitled to treat the prior owner as the holder of any such securities not Transferred in accordance with this Agreement.

      (f)  Each certificate representing Voting Securities issued to any Investor will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law (the “Legend”)):

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND EXPLORER HOLDINGS, L.P., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY OTHER APPLICABLE LAW OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by Section 4.1 to any Person who is not required to enter into an Assumption Agreement as a condition to such Transfer or (ii) the termination of this Article IV pursuant to the terms of this Agreement, provided, however, that the second paragraph of such Legend will only be removed if at such time a legal opinion from counsel to the Transferee shall have been obtained to the effect that such legend is no longer required for purposes of applicable securities laws. In connection with the foregoing, the Company agrees that, if the Company is required to file reports under the Exchange Act, for so long as and to the extent necessary to permit any Investor to sell any Voting Securities pursuant to Rule 144, the Company will use its reasonable efforts to file, on a timely basis, all reports required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, furnish to the Investors upon request a written statement as to whether the Company has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 144 and otherwise use its reasonable efforts to permit such sales pursuant to Rule 144.

      4.2  Right of First Offer.  (a)  Prior to any Investor effecting a Transfer described in Section 4.1(d) (a “Third-Party Sale”), such Investor (the “Offering Stockholder”) will deliver to the Company a written Notice (an “Offer Notice ”) specifying the amount of consideration (the “ Offer Price”) and the other material terms pertaining to such Third Party Sale for which the Offering Stockholder proposes to sell the Securities to be offered in such Third-Party Sale (the “Offered Stock”) and, to the extent known or contemplated, the proposed purchaser of the Offered Stock.

      (b)  If the Company delivers to the Offering Stockholder a written notice (an “Acceptance Notice”) within 20 calendar days of receipt of the Offer Notice (such 20 calendar day period being referred to herein as the “ROFO Acceptance Period”) stating that the Company or its designee (the “ROFO Purchaser”)is willing to purchase all of the Offered Stock for the Offer Price and on the other terms set forth in the Offer Notice, the Offering Stockholder will sell all of the Offered Stock to the ROFO Purchaser, and the Company will purchase such Offered Stock from the Offering Stockholder, on the proposed terms and subject to the conditions set forth below.

      (c)  The consummation of any purchase of the Offered Stock by the ROFO Purchaser pursuant to this Section 4.2 (the “ROFO Closing”) will occur no more than 45 calendar days following the delivery of the Acceptance Notice (such 45 calendar day period being referred to herein as the “ROFO Closing Period”) at 10:00 a.m. (Eastern Time) at the Company’s offices or at such other time of day and place as may be mutually agreed upon by the Offering Stockholder and the ROFO Purchaser. At the ROFO Closing, (i) the ROFO Purchaser will deliver to the Offering Stockholder by wire transfer to an account designated by the Offering Stockholder an amount in immediately available funds equal to the Offer Price, (ii) the Offering Stockholder will deliver one or more certificates evidencing the Offered Stock, together with such other duly executed instruments or documents (executed by the Offering Stockholder) as may be reasonably requested by the ROFO Purchaser to acquire the Offered Stock free and clear of any and all claims, liens, pledges, charges, encumbrances, security interests, options, trusts, commitments and other restrictions of any kind whatsoever (collectively, “Encumbrances”), except for Encumbrances created by this Agreement, or federal or state securities laws (“ Permitted Encumbrances”), and (iii) in connection with foregoing the Offering Stockholder will represent and warrant to the Company that, upon the ROFO Closing, the Offering Stockholder will convey and the Company will acquire the entire record and beneficial ownership of, and good and valid title to, the Offered Stock, free and clear of any and all Encumbrances, except for Permitted Encumbrances.

      (d)  If no Acceptance Notice relating to the proposed Third-Party Sale is delivered to the Offering Stockholder prior to the expiration of the ROFO Acceptance Period, or an Acceptance Notice is so delivered to the Offering Stockholder but the ROFO Closing fails to occur prior to the expiration of the ROFO Closing Period (unless the ROFO Purchaser was ready, willing and able prior to the expiration of the ROFO Closing Period to consummate the transactions to be consummated by the ROFO Purchaser at the ROFO Closing), the Offering Stockholder may, during the 360 calendar day period immediately following the expiration of the ROFO Acceptance Period (in the event that no Acceptance Notice was timely delivered to the Offering Stockholder) or the 360 calendar day period immediately following the expiration of the ROFO Closing Period (in the event that an Acceptance Notice was timely delivered to the Offering Stockholder but the ROFO Closing failed timely to occur other than as a result of a failure by the Offering Stockholder to perform its obligations under Section 4.2(c) hereof) at a gross price at least equal to the Offer Price and on such other terms no more favorable to the Transferee than those set forth in the Offer Notice, consummate the Third-Party Sale in accordance with Section 4.1(d). After the applicable 360-day period, any Transfer pursuant to Section 4.1(d) shall not be made unless the Investor again complies with the provisions of this Section 4.2.

      (e)  For purposes of this Section 4.2, the value of any consideration other than cash that is payable or receivable in the Third Party Sale will be as determined by the Board in good faith or, if the Offering Stockholder gives the Company written notice of its disagreement with such valuation within ten Business Days after receipt of written notice of such value, such value will be determined in accordance with the appraisal procedures set forth on Exhibit B. The various time periods described above relating to any actions regarding the exercise of a right of first offer will be extended for the duration of any period in which the value of any non-cash consideration is subject to dispute pursuant to Section 4.2(e).

V.  REGISTRATION RIGHTS

      Upon consummation of any Transfer of Securities constituting 5% or more of the Voting Securities to one Transferee (or one Transferee together with its Affiliates) (other than a Transfer in a Public Offering or pursuant to Rule 144 under the Securities Act) that is permitted by this Agreement, the Company and the Transferee thereof will enter into a registration rights agreement substantially in the form of the Registration Rights Agreement, with such modifications thereto as are acceptable to such Transferee that do not materially increase the Company’s obligations thereunder (excluding the effects of multiple parties).

VI.  TERMINATION

      6.1  Termination.  The provisions of this Agreement specified below will terminate, and be of no further force or effect (other than with respect to prior breaches), as follows:

      (a)  Articles II and IV will terminate (but in the case of subparagraph (ii) through (iv), only as to the Investor that has given the notice contemplated thereby), upon the earliest to occur of the following dates or events:

(i) five years after the date of this Agreement;

(ii) notice that an Investor has determined to terminate this Agreement at any time following the consummation of a transaction that has Board Approval that provides for or involves (A) the merger of the Company with or into any other entity, (B) the sale of all or substantially all of the assets of the Company, (C) a tender offer for at least a majority of the Common Stock, (D) the reorganization or liquidation of the Company, or (E) any similar transaction or event that is subject to approval by the stockholders of the Company as a result of which, in the case of any merger, consolidation, reorganization, recapitalization, tender offer or similar transaction or event, the Stockholders of the Company shall not hold at least a majority of the outstanding Voting Securities following the closing of such transaction;

(iii) notice that an Investor has determined to terminate this Agreement following the failure by the Board or the Company to observe any of the provisions of this Agreement hereof which breach has continued for at least 20 calendar days after notice thereof to the Company from Purchaser, which notice shall specify with particularity the basis for such alleged failure or breach; or

(iv) notice that an Investor has determined to terminate this Agreement following either (A) the failure of the stockholders of the Company to elect any director designated under this Agreement by Purchaser, (B) the removal of any such recommended director from the Board and the failure to replace such removed director with a designee designated by Purchaser, (C) the failure of the Board to replace any director designated by an Investor with a person designated by Purchaser, or (D) the failure of the Board to effect without unreasonable delay and maintain the committee appointments required under Section 3.1(g) which failure shall (a) not be due to any Purchaser Designee failing to qualify to serve as a director of the Company due to existence of any applicable law, rule or regulation imposing or creating standards or eligibility criteria for individuals serving as directors of organizations such as the Company and (b) have continued for at least 30 calendar days following notice thereof to the Company, which notice shall specify with particularity the basis for such alleged failure;

      (b)  Article III will terminate on the tenth anniversary of the date of this Agreement; and

      (c)  Any portion or all of this Agreement will terminate and be of no further force and effect upon a written agreement of the parties to that effect.

VII.  MISCELLANEOUS

      7.1  Specific Performance.  The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or the Investor, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this

Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity, provided, however, that in the event the Company is legally excused from and does not in fact comply with its obligations under Section 3.1, the obligations of the Investors under Articles II and IV will immediately terminate without further action.

      7.2  Notices.  All notices, requests and other communications to either party hereunder will be in writing (including telecopy or similar writing) and will be given:

      If to the Company, to:

Omega Healthcare Investors, Inc. 900 Victors Way, Suite 350 Ann Arbor, Michigan 48108 Attention: Susan Allene Kovach Fax: (734) 887-0322

      with a copy to:

Powell, Goldstein, Frazer & Murphy LLP 191 Peachtree Street, N.E. Suite 1600 Atlanta, Georgia 30303 Attention: Rick Miller or Eliot Robinson Fax: (404) 572-6999

      If to Purchaser, to:

Explorer Holdings, L.P. c/o The Hampstead Group, L.L.C. 4200 Texas Commerce Tower West 2200 Ross Avenue Dallas, Texas 75801 Attention: William T. Cavanaugh Fax: (214) 220-4949

      with a copy to:

Jones, Day, Reavis & Pogue 599 Lexington Avenue New York, New York 10022 Attention: Thomas W. Bark Fax: (212) 755-7306

or such other address or telecopier number as such party may hereafter specify by notice to the other party hereto. Each such notice, request or other communication shall be effective only when actually delivered at the address specified in this Section 7.2, if delivered prior to 5:00 (local time) and such day is a Business Day, and if not, then such notice, request or other communication shall not be effective until the next succeeding Business Day.

      7.3  Amendments: No Waivers.  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Purchaser (who shall have the authority to bind all Investors), or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b)  No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

      7.4  Successors and Assigns.  The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other parties hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      7.5  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

      7.6  Entire Agreement.  This Agreement, the Investment Agreement, the Registration Rights Agreement and the documents contemplated thereby (and all schedules and exhibits thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto.

      7.7  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

      7.8  Calculation of Beneficial Ownership.  Any provision in this Agreement that refers to a percentage of Voting Securities shall be calculated based on the aggregate number of issued and outstanding shares of Common Stock at the time of such calculation (including any shares of Common Stock that would then be issuable upon the conversion of the Series C Preferred or any outstanding convertible security), but shall not include any shares of Common Stock issuable upon any options, warrants or other securities that are exercisable for Common Stock.

      7.9  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      7.10  Jurisdiction; Consent to Service of Process .  (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware state court located in Wilmington, Delaware or the United States District for the District of Delaware (as applicable, a “Delaware Court ”), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Delaware Court.

      (b)  It will be a condition precedent to each party’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

      (c)  No party may move to (i) transfer any such suit, action or proceeding from the Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the Delaware Court for the purpose of bringing the same in another jurisdiction.

      (d)  Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Delaware Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

      7.11  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

      7.12  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EXPLORER HOLDINGS, L.P.

By:	EXPLORER HOLDINGS GENPAR, L.L.C.,

its General Partner

By:

Name:
Title:

OMEGA HEALTHCARE INVESTORS, INC.

By:

Name:
Title:

EXHIBIT A

Form of Assumption Agreement

      The undersigned hereby agrees, effective as of the date hereof, to become a party to, and be bound by the provisions of, that certain Stockholders Agreement (the “Agreement”) dated as of                , 2000 by and between Omega Healthcare, Inc. and the Explorer Holdings, L.P. and for all purposes of the Agreement, the undersigned shall be included within the term “Investor” (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.

[Name]

By:

Name:
Title:

EXHIBIT B

Appraisal Procedures

      If the ROFO Purchaser gives the Offering Stockholder written notice of its disagreement as to the valuation of any non-cash consideration payable or receivable in a Third Party Sale in accordance with Section 4.2(e) (the “Agreement Deadline”), then appraisals hereunder shall be undertaken by two Appraisers (as defined below), one selected by the ROFO Purchaser and one selected by the Offering Stockholder, which appointment shall be made within 15 calendar days after the Agreement Deadline. Such Appraisers shall have 30 calendar days following the appointment of the last Appraiser to be appointed to agree upon the value of the consideration other than cash proposed to be received in the Third Party Sale pursuant to Section 4.2 of this Agreement (the “Consideration Value”). In the event that such Appraisers cannot so agree within such period of time, (x) if such Appraisers’ valuations do not vary by more than 20%, then the Consideration Value shall be the average of the two valuations and (y) if such Appraisers’ valuations differ by more than 20%, such Appraisers shall mutually agree on a third Appraiser who shall calculate the Consideration Value independently. In the event that the two original Appraisers cannot agree upon a third Appraiser within 30 calendar days following the end of the 30-day period referred to above, then the third Appraiser shall be determined by lottery from a group of two Appraisers, one of whom will be designated by the ROFO Purchaser and one of whom will be designated by the Offering Stockholder. The third Appraiser shall make its determination as to Consideration Value within 30 calendar days of its appointment. The third Appraiser’s valuation will be the Consideration Value for all purposes hereof and will not be subject to appeal or challenge by either the ROFO Purchaser or the Offering Stockholder.

      For purposes of this Exhibit B, “Appraiser ” means a nationally recognized investment banking firm that (a) does not have a direct or indirect material financial interest in the ROFO Purchaser or the Offering Stockholder, (b) has not received in excess of $250,000 in fees or other compensation from the ROFO Purchaser, the Offering Stockholder or any of their respective subsidiaries in the preceding 360 days, and (c) is otherwise qualified to render an appraisal of the Consideration Value.

Appendix B

JPMorgan

J.P. Morgan Securities, Inc.

60 Wall Street
New York, NY 10260
Tel. 212-648-4939

May 10, 2000

Board of Directors

Omega Healthcare Investors, Inc.
900 Victors Way, Suite 350
Ann Arbor, MI 48108

Attention:	Essel Bailey

Chairman of the Board

Ladies and Gentlemen:

      You have requested our opinion as to the fairness, from a financial point of view, to Omega Healthcare Investors, Inc. (the “Company”) of the consideration proposed to be paid to it in connection with the issuance of new Series C Preferred Stock of the Company (the “Series C Preferred”) to Explorer Holdings, L.P., an affiliate of Hampstead Acquisition Partners II, L.P. (the “Investor”). Pursuant to the Investment Agreement, dated as of May 11, 2000 (the “Agreement”), by and between the Company and Investor, the Company will issue 1,000,000 shares of Series C Preferred, par value $100 per share, to Investor for a total consideration of $100,000,000 (the “Original Investment”) and will have the right in the future upon the occurrence of certain events to issue to Investor additional Series C Preferred for additional consideration of $50,000,000 or shares of common stock, par value $0.10 per share (the “additional common stock”), for additional consideration of up to $100,000,000 (subject to the possible subsequent repurchase of a portion of the additional common stock upon completion of certain rights offerings to all holders of common stock other than the Investor) (together with the Original Investment, the “Investment”). All shares of Series C Preferred will be convertible into common stock of the Company at any time following issuance at a conversion price of $6.25 per share of common stock.

      In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies’ securities deemed comparable; (iii) publicly available terms of certain preferred stock issuances similar to the Series C Preferred involving companies comparable to the Company; (iv) current and historical market prices of the common stock of the Company; (v) the audited financial statements of the Company for the fiscal years ended December 31, 1998 and 1999, and the unaudited financial statements of the Company for the period ended March 31, 2000; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company; and (vii) certain internal financial analyses and forecasts prepared by the Company and its management.

      In addition, we have held discussions with certain members of the management of the Company and the Investor with respect to certain aspects of the Investment, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Investment on the financial condition and future prospects of the Company, the limited alternatives available to the Company at this time in terms of meeting its various debt maturities discussed below, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information, as we deemed appropriate for the purposes of this opinion.

JPMorgan

      In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

      Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company’s common stock will trade at any future time.

      We understand that the Company is currently in technical default on three separate financial covenants with regard to its Unsecured Line of Credit, due September 30, 2000 and currently drawn at approximately $127,000,000, as defined in the Loan Agreement. We also understand that the Company has obtained temporary waivers of these defaults from the bank group through June 29, 2000 in order to allow the Company and the banks to negotiate a restructuring of the Line of Credit. In addition to the Line of Credit maturity in September 2000, the Company must also satisfy maturities of approximately $81 million principal amount of its Senior Exchange Notes due July 15, 2000 and approximately $48 million principal amount of its Subordinated Convertible Debentures due February 1, 2001. Finally, we have observed that the Company’s operating performance and overall financial position have been materially adversely affected in the last year by regulatory and economic factors in the healthcare industry, specifically with regard to the financial health of the Company’s tenant base, as well as challenging conditions in the capital and credit markets. These issues have negatively affected the Company’s ability to maintain consistent cash flows, have severely restricted the Company’s access to credit facilities, have precluded access to public equity and debt markets as well as mortgage financing and have significantly reduced the market for sales of its healthcare assets.

      As you are aware, J.P. Morgan and the Company have considered various potential alternative transactions and courses of action other than the Investment, including potential privatization strategies, private placements of equity and debt, loan syndications, asset sales, mortgage financings, mergers and other business combinations. These efforts have not resulted in any transactions that would have a high likelihood of completion in the foreseeable future and would not effectively address the Company’s liquidity and capital concerns.

      We have acted as financial advisor to the Company with respect to the proposed Investment and will receive a retainer fee from the Company for our services as well as a success fee if the proposed Investment is consummated. In the past, J.P. Morgan has been an underwriter of certain of the Company’s debt securities and one of its affiliates has acted as counterparty to the Company in respect of various derivatives transactions. In the ordinary course of their businesses, J.P. Morgan Securities Inc. and its affiliates may actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

JPMorgan

      On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the Company for the proposed Investment is fair, from a financial point of view, to the Company.

      This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Investment. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to any aspect of the Investment that may require stockholder approval as a condition to the consummation thereof. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/s/ J.P. MORGAN SECURITIES INC.

Appendix C

OMEGA HEALTHCARE INVESTORS, INC.

2000 STOCK INCENTIVE PLAN

OMEGA HEALTHCARE INVESTORS, INC.

2000 STOCK INCENTIVE PLAN

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OMEGA HEALTHCARE INVESTORS, INC.
2000 STOCK INCENTIVE PLAN

SECTION I. DEFINITIONS

      1.1  Definitions.  Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

      (a)  “Affiliate”  means:

(1) Any Subsidiary or Parent,

(2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

      (b)  “Board of Directors”  means the board of directors of the Company.

      (c)  “Code”  means the Internal Revenue Code of 1986, as amended.

      (d)  “Committee”  means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act. If the Committee has not been appointed, the Board of Directors in their entirety shall constitute the Committee.

      (e)  “Company”  means Omega Healthcare Investors, Inc., a Maryland corporation.

      (f)  “Disability”  has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

      (g)  “Dividend Equivalent Rights”  means certain rights to receive cash payments as described in Section 3.5.

      (h)  “Exchange Act”  means the Securities Exchange Act of 1934, as amended from time to time.

      (i)  “Fair Market Value”  with regard to a date means:

(1) the price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange selected by the Committee on which the shares of Stock are then actively traded or, if applicable, as reported by the NASDAQ Stock Market.

(2) if such market information is not published on a regular basis, the price of Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the NASDAQ Stock Market or, if not so reported, by a generally accepted reporting service.

(3) if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal.

For purposes of Paragraphs (1), (2), or (3) above, the Committee may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value.

      (j)  “Incentive Stock Option”  means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

      (k)  “Option”  means a Non-Qualified Stock Option or an Incentive Stock Option.

      (l)  “Over 10% Owner”  means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

      (m)  “Non-Qualified Stock Option”  means a stock option that is not an Incentive Stock Option.

      (n)  “Parent”  means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

      (o)  “Participant”  means an individual who receives a Stock Incentive hereunder.

      (p)  “Performance Unit Award”  refers to a performance unit award as described in Section 3.6.

      (q)  “Phantom Shares”  refers to the rights described in Section 3.7.

      (r)  “Plan”  means the Omega Healthcare Investors, Inc. 2000 Stock Incentive Plan.

      (s)  “Stock”  means Company’s common stock.

      (t)  “Stock Appreciation Right”  means a stock appreciation right described in Section 3.3.

      (u)  “Stock Award”  means a stock award described in Section 3.4.

      (v)  “Stock Incentive Agreement”  means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

      (w)  “Stock Incentive Program”  means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

      (x)  “Stock Incentives”  means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Shares, Stock Appreciation Rights and Stock Awards.

      (y)  “Subsidiary”  means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

      (z)  “Termination of Employment”  means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

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SECTION 2 THE STOCK INCENTIVE PLAN

      2.1  Purpose of the Plan.  The Plan is intended to (a) provide incentive to officers, key employee, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, key employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, key personnel, directors, and consultants.

      2.2  Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, three million five hundred thousand (3,500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At such time as the Company becomes subject to Section 16 of the Exchange Act, at no time may the Company have outstanding under the Plan Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

      2.3  Administration of the Plan.  The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, key employees, directors and consultants of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants.

      2.4  Eligibility and Limits.  Stock Incentives may be granted only to officers, and key employees, directors, and consultants of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

      2.5  Non-Employee Director Stock Option Grants.  A Non-Qualified Stock Option with respect to 10,000 shares of stock shall be made to each non-employee director upon his election as a non-employee director. An additional Non-qualified Stock Option grant with respect to 1,000 shares shall be made to each non-employee director on or after each anniversary of the initial grant. Each Stock Option granted to a non-employee director will vest with respect to 1/3 of the grant on the first anniversary of the grant, with respect to an additional 1/3 of the grant on the second anniversary of the grant, and with respect to the final 1/3 on the third anniversary of the grant; provided that a optionee will cease to vest when he or she ceases to provide services to the Company as an Employee, Consultant, or director.

      Non-employee directors are not eligible for further grants of Stock Options.

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SECTION 3 TERMS OF STOCK INCENTIVES

      3.1  Terms and Conditions of All Stock Incentives.

(a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in the following sentence. On such date as required by Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any one year period to any employee may not exceed 1,000,000. If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 3.1. If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 3.1.

(b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

(c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will; provided, however, that the Committee may waive any of the provisions of this Section or provide otherwise as to any Stock Incentives other than Incentive Stock Options.

      3.2  Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive

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Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an Incentive Stock Option. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b) Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

(c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

(i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii) in a cashless exercise through a broker; or

(iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control as defined in the Stock Incentive Agreement and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

(e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Non-Qualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other

5

corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

      3.3  Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

      3.4  Terms and Conditions of Stock Awards.  The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

      3.5  Terms and Conditions of Dividend Equivalent Rights.  A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided,

6

however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

      3.6  Terms and Conditions of Performance Unit Awards.  A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

      3.7  Terms and Conditions of Phantom Shares.  Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the phantom shares so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as performance share awards.

(a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

      3.8  Treatment of Awards Upon Termination of Employment.  Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

7

SECTION 4 RESTRICTIONS ON STOCK

      4.1  Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Incentive Agreement or Stock Incentive Program, to be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

      4.2  Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5 GENERAL PROVISIONS

      5.1  Withholding.  The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

(a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

(b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

      5.2  Changes in Capitalization; Merger; Liquidation.

(a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding

8

Option, Dividend Equivalent Right, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Stock Incentive Agreement) the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

(c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

      5.3  Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

      5.4  Compliance with Code.  All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

      5.5  Right to Terminate Employment.  Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

      5.6  Non-Alienation of Benefits.  Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

      5.7  Restrictions on Delivery and Sale of Shares; Legends.  Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives

9

then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

      5.8  Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

      5.9  Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

      5.10  Stockholder Approval.  The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

      5.11  Choice of Law.  The laws of the State of Maryland shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

      5.12  Effective Date of Plan.  This Plan was approved by the Board of Directors as of                .

OMEGA HEALTHCARE INVESTORS, INC.

By:

Title:

10

Appendix D

EXCERPTS FROM THE PROXY STATEMENT FOR THE
2000 ANNUAL MEETING REGARDING EXECUTIVE COMPENSATION

Compensation Committee Report

      The Compensation Committee (the “Committee”) is composed of outside directors who have never served as officers of the Company. The Committee administers the Company’s Amended and Restated Stock Option and Restricted Stock Plan, and 1993 Deferred Compensation Plan, and has responsibility for other incentive and benefit plans. The Committee determines the compensation of the Company’s executive officers and reviews with the Board of Directors all aspects of compensation for the Company’s executive officers.

      The policy of the Company and the guidelines followed by the Committee provide that compensation to the Company’s executive officers should achieve the following objectives:

1)	Assist the Company in attracting and retaining talented and well-qualified executives.

2)	Reward performance and initiative.

3)	Be competitive with other healthcare real estate investment trusts.

4)	Be significantly related to accomplishments and the Company’s short-term and long-term successes, particularly measured in terms of growth in Funds from Operations.

5)	Encourage executives to achieve meaningful levels of ownership of the Company’s stock.

      The Company’s compensation practices embody the principle that annual bonuses should be based primarily on achieving Company objectives that enhance long-term shareholder value, and that meaningful stock ownership by management, including participation in various benefit plans providing for stock options, restricted stock and retirement, is desirable in aligning shareholder and management interests.

      The Company’s approach to base compensation levels is to offer competitive salaries in comparison with prevailing market practices. The Committee annually examines market compensation levels and trends. Additionally, for this purpose, the Committee also considers the pool of executives who currently are employed in similar positions in public companies, with emphasis on salaries paid by real estate investment trusts.

      The Committee evaluates executive officer salary decisions in connection with an annual review and input from the Chief Executive Officer. This annual review considers the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent. The Committee views work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities.

      For executives other than the Chief Executive Officer, the Committee gives consideration to both overall Company performance and the performance of the specific areas of the Company under the incumbent’s direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by executive officers. Individual annual bonuses for each named executive are consistent with market practices for positions with comparable decision-making responsibilities.

      In determining the compensation of the Company’s Chief Executive Officer, as well as the other Executive Officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and the composition of compensation. While the Committee considers such performance measures as growth in assets, market capitalization, dividends, earnings and funds from operations, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also values the importance of achievements that may be difficult to quantify and recognizes such qualitative factors.

      The compensation for Essel W. Bailey, Jr., the Company’s Chief Executive Officer, was established at $440,000 in January 1999, and a cash bonus for 1999 performance of $66,000 was awarded in January 2000. In addition, in January 2000 Mr. Bailey was granted 8,516 shares of restricted stock under the Company’s Amended and Restated Stock Option and Restricted Stock Plan. The award vests one-half in July 2000 and one-half in January 2001.

      Mr. Bailey’s base salary and bonus were established in light of his duties and the scope of his responsibilities in the context of the policies and guidelines enumerated above. In the Committee’s evaluation of total compensation for Mr. Bailey, it gives appropriate weight to his leadership in the growth of the Company’s assets, in obtaining financing for that growth, and in accomplishing the Company’s short-term and long-term objectives.

Compensation Committee of the Board

Thomas F. Franke, Chairman
James E. Eden
Henry H. Greer

Compensation of Directors

      The Company pays each non-employee director a fee of $20,000 per year for services as a director, plus $1,500 for services as a Committee Chairperson and $500 for attendance at a meeting of the Board of Directors, or any Committee thereof. In addition, the Company reimburses the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

      Mr. Parker, who formerly served as Chairman of the Board, provided consulting services to the Company in 1999 in addition to his service as a director. In his capacity as senior advisor for the Company, Mr. Parker received $3,000 monthly.

      Directors are eligible to participate in the Company’s Amended and Restated Stock Option and Restricted Stock Plan. Each non-employee director was awarded options with respect to 10,000 shares at the date the Plan was adopted or on his or her subsequent election as a director of the Company, and each non-employee director is to be granted an additional option grant with respect to 1,000 shares on or after each anniversary of the initial grant. All grants have been and are to be at an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of the grant. Non-employee director options vest one third after each year for three years. Each non-employee director also is awarded annually 300 shares of restricted stock, with each such grant of restricted stock shares vesting six months after the date of grant.

      In addition, a borrowing program was adopted to enable directors and employees to borrow funds from the Company with which to purchase shares of the Company’s common stock pursuant to the exercise of stock options. See “Certain Transactions,” below, for a more complete description of the borrowing program.

Compensation of Executive Officers

      The following table sets forth, for the years ended December 31, 1999, 1998 and 1997, the compensation for services in all capacities to the Company of those persons who were at December 31, 1999 (i) the chief executive officer and (ii) the other executive officers of the Company whose total 1999 salary and bonus exceeded $100,000.

				Other	Restricted	Securities	All
				Annual	Stock	Underlying	LTIP	Other
Name and				Compensation	Award(s)	Options/	Payouts	Compensation
Principal Position	Year	Salary($)	Bonus($)	($)(1)	($)	SARs(#)	($)	($)(2)

Essel W. Bailey, Jr.	1999	440,000	66,000	—	185,897(3)	50,000	—	(85,229)
Chairman, President	1998	420,000	75,000	—	152,865(3)	—	—	252,043
and CEO	1997	400,000	60,000	—	139,027(3)	105,000	—	109,272

F. Scott Kellman	1999	245,000	55,000	—	122,140(4)	27,500	—	(19,559)
Chief Operating	1998	236,000	65,000	—	102,311(4)	—	—	37,092
Officer	1997	220,000	35,000	—	82,701(4)	62,500	—	65,375

Susan A. Kovach	1999	130,000	26,000	—	20,793(5)	17,500	—	9,385
Vice President,	1998	120,000	15,000	—	7,788(5)	—	—	1,800
Secretary and General Counsel	1997	10,000	—	—	—	20,000	—	—

Laurence D. Rich	1999	120,000	27,500	—	13,749(6)	15,000	—	9,330
Vice President of Acquisitions

David S. Stover	1999	218,500	47,500	—	113,098(7)	27,500	—	9,644
Vice President and	1998	210,000	55,000	—	90,944(7)	—	—	30,910
Chief Financial Officer	1997	195,000	30,000	—	68,817(7)	62,500	—	50,941

(1)	“Other Annual Compensation” includes the aggregate of perquisites and other personal benefits, securities or properties that exceed 10% of salary and bonus of each named executive.

(2)	Consists of Company contributions to its 401(k) Profit-Sharing Plan and provisions for each participant (or reversal of prior year provisions) under the Company’s 1993 Deferred Compensation Plan, except as follows: with respect to Mr. Bailey, such amount includes $219,525 for 1998 from the settlement of the Directors’ Retirement Plan in 1998; with respect to Mr. Kellman, such amount includes a payment in 1999 of $8,036 in consideration of acceleration of certain options (see “Certain Transactions”); with respect to Ms. Kovach, such amount includes a payment in 1999 of $3,325 in consideration of acceleration of certain options; with respect to Mr. Rich, such amount includes a payment in 1999 of $2,700 in consideration of acceleration of certain options; and with respect to Mr. Stover, such amount includes a payment in 1999 of $7,562 in consideration of acceleration of certain options.

(3)	On January 31, 2000, January 4, 1999 and December 19, 1997, Mr. Bailey was awarded 8,516 shares, 4,655 shares, and 5,500 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $66,000, $140,500, and $203,500 for the awards with respect to 2000, 1999, and 1997, respectively. With respect to the 2000 grant, one-half of the shares are to be released 180 days following the grant date, with the balance to be released on the anniversary of the grant. With respect to the 1999 and 1997 grants, one-quarter of the shares were released 180 days following the grant date, with the balance to be released 25% per year on the anniversary of the grant in each of the following three years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of unreleased shares and value of Mr. Bailey’s restricted stock awards as of the end of last year were 6,948 shares and $88,153, of which 3,246 shares were released in January 2000.

(4)	On January 31, 2000, January 4, 1999 and December 19, 1997, Mr. Kellman was awarded 7,097 shares, 2,590 shares, and 3,050 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $55,000, $78,200, and $112,850 for the awards with respect to 2000, 1999, and 1997, respectively. With respect to the 2000 grant, one-half of the shares are to be released 180 days following the grant date, with the balance to be released on the anniversary of the grant. With respect to the 1999 and 1997 grants, one-quarter of the shares were released 180 days following the grant date, with the balance to be released 25% per year on the anniversary of the grant in each of the following three years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of shares and value of Mr. Kellman’s restricted stock awards as of the end of last year were 4,223 shares and $53,579 of which 2,166 shares were released in January 2000.

(5)	On January 31, 2000 and January 4, 1999, Ms. Kovach was awarded 3,355 shares and 1,030 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of common stock at the date of the award, was $26,000 and $31,100 for the awards with respect to 2000 and 1999, respectively. With respect to the 2000 grant, one-half of the shares are to be released 180 days following the grant date, with the balance to be released on the anniversary of the grant. With respect to the 1999 grant, one-quarter of the shares were released 180 days following the grant date, with the balance to be released 25% per year on the anniversary of the grant in each of the following three years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of unreleased shares and value of Ms. Kovach’s restricted stock awards at the end of last year were 772 shares and $9,795, of which 258 shares were released in January 2000.

(6)	On January 31, 2000 Mr. Rich was awarded 3,548 shares of restricted common stock of the Company. The fair value of the award, based on the market price of common stock on the date of the award, was $27,500. With respect to this grant, one-half of the shares are to be released 180 days following the grant date, with the balance to be released on the anniversary of the grant. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of unreleased shares and value of Mr. Rich’s restricted stock awards at the end of last year were 646 shares and $8,196 from a 1999 grant awarded before Mr. Rich became an officer, of which 216 shares were released in January 2000.

(7)	On January 31, 2000, January 4, 1999 and December 19, 1997, Mr. Stover was awarded 6,129 shares, 2,930 shares, and 3,300 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $47,500, $88,400, and $122,100, for the award in 2000, 1999, and 1997, respectively. With respect to the 2000 grant, one-half of the shares are to be released 180 days following the grant date, with the balance to be released on the anniversary of the grant. With respect to the 1999 and 1997 grants, one-quarter of the shares were released 180 days following the grant date, with the balance to be released 25% per year on the anniversary of the grant in each of the following three years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of shares and value of Mr. Stover’s restricted stock awards as of the end of last year were 4,209 shares and $53,402, of which 1,920 shares were released in January 2000.

Options/ SAR Grants in Last Fiscal Year

      The following table sets forth certain information concerning options/ SARs granted during 1999 to the named executive.

	Individual Grants(1)				Potential Realizable
Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs	Exercise		Price Appreciation for		Grant
	Underlying	Granted to	or Base				Date
	Options/SAR	Employees in	Price	Expiration	Option Term		Present
Name	Granted	Fiscal Year	($/Share)	Date(2)	5%($)(3)	10%($)(3)	Value($)(4)

Essel W. Bailey, Jr	50,000	19.34%	30.188	1/4/09	1,063,886	2,771,067	N/A

(1)	During 1999, the Company offered certain holders of options the opportunity to accelerate the expiration date of options in consideration of a cash payment of 11 cents per share for the 1999 grant. Options that were granted during 1999 to officers and were canceled pursuant to this arrangement are as follows: Mr. Stover 27,500 shares, Mr. Kellman 27,500 shares, Mr. Flaherty 22,500 shares, Ms. Kovach 17,500 shares, and Mr. Rich 15,000 shares. See “Certain Transactions.”

(2)	Incentive stock options expire 10 years from the date of grant (January 4, 2009), while non-qualified options expire 11 years after date of grant (January 4, 2010).

(3)	The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company’s stock increasing, at the expiration date of the options, to $49.18 and $51.63 for the incentive stock and non-qualified stock, respectively, and $78.30 and $86.13 for the incentive stock and non-qualified stock, respectively.

(4)	The Company does not elect to provide grant date present value as an alternative to disclosing potential realizable value.

Aggregated Options/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

      The following table summarizes options and SARs exercised during 1999 and presents the value of unexercised options and SARs held by the named executives at Year-End:

			Number of Securities		In-the-Money
			Underlying Unexercised		Options/SARs
	Shares		Options/SARs at		at Fiscal
	Acquired on	Value	Fiscal Year-End(#)		Year-End($)
	Exercise	Realized	Unexercisable(U)		Unexercisable(U)
Name	(#)	($)	Exercisable(E)		Exercisable(E)

Essel W. Bailey, Jr	-0-	-0-	85,000	(U)	0	(U)
			128,720	(E)	0	(E)

F. Scott Kellman	-0-	-0-	0	(U)	0	(U)
			27,880	(E)	0	(E)

David A. Stover	-0-	-0-	0	(U)	0	(U)
			15,936	(E)	0	(E)

Long-Term Incentive Plan

      For the period from August 14, 1992 (date of commencement of operations of the Company) through December 31, 1999, the company had no long-term incentive plans.

Defined Benefit or Actuarial Plan

      For the period from August 14, 1992 (date of commencement of operations of the Company) through December 31, 1999, the Company had no pension plans.

COMPARISON OF CUMULATIVE TOTAL RETURN*

Among:	Omega Healthcare Investors, Inc.

All REIT Index**
S&P 500 Index

LINE GRAPH

	OHI INDEX	ALL REITs	S&P INDEX

12/31/95	100	100	100
3/31/96	137	103	105
6/30/96	135	107	110
9/30/96	151	114	113
12/31/96	173	136	123
3/31/97	166	136	126
6/30/97	177	144	148
9/30/97	200	160	159
12/31/97	220	161	164
3/31/98	238	160	187
6/30/98	218	153	193
9/30/98	208	136	174
12/31/98	196	131	211
3/31/99	154	124	221
6/30/99	177	137	237
9/30/99	149	125	222
12/31/99	94	123	255

*	Total return assumes reinvestment of dividends.

**	The All REIT Index is published by National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), Washington, D.C. It is comprised of all REITs traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ National Market System. A list of those REITs is available by request to the Company or NAREIT.

      THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

      THE REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

OMEGA HEALTHCARE INVESTORS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Susan Allene Kovach and David A. Stover and each of them, as proxies, each with the power to appoint his or her substitute to represent and to vote as designated below, all the shares of Common Stock of Omega Healthcare Investors, Inc. held of record by the undersigned on June 2, 2000 at the Special Meeting of Stockholders to be held on July 13, 2000 or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR:

(i)	the issuance of shares of Omega’s Series C Preferred and Common Stock pursuant to an Investment Agreement with Explorer Holdings, L.P.; and

(ii)	the approval of the Omega Healthcare Investors 2000 Stock Incentive Plan.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE

SIDE

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[X]  (Please mark your

votes as in this
example.

      The Directors recommend a vote FOR Proposals 1 and 2.

		FOR	AGAINST	ABSTAIN

1.	Issuance of shares of Omega’s Series C Preferred and Common Stock pursuant to an Investment Agreement with Explorer Holdings, L.P.	[ ]	[ ]	[ ]
2.	Approval of the Omega Healthcare Investors 2000 Stock Incentive Plan	[ ]	[ ]	[ ]

NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please check the box if you plan to attend the Special Meeting in person. [ ]

SIGNATURE(S)                                                                    DATE

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy will not be used if you attend the meeting in person and so request.

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